                                                Filed Pursuant to Rule 424(b)(5)
                                                              File No. 333-85963

Prospectus Supplement

          $126,300,000 Student Loan Asset-backed Notes, Series 1999-1

                         EDUCATION LOANS INCORPORATED


Consider carefully the risk factors beginning on page 4 in the prospectus and page S-10 of this prospectus supplement

The notes will represent obligations of EdLinc only and will not represent interests in or obligations of the servicer, the transferor or any of their affiliates. The notes are not a deposit and are not insured or guaranteed by any person. Except as noted in this document and the accompanying prospectus, the underlying accounts and student loans are not insured or guaranteed by any governmental agency.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

                                     Senior               Senior           Subordinate
                                     Series               Series              Series
Edlinc will issue:                1999-1A Notes       1999-1B Notes       1999-1C Notes         Total
------------------                -------------       -------------       -------------     ------------
Principal Amount                   $78,000,000         $39,000,000          $9,300,000      $126,300,000

Interest Rate                      Auction rate        Auction rate        Auction rate

Interest Paid                      First business day following end of each interest period

Initial Interest Rate                      To be determined on December 6, 1999

Initial Interest                  Closing date        Closing date          Closing date
    Period                           through            through               through
                                      2/8/00             2/8/00                2/8/00
First Interest
 Payment Date                        2/9/00              2/9/00              2/9/00

Initial Interest Rate
 Adjustment Date                     2/9/00              2/9/00              2/9/00

Stated Maturity
 Date                               12/1/35             12/1/35             12/1/35

Price to Public                         100%                100%                100%        $126,300,000

Underwriting
 Discount                             0.442%              0.442%              0.442%        $    558,246
Proceeds to Issuer                   99.558%             99.558%             99.558%        $125,741,754

____________
The subordinate notes are subordinated to the senior notes.


   Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Salomon Smith Barney                             Banc of America Securities LLC


                               November 30, 1999

                   Important Notice About The Information in
                   Your Prospectus Supplement and Prospectus

     EdLinc provides information to you about the notes in two separate documents that progressively provide more detail:

     . the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

     . this prospectus supplement, which describes the specific terms of your notes.

     The terms of your series of notes disclosed in this prospectus supplement may vary from, but will not contradict, the disclosure in the accompanying prospectus. If these variances occur, you should rely on the information in this prospectus supplement.

     This prospectus supplement includes cross-references to captions in this prospectus supplement or the accompanying prospectus where you can find further related discussions. These cross-references are to sections contained in this prospectus supplement unless you are told otherwise. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     EdLinc will not list the notes on any trading exchange.

                            _______________________

     Until February 29, 2000, all dealers that effect transactions in the notes of this series, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealers' obligation to deliver a prospectus and prospectus supplement when acting as underwriters for their unsold allotments or subscriptions.

                               TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
SUMMARY OF TERMS.....................................................................   S-4
RISK FACTORS.........................................................................  S-10
USE OF PROCEEDS......................................................................  S-11
  Proceeds of the Series 1999-1 Notes................................................  S-11
  Deposits to the Alternative Loan Guarantee Fund....................................  S-11
THE FINANCED STUDENT LOANS...........................................................  S-12
  Incentive Programs.................................................................  S-20
SERVICING............................................................................  S-21
  General............................................................................  S-21
  AFSA Data Corporation..............................................................  S-21
THE GUARANTEE AGENCIES...............................................................  S-22
  General............................................................................  S-22
  Education Assistance Corporation--EAC..............................................  S-23
  California Student Aid Commission--CSAC............................................  S-24
  Certain Historical Information for Guarantee Agencies..............................  S-25
DESCRIPTION OF THE SERIES 1999-1 NOTES...............................................  S-29
       Generally.....................................................................  S-29
       Interest Rate on the Series 1999-1 Notes......................................  S-29
       Carry-Over Amounts on the Series 1999-1 Notes.................................  S-32
       Interest Limited to the Extent Permissible by Law.............................  S-34
       Redemption of Series 1999-1 Notes.............................................  S-35
SOURCE OF PAYMENT AND SECURITY FOR THE SERIES 1999-1 NOTES...........................  S-37
  Subordination of the Subordinate Series 1999-1 Notes...............................  S-37
THE TRUSTEE..........................................................................  S-37
RELATIONSHIPS AMONG FINANCING PARTICIPANTS...........................................  S-38
UNDERWRITING.........................................................................  S-38
LEGAL MATTERS........................................................................  S-39
RATINGS..............................................................................  S-39
APPENDIX I--Auction of the Series 1999-1 Notes
APPENDIX II-- Settlement Procedures

                               SUMMARY OF TERMS

This summary highlights selected information from this document and does not contain all of the information you need to make your investment decision. To understand all of the terms of this offering, read this entire document and the accompanying prospectus.

EDLINC

Education Loans Incorporated, a Delaware corporation and wholly-owned subsidiary of Student Loan Finance Corporation, will issue the notes and acquire student loans with the proceeds. EdLinc's principal place of business is located at 105 First Avenue Southwest, Suite 200, Aberdeen, South Dakota 57401, and its phone number is (605) 622-4400.

THE TRANSFEROR

GOAL Funding, Inc., a Delaware corporation and wholly-owned subsidiary of Student Loan Finance Corporation, will transfer to EdLinc on the closing date most of the student loans to be financed with proceeds of the notes of this series. GOAL Funding, Inc., in its capacity as transferor of the initial financed student loans, will be referred to in this prospectus supplement as the transferor.

STUDENT LOAN FINANCE CORPORATION

Student Loan Finance Corporation, a South Dakota corporation:

  . has purchased alternative student loans from unaffiliated lenders and transferred them to the transferor, which loans will be transferred to EdLinc on the closing date;

  . will purchase alternative student loans from unaffiliated lenders and transfer them directly to EdLinc during the period from the closing date through March 31, 2000; and

  .  will be the servicer and the administrator.


THE SERVICER

Student Loan Finance Corporation will be the servicer of the student loans acquired by EdLinc from proceeds of the notes. It may, however, employ one or more other institutions to service the loans on its behalf on a day-to-day basis. Student Loan Finance Corporation, in its capacity as servicer of the financed student loans, together with any successor in such capacity, will be referred to in this prospectus supplement as the servicer.

THE ADMINISTRATOR

Student Loan Finance Corporation will perform various administrative activities and obligations for EdLinc in connection with acquiring student loans and meeting reporting and other requirements under the indenture.

THE TRUSTEE

U.S. Bank National Association will be the trustee under the indenture. U.S. Bank National Association, in its capacity as trustee under the indenture, together with any successor in such capacity, will be referred to in this prospectus supplement as the trustee. U.S. Bank National Association will also be the eligible lender trustee for purposes of holding legal title to all FFELP loans.

TRUST ESTATE ASSETS

The student loans that secure your notes will consist of:

  . a portfolio of loans to be transferred by the transferor to EdLinc on the closing date, which is anticipated to have an aggregate principal balance when acquired of approximately $86,000,000 and be purchased at a price, including accrued interest, of approximately $88,900,000;

  . loans to be purchased or originated during the period from the closing date through April 4, 2000, which will have an aggregate principal balance, plus accrued interest, when acquired of approximately $28,700,000; and

  . loans to be acquired with proceeds of any subsequent series of notes and other available moneys under the indenture.

Student Loan Finance Corporation, the transferor or EdLinc have originated or will originate these loans, or have purchased or will purchase these loans from unaffiliated lenders. Any loans not originated by EdLinc or purchased by EdLinc directly from unaffiliated lenders will be transferred to EdLinc by the transferor or Student Loan Finance Corporation.

The moneys and investments in the funds and accounts under the indenture will also secure your notes. EdLinc expects that the proceeds of the series 1999-1 notes that are deposited into the reserve fund and, pending use to purchase or originate additional student loans, proceeds that are deposited into the acquisition fund and not used on the closing date to acquire student loans will be invested in one or more investment agreements. EdLinc also expects that amounts deposited in the revenue fund, the note fund and the surplus fund relating to the series 1999-1 notes also will be invested in one or more investment agreements. Each investment agreement will require the financial institution to which amounts are loaned to repay those amounts when requested by EdLinc or the trustee, and to pay interest on them periodically. Each investment agreement provider will be a party which meets the rating agencies' criteria for creditworthiness or which has pledged collateral satisfactory to the rating agencies to secure its repayment obligations.

FFELP LOANS

Approximately 76% of the initial student loans are expected to be FFELP loans. Third party agencies guarantee the payment of both principal and interest on FFELP loans. The extent of the guarantee ranges from 98% to 100%. See "The Financed Student Loans" and "The Guarantee Agencies" in this prospectus supplement and "Description of the FFELP Program" and "Description of the Guarantee Agencies" in the prospectus.

ALTERNATIVE LOANS

Approximately 24% of the initial student loans are expected to be alternative loans. No third party guarantees payment of the alternative loans. See "The Financed Student Loans" in this prospectus supplement and "Description of the Alternative Loan Programs" in the prospectus.

CLOSING DATE

Issuance of the notes is scheduled for December 7, 1999.

THE SERIES 1999-1 NOTES

The series 1999-1 notes are being issued in three series:

  . the senior series 1999-1A notes in the original principal amount of $78,000,000 and the senior series 1999-1B notes in the original principal amount of $39,000,000, which are senior notes under the indenture; and

  . the subordinate series 1999-1C notes in the original principal amount of $9,300,000, which are subordinate notes under the indenture.

INTEREST

The initial interest period for each series of the series 1999-1 notes will be
from the closing date through February 8, 2000.   During the initial interest
period, each series of series 1999-1 notes will bear interest at their respective initial rates to be determined on December 6, 1999.

After the initial interest period, the interest period for each series will generally consist of 28 days, subject to adjustment as described in this prospectus supplement. The interest rates for each series of series 1999-1 notes will be reset on each interest rate adjustment date at the auction rates pursuant to the auction procedures described in Appendix I to this prospectus supplement -- "Auction of the Series 1999-1 Notes--Auction Procedures." These interest rates, however, will not exceed the lesser of the maximum auction rate and the net loan rate. The initial interest rate adjustment date for each series of the series 1999-1 notes will be February 9, 2000. See "Auction Procedures" below.

Interest on each series of series 1999-1 notes will be payable on each interest rate adjustment date for that series to the holders of that series as of the business day before the interest rate adjustment date. An interest rate adjustment date for a series of series 1999-1 notes is the first business day following the expiration of an interest period for that series.

You may obtain the applicable interest rates by telephoning (605) 622-4554.

AUCTION PROCEDURES

The interest rate on each series of series 1999-1 notes will be determined periodically (generally, for periods ranging from 7 days to one year, and initially 28 days) by means of a "Dutch auction". In this Dutch auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of series 1999-1 notes the investors wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The auction agent notifies the broker-dealers of the interest rate for the upcoming interest period and provides settlement instructions for purchases and sales of series 1999-1 notes.

See "Description of the Notes--Auction Procedures" in the prospectus and "Description of the Series 1999-1 Notes--Interest on the Series 1999-1 Notes" in this prospectus supplement and Appendix I to this prospectus supplement -- "Auction

Procedures" for a more detailed description of these procedures.

AUCTION AGENT

Bankers Trust Company is the initial auction agent for EdLinc in connection with auctions of the series 1999-1 notes.

BROKER-DEALERS

Salomon Smith Barney Inc. is the sole initial broker-dealer through which existing and potential holders of the series 1999-1A notes and the series 1999-1C notes may participate in auctions. Banc of America Securities LLC is the sole initial broker-dealer through which existing and potential holders of the series 1999-1B notes may participate in auctions.

PRINCIPAL

  Stated Maturity Date

The stated maturity date of the series 1999-1 notes is December 1, 2035.

  Optional Redemption

At EdLinc's option, series 1999-1 notes of any series may be redeemed on any interest payment date for that series, in whole or in part, at a redemption price of 100% of principal amount.

See "Description of the Series 1999-1 Notes--Redemption of Series 1999-1 Notes" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

  Special Redemption

Series 1999-1 notes must be redeemed, in part, at a redemption price of 100% of principal amount, on the first interest payment date occurring after April 4, 2000, for which redemption notice can be given, from proceeds of the series 1999-1 notes in the series 1999-1 acquisition account that have not been used to acquire eligible loans and from excess amounts in the series 1999-1 reserve account.

Series 1999-1 notes must be redeemed, in whole or in part, at a redemption price of 100% of principal amount, on any interest payment date, from amounts that have been on deposit in the series 1999-1 surplus subaccount for 12 months, have not been used to acquire student loans and are not reasonably expected to be needed for some other purpose under the indenture.

See "Description of the Series 1999-1 Notes--Redemption of Series 1999-1 Notes" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

  Senior Asset Requirement

Series 1999-1 notes may not be redeemed unless, after giving effect to the redemption, the provisions of the indenture described under "Description of the Notes--Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" in the prospectus will be met.

PRIORITY OF PAYMENTS

Available funds under the indenture will be applied generally in the following priority:

  . first, to pay interest on the senior series 1999-1 notes, any other senior notes at the time outstanding and any other senior obligations under the indenture;

  . second, to pay principal due on the senior series 1999-1 notes, any other senior notes at the time outstanding and any other senior obligations under the indenture;

  . third, to the acquisition fund, the amount necessary to repay any prior transfers therefrom to pay interest or principal on the notes;

  . fourth, to pay interest on the subordinate series 1999-1 notes, any other subordinate notes at the time outstanding and any other subordinate obligations under the indenture;

  . fifth, to pay principal due on the subordinate series 1999-1 notes, any other subordinate notes at the time outstanding and any other subordinate obligations under the indenture;

  . sixth, to the administration fund, the amount necessary to pay administrative and servicing fees and expenses;

  . seventh, to the reserve fund, the amount necessary to reach its required balance;

  .  eighth, to make sinking fund installments to redeem subordinate term notes;

  . ninth, to make prepayments of principal on, or to provide for the special redemption of, notes;

  . tenth, to the alternative loan guarantee fund, amounts received in respect of liquidated alternative loans; and

  .  eleventh, to the surplus fund.

See "Source of Payment and Security for the Notes--Priorities" and "Description of the Indenture--Funds and Accounts" in the prospectus.

RESERVE FUND

$1,894,500 of the proceeds of the series 1999-1 notes will be deposited into a reserve fund for the notes. This initial deposit will be supplemented monthly, if necessary, and otherwise upon the issuance of any new series of notes.


PARITY OBLIGATIONS

The series 1999-1 notes will be issued under the indenture. Additional notes and other obligations may be issued under the indenture which have the same right to payment from the trust estate as the senior series 1999-1 notes or the subordinate series 1999-1 notes.

FEDERAL INCOME TAX CONSEQUENCES

In Dorsey & Whitney LLP's opinion, your notes will be characterized as debt obligations for federal income tax purposes. Interest paid or accrued on the notes will be taxable to you.

By accepting your note, you agree to treat your note as a debt instrument for income tax purposes.

See "United States Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

We expect that the series 1999-1 notes will be treated as debt obligations without significant equity features for purposes of applicable ERISA regulations of the Department of Labor. See "ERISA Considerations" in the prospectus.

REGISTRATION, CLEARING AND SETTLEMENT

You will hold your interest in the series 1999-1 notes through DTC in the United States or Cedel Bank, societe anonyme or the Euroclear System in Europe. You will not be entitled to receive definitive certificates representing your interests in the series 1999-1 notes, except in limited circumstances. See "Description of the Notes--Book Entry Registration" in the prospectus.

MINIMUM DENOMINATIONS

The series 1999-1 notes will be offered in denominations of $50,000 and integral multiples thereof.

RATINGS

  Senior Series 1999-1 Notes

  Fitch        Moody's
  -----        -------
   AAA          Aaa

  Subordinate Series 1999-1 Notes

  Fitch        Moody's
  -----        -------
   A            A2

See "Risk Factors--Credit Ratings Address Limited Scope of Investor Concerns" in the prospectus and "Ratings" in this prospectus supplement.

                             RISK FACTORS

  In addition to the Risk Factors in the prospectus, you should note the following:

The Principal Balance of Notes        The aggregate principal balance of the
is Greater than the Principal         series 1999-1 notes exceeds the sum of:
Balance of the Collateral
                                        .  the expected aggregate principal
                                           balance of and accrued interest on
                                           the initial student loans as of the
                                           closing date,

                                        .  the remainder of the acquisition fund
                                           deposit after acquisition of the
                                           initial student loans,

                                        .  the amount to be deposited in the
                                           capitalized interest account to pay a
                                           portion of the interest on the series
                                           1999-1 notes during the first three
                                           years, and

                                        .  the reserve fund balance,

                                      by approximately $2,181,529. This
                                      difference could increase if student loans are purchased at a premium during the pre-funding period.

                                      Payment of principal and interest on the notes depends upon collections on the student loans. In addition, if the yield on the financed student loans does not generally exceed the interest rate on the notes and expenses relating to the servicing of the financed student loans and administration of the indenture, EdLinc may have insufficient funds to repay the notes.

No Performance History on             The alternative loans to be financed
Alternative Student Loans             with proceeds of the series 1999-1 notes
                                      were originated under relatively new
                                      alternative loan programs. An immaterial number of alternative loans under these programs have entered repayment status. As a result, EdLinc has no meaningful prepayment, loss or delinquency data on these alternative loans. If the losses and delinquencies on the financed alternative loans exceed the amounts in the alternative loan guarantee fund and other amounts under the indenture generated from revenues of the trust estate exceeding expenses, EdLinc may have insufficient funds to repay the notes.

Note Proceeds and Other               Proceeds of the series 1999 notes and
Moneys are Used to Acquire            other amounts in the funds and accounts
Investment Agreements                 under the indenture that are not used to
                                      acquire student loans will be invested in a limited number of investment agreements with one or more investment agreement providers. If any investment agreement provider is unable to repay funds loaned to it under an unsecured investment agreement, or if the collateral pledged for a secured investment agreement is insufficient or unavailable for any reason, EdLinc may have insufficient funds to repay the notes.


                                USE OF PROCEEDS

Proceeds of the Series 1999-1 Notes

    The net proceeds from the sale of the Series 1999-1 Notes will be used as follows:

    . Approximately $88,900,000 will be used to purchase initial financed student loans with an aggregate principal balance of approximately $86,000,000 from the transferor on the closing date;

    . Approximately $28,700,000 will be deposited in the Acquisition Fund and used to purchase or originate subsequent financed student loans during a pre-funding period from the closing date through April 4, 2000;

    . $4,700,000 will be used to pay a portion of the interest coming due on the Series 1999-1 Notes during the first three years after the closing date;

    . $1,623,283 will be used to pay costs of issuance of the Series 1999-1 Notes (in addition to the underwriting spread noted on the cover of this prospectus supplement) or to make a payment to SLFC to reimburse it for amounts contributed by SLFC to the transferor to enable the transferor to pay the premium portion of the purchase price of the initial financed FFELP Loans; and

    .    $1,894,500 will be used to make the required Reserve Fund deposit.

    The transferor is expected to use the proceeds of its sale of the initial financed student loans to repay indebtedness incurred in the acquisition of these loans or for general corporate purposes.

Deposits to the Alternative Loan Guarantee Fund

    Upon the acquisition of the initial financed student loans, approximately $1,028,000 will be transferred to the trustee from the transferor for deposit in the Alternative Loan Guarantee Fund. If additional financed student loans acquired with proceeds of the Series 1999-1 Notes during the pre-funding period or thereafter from amounts available in the Surplus Account are Alternative Loans, a deposit will be required to be made to the Alternative Loan Guarantee Fund equal to the origination fees, if any, charged in connection with the origination of these Alternative Loans.


                          THE FINANCED STUDENT LOANS

     The financed student loans to be acquired with proceeds of the Series 1999-1 Notes include:

     . the initial financed student loans in the approximate principal amount of $86,000,000, which will be purchased from the transferor on the closing date at a price, including accrued interest, of approximately $88,900,000 pursuant to the transfer agreement, dated as of December 1, 1999, and consist of FFELP Loans in the approximate principal amount of $66,105,000 and Alternative Loans in the approximate principal amount of $19,895,000, and

     . subsequent financed student loans in the approximate principal amount, plus accrued interest, of $28,700,000, which will be purchased during the pre-funding period from SLFC or lenders pursuant to student loan purchase agreements and are expected to consist of FFELP Loans in the approximate principal amount, plus accrued interest, of $18,700,000 and Alternative Loans in the approximate principal amount, plus accrued interest, of $10,000,000.

The discussion of financed student loans in the remainder of this section, unless otherwise specified, refers to the initial financed student loans and the subsequent financed student loans only.

     Each financed student loan will (1) have been originated in the United States or its territories or possessions under and in accordance with the FFEL Program or an Alternative Loan Program to or on behalf of a student who has graduated or is expected to graduate from an institution of higher education qualifying under the FFEL Program or the Alternative Loan Program, as applicable, and (2) contain terms in accordance with those required by the FFEL Program and the Guarantee Agreements, as to FFELP Loans, or the related Alternative Loan Program, as to Alternative Loans, and other applicable requirements. As of October 31, 1999, no more than 20% by principal balance of the initial financed student loans were delinquent for 30 days or more. For this purpose, delinquency refers to the number of days that a payment is past due.

     Each financed FFELP Loan is required to be guaranteed as to principal and interest by a guarantee agency and reinsured by the Department of Education to the extent provided under the Higher Education Act and eligible for Special Allowance Payments and, with respect to each financed FFELP Loan that is a Stafford Loan, Interest Subsidy Payments paid by the Department of Education. See "Description of the FFEL Program" in the prospectus.

     The subsequent financed student loans will consist of FFELP Loans and Alternative Loans subject to the following restrictions:

     . no more than approximately $10,000,000 of the proceeds of the Series
       1999-1 Notes in the Acquisition Fund may be used to purchase or originate Alternative Loans, of which no more than approximately $5,500,000 may be used to purchase or originate credit ready Alternative Loans, with the balance being used to purchase or originate credit worthy Alternative Loans; and

     . the remaining approximately $18,700,000 of proceeds of the Series 1999-1
       Notes in the Acquisition Fund must be used to purchase or originate FFELP Loans, of which no more than approximately $5,000,000 may be used to purchase or originate Consolidation Loans.

     Except as described above, there will be no required characteristics of the subsequent financed student loans. Therefore, following the acquisition of subsequent financed student loans, the aggregate characteristics of the entire pool of student loans financed with proceeds of the Series 1999-1 Notes, including the composition of the financed student loans and of the borrowers, the distribution by interest rate and the distribution by principal balance described in the following tables, will vary from those of the initial financed student loans as described in this prospectus supplement. Furthermore, the issuance of additional series of notes and the acquisition of financed student loans with the proceeds, as well as the acquisition of financed student loans from moneys in the Surplus Account, will cause the aggregate characteristics of the pool of student loans financed with proceeds of all notes to vary still further from those of the initial financed student loans as described in this prospectus supplement.

     Each of the financed FFELP Loans provides for the amortization of the outstanding principal balance of the financed FFELP Loan over a series of periodic payments. Each periodic payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the financed FFELP Loan multiplied by the applicable interest rate and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received in respect of the financed FFELP Loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable deferment periods or forbearance periods, the borrower pays installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the financed FFELP Loan.

     The financed Alternative Loans will initially consist of student loans originated by two lenders, U.S. Bank National Association and Marquette Banks, N.A., pursuant to separate Alternative Loan Programs administered by SLFC.
Under these programs, SLFC handles the application and loan origination process (including credit review and disbursement), services the loans while owned by the banks and agrees to purchase the loans within 120 days after scheduled final disbursement. SLFC purchases these Alternative Loans without recourse against the participating lenders. SLFC, in turn, has sold approximately $19,734,000 principal amount, as of October 31, 1999, of these Alternative Loans, representing the initial financed Alternative Loans, to the transferor pursuant to a student loan purchase agreement as described in the prospectus under "Description of Financing of Eligible Loans--Student Loan Purchase Agreements". Upon the transfer of the Alternative Loans from the transferor to the trustee, on behalf of EdLinc, on the closing date, the trustee and EdLinc will also receive all of the transferor's rights under the student loan purchase agreement as they relate to these Alternative Loans, including the right to have SLFC repurchase a loan upon a breach of representations and warranties with respect to that loan. The trustee's and EdLinc's only remedies with respect to a defective Alternative Loan, therefore, will be those available under the student loan purchase agreement against SLFC. Neither lender will, in any event, have any liability to the trustee or EdLinc with respect to any Alternative Loan.

     The financed Alternative Loans will meet one of two credit standards. The loans will either by characterized as credit ready (meaning the borrower has met minimum credit standards) or credit worthy (meaning either the borrower or a cosigner has met a higher credit standard). The origination fees charged in connection with these Alternative Loans ranges from 0% to 4%, in the case of credit worthy loans, and 4% to 8%, in the case of credit ready loans (in each case depending on the program and the interest rate to be borne by the loan). All financed Alternative Loans will represent the obligation of the borrower and, if applicable, a cosigner, but will not otherwise be guaranteed or insured by any third-party. The financed Alternative Loans will have no aggregate loan limits.

     Each financed Alternative Loan will bear interest at a floating rate based on either (1) the 91-day U.S. Treasury Bill rate, plus a spread of typically 2.5% during the in-school and grace periods and 3.5% during repayment, or (2) the prime rate, plus a spread of from 1% to 3% during all periods. During the in-school and grace periods, interest will accrue on the Alternative Loans, but the borrower may choose to defer payment until the loan enters repayment. Any deferred interest will be added to the principal balance of the loan when the student transfers from grace to repayment status, but no interest will accrue on the deferred interest until such time as it is added to the principal balance.

     Each of the financed Alternative Loans provides for four repayment options:

     . Fixed repayment, in which equal payments are made throughout the loan period.

     . Two-tiered graduated repayment, in which interest-only payment are made for the first two years, followed by equal payments for the remainder of the loan period.

     . Four-tiered graduated repayment, in which there are four different installment levels during the loan period, the monthly payment increasing at each level.

     . Income sensitive repayment, in which twelve-month periods may be allowed borrower during which reduced payments may be permitted, based on the borrower's gross monthly income or minimum monthly interest accrual, followed by equal payments for the remainder of the loan period. Although more than one twelve-month period may be granted to a given borrower, SLFC has reserved the right to restrict the number of these periods.

     The repayment term of the financed Alternative Loans will vary according to the total amount borrowed, ranging from a maximum term of 10 years for loans of less than $7,500 to a maximum term of 30 years for loans of greater than $60,000. All financed Alternative Loans may be prepaid, in whole or in part, without penalty.

     Under these Alternative Loan Programs, each of the students will be eligible for grace periods (typically 6 months) and the same deferments and forbearances as allowed under the FFEL Program.

     Also under these Alternative Loan Programs, an Alternative Loan will be considered delinquent if a payment is not received on or prior to the due date therefor, and a late fee may be assessed. Any Alternative Loan as to which a payment is delinquent 180 days or more will be considered a defaulted loan and legal proceedings may be commenced for the enforcement thereof. None of the financed Alternative Loans will necessarily be discharged in the event of death or disability. However, these Alternative Loans are generally dischargeable by a borrower in bankruptcy.

     Of the initial financed student loans:

     . approximately $32,036,000 principal amount, as of October 31, 1999, were originated by Bank of America NT&SA (see "Underwriting" in this prospectus supplement);

     . approximately $21,197,000 principal amount, as of October 31, 1999, were originated by U.S. Bank National Association (see "Relationships Among Financing Participants" in this prospectus supplement); and

     . approximately $17,327,000 principal amount, as of October 31, 1999, were originated by Marquette Bank, N.A.

     The following tables describe certain characteristics, as of October 31, 1999, of most of the initial student loans expected to be financed on the closing date. EdLinc expects that the student loans to be financed on the closing date will also include approximately $4,600,000 principal amount of student loans originated or purchased during the period from October 31, 1999,
to the closing date.   EdLinc also expects that the characteristics of the
student loans reflected in these tables will vary due to the continued amortization of the student loans between

October 31, 1999, and the closing date. Although the statistical distribution of the characteristics of the financed student loans as of the closing date will vary somewhat from the statistical distribution of those characteristics shown below, EdLinc does not believe that those characteristics will differ materially.

    Composition of the Initial Financed Student Loans as of October 31, 1999

Outstanding Principal Balance....................................  $ 82,494,150
Number of Borrowers..............................................        13,567
Average Outstanding Principal Balance Per Borrower...............         6,081
Number of Loans (Promissory Notes)...............................        32,070
Average Outstanding Principal Balance Per Loan...................         2,572
Weighted Average Annual Interest Rate............................          7.38%
Repayment Status Loans Weighted Average Remaining Terms (months).        116.64

 Distribution of the Initial Financed Student Loans by Loan Type as of October
                                    31, 1999

                                                                Percent by
Loan Type                    Number of Loans       Balance        Balance
---------                    ---------------       -------        -------
Consolidation............          230           $  2,800,404        3.39%
PLUS.....................        2,673              8,578,746       10.40%
SLS......................           47                140,834        0.17%
Stafford-Subsidized......       16,459             32,668,845       39.60%
Stafford-Unsubsidized....        8,397             18,570,934       22.51%
Alternative..............        4,264             19,734,386       23.92%
                                ------           ------------      ------
     Total...............       32,070           $ 82,494,150      100.00%

  Distribution of the Initial Financed Student Loans by Borrower Interest Rate
                             as of October 31, 1999

Interest Rate (1)        Number of Loans     Balance       Percent by Balance
-----------------        ---------------     -------       ------------------
Less than 7.50%......        14,395          $ 43,060,094        52.20%
7.50% to 7.99%.......        16,048            31,915,233        38.69%
8.00% to 8.49%.......         1,184             5,172,680         6.27%
8.50% to 8.99%.......             -                     -         0.00%
9.00% to 9.49%.......           439             2,338,316         2.83%
9.50% or greater.....             4                 7,827         0.01%
                             ------          ------------       ------
     Total...........        32,070          $ 82,494,150       100.00%

_____________

(1) Determined using the interest rates applicable to the initial financed student loans as of October 31, 1999. However, because some of the initial financed student loans bear interest at variable rates per year, the existing interest rates are not indicative of future interest rates on the financed student loans. See "Description of the FFEL Program" and "Description of the Alternative Loan Programs" in the prospectus and "The Financed Student Loans" in this prospectus supplement.

   Distribution of the Initial Financed Student Loans by Range of Outstanding
                   Principal Balances as of October 31, 1999

                                                              Percent by
Principal Balance             Number of Loans     Balance       Balance
-----------------             ---------------     -------       -------
Less than $500.............           278      $     70,365        0.09%
$      500-$999.99.........           650           434,692        0.53%
$  1,000-$1,999.99.........         1,966         2,264,925        2.75%
$  2,000-$2,999.99.........         3,571         6,360,914        7.71%
$  3,000-$3,999.99.........         2,667         5,199,596        6.30%
$  4,000-$5,999.99.........         4,977        12,323,266       14.94%
$  6,000-$7,999.99.........         4,007        10,458,430       12.68%
$  8,000-$9,999.99.........         2,570         7,840,265        9.50%
$10,000-$14,999.99.........         5,119        15,185,431       18.41%
$15,000-$19,999.99.........         3,027         9,531,443       11.55%
$20,000 or Greater.........         3,238        12,824,822       15.55%
                                   ------      ------------      ------
     Total.................        32,070      $ 82,494,150      100.00%

 Distribution of the Initial Financed Student Loans by Borrower Payment Status
                             as of October 31, 1999

                                                            Percent by
Borrower Status          Number of Loans       Balance        Balance
---------------          ---------------       -------        -------
School...................      3,591         $ 14,255,284     17.28%
Grace....................      8,684           26,456,998     32.07%
Deferment................      2,352            4,287,901      5.20%
Forbearance..............      3,107            5,425,625      6.58%
Repayment................     14,078           31,606,865     38.31%
Claim....................        258              461,477      0.56%
                              ------         ------------    ------
     Total...............     32,070         $ 82,494,150    100.00%

Distribution of the Repayment Status Initial Financed Student Loans by Remaining
               Term to Scheduled Maturity as of October 31, 1999

Remaining Months                                                   Percent by
Until Scheduled Maturity       Number of Loans       Balance        Balance
---------------------------  -------------------  -------------  ------------
1   to  12................            129          $     35,183          0.11%
13  to  24................            261               164,870          0.52%
25  to  36................            360               334,465          1.06%
37  to  48................            392               486,787          1.54%
49  to  60................            755               886,864          2.81%
61  to  72................            569               822,084          2.60%
73  to  84................            474               691,671          2.19%
85  to  96................            873             1,987,115          6.29%
97  to  108...............          5,463            12,481,766          9.49%
109 to  120...............          4,383             9,536,870          0.17%
121 to  180...............            289             2,049,610          6.48%
181 to  240...............            106             1,362,471          4.31%
241 to  300...............             15               399,881          1.27%
Over 300..................              9               367,228          1.16%
                             ------------         -------------  ------------

     Total................         14,078          $ 31,606,865        100.00%

   Distribution of the Initial Financed Student Loans by Borrower's Address
                            as of October 31, 1999

                                                                   Percent by
  State of Borrowers (1)        Number of Loans      Balance         Balance
--------------------------    -------------------  ------------  --------------
AK........................              714        $  2,513,592            3.05%
AZ........................              243             675,393            0.82%
CA........................           15,646          28,106,829           34.07%
CO........................              176             490,983            0.60%
FL........................               76             258,665            0.31%
GA........................               64             295,445            0.36%
HI........................              136             329,529            0.40%
IA........................              216             877,370            1.06%
ID........................               95             241,272            0.29%
IL........................              286           1,018,941            1.24%
IN........................               57             254,830            0.31%
KS........................               73             308,943            0.37%
MA........................               53             145,762            0.18%
MD........................               49             134,397            0.16%
MI........................               83             294,201            0.36%
MN........................            8,810          30,807,213           37.34%
MO........................               74             175,278            0.21%
MT........................               92             316,037            0.38%
NC........................               22              86,865            0.11%

ND........................            2,269           6,579,806        7.98%
NE........................               83             290,228        0.35%
NJ........................               34             116,191        0.14%
NM........................               38              85,745        0.10%
NV........................              312             507,202        0.61%
NY........................              132             416,820        0.51%
OH........................               40             123,026        0.15%
OK........................               31              86,805        0.11%
OR........................              216             597,061        0.72%
PA........................               36             145,255        0.18%
SD........................              581           1,941,132        2.35%
TX........................              241             579,727        0.70%
UT........................               68             195,523        0.24%
VA........................               57             170.771        0.21%
WA........................              297             856,946        1.04%
WI........................              414           1,628,975        1.97%
WY........................               36             121,031        0.15%
All Others (2)............              220             720,362        0.87%
                                -----------       -------------     -------

          Total...........           32,070         $82,494,150      100.00%

_____________

(1) Based on the current permanent billing addresses of the borrowers of the initial financed student loans shown on the servicer's records.

(2) Consists of locations that include other states, U.S. territories, possessions and commonwealths, foreign countries, overseas military establishments, and unknown locations, none of the aggregate principal balance of the financed student loans relating to which exceeds 0.09% of the aggregate principal balance of all initial financed student loans.

     To the extent that states with a large concentration of financed student loans experience adverse economic or other conditions to a greater degree than other areas of the country, the ability of the borrowers to repay their financed student loans may be impacted to a larger extent than if the borrowers were dispersed more geographically.

     Distribution of the Initial Financed Ffelp Loans by Guarantee Status
                            as of October 31, 1999

Guarantee Level                              Number of Loans            Balance          Percent by Balance
---------------------------------------    --------------------     ---------------    ----------------------
FFELP Loan Guaranteed 100%.............                331             $    497,530           0.60%
FFELP Loan Guaranteed 98%..............             27,475               62,262,232          75.47%
Non-Guaranteed (Alternative Loans).....              4,264               19,734,387          23.92%
                                           --------------------     ---------------    -----------

     Total.............................             32,070             $ 82,494,150         100.00%

      Distribution of the Initial Financed Student Loans by School Types
                            as of October 31, 1999

                                        Number of
School Type                               Loans         Balance         Percent by Balance
-----------------------------------     --------     ------------       ------------------
4 Year Institutions...............        19,861      $60,489,296            73.33%
2 Year Institution................         7,231       12,044,615            14.60%
Proprietary.......................         4,009        5,415,965             6.57%
Graduate/Consolidated.............           777        3,993,169             4.84%
Unknown...........................           192          551,105             0.67%
                                        --------     ------------       ----------

     Total........................        32,070      $82,494,150           100.00%

     Distribution of the Initial Financed Ffelp Loans by Guarantee Agency
                            as of October 31, 1999

Guarantee Agency                             Number of Loans        Balance         Percent by Balance
---------------------------------            ---------------      ------------     --------------------
California Student Aid Commission........           14,197          $23,380,725            28.34%
Illinois Student Assistance Commission...               67              156,452             0.19%
Oregon State Scholarship Commission......               48              132,572             0.16%
United Student Aid Funds, Inc............            3,060            8,001,500             9.70%
Northwest Education Loan Association.....              678            1,156,128             1.40%
Education Assistance Corporation.........            7,316           23,744,105            28.78%
Great Lakes Higher Education Guaranty
   Corporation...........................              919            2,253,656             2.73%
Pennsylvania Higher Education Assistance
   Agency................................            1,444            3,741,596             4.54%
Student Loans of North Dakota............               67              161,343             0.20%
Educational Credit Management
   Corporation...........................               10               31,686             0.04%
                                              ------------         ------------     ------------

          Total FFELP Loans..............           27,806          $62,759,763            76.08%

Non-Guaranteed (Alternative Loans).......            4,264           19,734,387            23.92%
                                              ------------         ------------     ------------

          Total..........................           32,070          $82,494,150           100.00%

Incentive Programs

     EdLinc currently reduces the interest rate on financed student loans by .25% per annum for borrowers that arrange to have their loan payments automatically withdrawn from a bank account.

     In addition, approximately $35,250,000 of the initial financed FFELP loans, as well as a portion of the financed FFELP loans to be acquired during the pre-funding period and thereafter from moneys available in the Surplus Account, may be eligible for a 2% reduction in the annual rate of interest on those loans. To qualify, the borrower must have made 48 consecutive monthly payments on the related FFELP loan in a timely fashion (i.e., within 15 days after the payment due date). Gaps in the 48-month period may be bridged by deferments and mandatory forbearances.

                                   SERVICING

General

     SLFC will, under the SLFC servicing agreement, act as servicer on the financed student loans. The servicer may enter into sub-servicing agreements with one or more sub-servicers providing for the sub-servicers to perform some or all of the obligations of the servicer in servicing the financed student loans. Under a sub-servicing agreement, each sub-servicer will agree to service, and perform all other related tasks with respect to, the financed student loans in compliance with applicable standards and procedures. See "Description of the SLFC Servicing Agreement" in the prospectus.

     AFSA Data Corporation is a sub-servicer of FFELP Loans equal to approximately 39% of the initial financed student loans. Great Lakes Higher Education Servicing Corporation, located in Madison, Wisconsin, is a sub-servicer for FFELP loans expected to amount to less than 10% of the principal amount of the initial financed student loans and the loans expected to be financed prior to April 4, 2000.

AFSA Data Corporation

     AFSA Data Corporation, referred to as ASFA, acts as a loan servicing agent for SLFC. AFSA is a for-profit corporation and a wholly-owned subsidiary of Fleet Holding Corp., a subsidiary of Fleet National Bank, which in turn is a wholly-owned subsidiary of Fleet Boston Financial of Boston, Massachusetts, a diversified financial services company. As of September 1999, AFSA provided loan servicing for approximately $68 billion in student and parental loans, including approximately $54 billion in federal direct student loans under contract with the Department of Education. AFSA has its principal office in Long Beach, California, and Regional Processing Centers in Utica, New York, Bakersfield, California and Lombard, Illinois. AFSA's principal office is located at One World Trade Center, Suite 2200, Long Beach, California 90831.

     AFSA has undertaken an internal year 2000 compliance project and believes that its internal computer systems will generally be year 2000 compliant. However, the remedies available to SLFC, EdLinc, the trustee or any other party with respect to services performed by AFSA shall be subject to the terms and limitations contained in its servicing agreement. Furthermore, AFSA has not evaluated and provides no assurance regarding year 2000 compliance or performance of any computer system, product or procedure of any third party (including, without limitation, guarantors, schools or other parties with whom AFSA may exchange data or other information, whether electronically or otherwise, in order to perform its services), which may materially adversely affect AFSA's ability to properly perform its servicing activities. The foregoing statements regarding year 2000 matters are both a Year 2000 Statement and a Year 2000 Readiness Disclosure under and entitled to the protections of the Year 2000 Information and Readiness Disclosure Act of 1998.

                            THE GUARANTEE AGENCIES

General

     Various guarantee agencies have guaranteed FFELP Loans included in the initial financed FFELP Loans. The approximate percentage by outstanding principal balance of the initial financed FFELP Loans guaranteed by these guarantee agencies is included in this prospectus supplement under "The Financed Student Loans--Distribution of the Initial Financed FFELP Loans by Guarantee Agency as of October 31, 1999."

     Education Assistance Corporation and California Student Aid Commission are described below. The other guarantee agencies include the following:

     . United Student Aid Funds, Inc., a Delaware nonprofit corporation organized in 1960, has guaranteed student loans since the 1960's. The outstanding unpaid aggregate amount of principal and interest on loans directly guaranteed by United Student Aid Funds, Inc. from funds under the FFEL Program was approximately $40.5 billion through September 30, 1999.

     . Pennsylvania Higher Education Assistance Agency, a body corporate and politic constituting a public corporation and government instrumentality of the Commonwealth of Pennsylvania created in 1963, began guaranteeing student loans in 1965 and, as of September 30, 1999, had guaranteed approximately $27.05 billion aggregate principal amount of student loans.

     . Great Lakes Higher Education Guaranty Corporation, a Wisconsin nonprofit corporation organized in 1967, began guaranteeing student loans in 1967 and, as of September 30, 1999, had guaranteed loans outstanding with an original face amount of approximately $17.5 billion.

     . Northwest Education Loan Association, a Washington nonprofit corporation organized in 1978, began guaranteeing student loans in 1978 and, as of September 30, 1999, had guaranteed approximately $2.51 billion aggregate principal amount of student loans.

     . Oregon State Scholarship Commission, an agency of the State of Oregon organized in 1959, began guaranteeing student loans in 1967 and, as of September 30, 1999, had guaranteed approximately $1.98 billion aggregate principal amount of student loans.

     . Illinois Student Assistance Commission, a commission of the State of Illinois organized in 1957, began guaranteeing student loans in 1965 and, as of September 30, 1999, had guaranteed approximately $9.03 billion aggregate principal amount of student loans.

     . Student Loans of North Dakota, an agency of the State of North Dakota organized in 1982, began guaranteeing student loans in 1982 and, as of September 30, 1999, had guaranteed approximately $727 million aggregate principal amount of student loans.

     . Educational Credit Management Corporation, a Minnesota nonprofit corporation organized in 1994, began guaranteeing new student loans in 1996 and, as of September 30, 1999, had guaranteed approximately $568,000,000 aggregate principal amount of these new student loans.

See "Description of the Guarantee Agencies" in the prospectus for more detailed information concerning the characteristics of guarantee agencies.

    Information relating to the guarantee agencies set forth in this prospectus supplement, which is particularly within each guarantee agency's knowledge, has been requested of and has been provided by the respective guarantee agencies. The information and information included in the reports referred to herein has not been verified or independently confirmed by EdLinc, the transferor, the servicer or the underwriters, and comprises all information in respect of each guarantee agency that EdLinc obtained after a reasonable request and inquiry. No guarantee agency is affiliated with EdLinc, the transferor, the servicer or any underwriters.

Education Assistance Corporation--EAC

    EAC is a South Dakota nonprofit corporation organized in 1978 to administer the guaranteed loan program in the State of South Dakota. Since 1983, EAC also has provided student loan guarantees and other services to certain lenders, borrowers and schools in other states. EAC has no members. There are presently 5 members of the board of directors of EAC. EAC presently employs a staff of 66 full-time and 10 part-time persons, plus part-time help employed on a periodic basis.

    From January 16, 1979 through September 30, 1999, EAC had guaranteed approximately $1,627,532,000 principal amount of loans under the Higher Education Act, of which EAC estimates that approximately $874,341,000 aggregate unpaid principal amount was outstanding as of September 30, 1999. As of September 30, 1999, EAC's fund balances were as follows: EAC's Federal Fund (liquid assets) had total assets of $16,120,199, total liabilities of $9,676,359 and a fund balance of $6,443,840; EAC's Federal Fund (nonliquid assets) had total assets of $3,594,897, total liabilities of $0.00, and a fund balance of $3,594,897; and EAC's Operating Fund had total assets of $2,319,622, total liabilities of $493,771 and a fund balance of $1,825,851. EAC is and has been in compliance with the reserve fund requirements of the Higher Education Act.

    The Secretary of Education has advised EAC that, pursuant to the 1997 amendments to the Higher Education Act, EAC must pay $5,903,366 to the Secretary of Education on September 1, 2002 and make annual restricted account deposits toward that payment beginning in fiscal year 1998 of approximately $1,181,000. EAC's liabilities as of September 30, 1999 include the entire amount ($5,903,666) that will be required to be paid to the Secretary of Education under the 1997 amendments. The 1998 Reauthorization Amendments require guarantee agencies to return to the Secretary of Education $250 million in reserve funds from fiscal years 2002 to 2007, with each agency's share being based on a formula prescribed in the 1998 Reauthorization Amendments. The Secretary of Education has not advised EAC of the amount of EAC's share of this recall.

    EAC did not apply to the Department of Education to be one of the six guarantee agencies to enter into a voluntary flexible agreement pursuant to the 1998 Reauthorization Amendments. EAC will provide a copy of its most recent annual report upon receipt of a written request directed to Education Assistance Corporation, 115 First Avenue, Southwest, Aberdeen, South Dakota 57401,
Attention: Chief Financial Officer.

    EAC has created Educational Assistance Service Company, Inc. ("EASCI"), a wholly-owned subsidiary of EAC, the primary purpose of which is to furnish a complete range of loan origination, processing, monitoring and related services with respect to student loans made under the FFEL Program. EASCI commenced operations on March 6, 1985. As of September 30, 1999, EASCI provided services to 136 lenders for a portfolio of approximately $310,379,000 outstanding principal amount. The persons that presently constitute EAC's board of directors also are the directors of EASCI. EAC shares some personnel, office space, overhead and computer time with EASCI.

California Student Aid Commission--CSAC

    CSAC is the agency of the State of California responsible for that State's Guaranteed Student Loan Program pursuant to California Education Code Section 69760 et. seq., and Section 426(c) of the Higher Education Act, referred to as the State Guaranteed Loan Program. The State Guaranteed Loan Program was created primarily to provide a source of credit to assist students in meeting post-secondary education costs while attending eligible institutions of their choice.

    In September 1996, CSAC was authorized under California law to establish an auxiliary organization in the form of a nonprofit public benefit corporation to provide operational and administrative services related to CSAC's federal loan programs, including its student loan guaranty programs. The new corporation is known as EDFUND. EDFUND is operated as a separate service corporation to CSAC, and, as such, operates CSAC's federal student loan programs. CSAC continues to be the designated state guarantee agency and continues its oversight of all revenues, expenses, and assets related to that status.

    CSAC began guaranteeing student loans on April 1, 1979, and, as of September 30, 1998, had cumulative principal guarantees outstanding of approximately $11.2 billion.

    As part of the State Guaranteed Loan Program, CSAC established the California Guaranteed Loan Reserve Fund as a reserve for the payment of guaranteed student loans. The State of California has no legal or moral obligation to provide additional funding to replenish the California Guaranteed Loan Reserve Fund should it become insolvent as a result of non-reinsured claims paid. Pursuant to the 1998 Reauthorization Amendments, the California Guaranteed Loan Reserve Fund was divided into the Federal Student Loan Reserve Fund, referred to as CSAC's Federal Fund, and the Student Loan Operating Fund, referred to as CSAC's Operating Fund.

    As of June 30, 1999, CSAC's Federal Fund and Operating Fund balances were as follows: CSAC's Federal Fund had total assets of $292,561,621, total liabilities of $18,089,240 and total fund equity of $274,472,381; and CSAC's Operating Fund had total assets of $125,526,206, total liabilities of $114,232,569 and total fund equity of $11,293,637. CSAC is and has been in compliance with the reserve fund requirements of the Higher Education Act. On October 19, 1999, the Department of Education approved a federal advance to CSAC in the amount of $39.14 million to be advanced from CSAC's Federal Fund to CSAC's Operating Fund.

    The Secretary of Education has advised CSAC that, pursuant to the 1997 amendments to the Higher Education Act, CSAC must pay $165,116,871 to the Secretary of Education on September 30, 2002 and make annual restricted account deposits toward such payment beginning in fiscal year 1998 of $33,023,374. CSAC transferred two of these installments into a restricted account as of June 30, 1999. These installments are included in CSAC's Federal Fund total fund equity as of June 30, 1999. The 1998 Reauthorization Amendments require guarantee agencies to return to the Secretary of Education $250 million in reserve funds from fiscal years 2002 to 2007, with each agency's share being based on a formula prescribed in the 1998 Reauthorization Amendments. The Secretary of Education has not advised CSAC of the amount of CSAC's share of this recall.

     CSAC applied to the Department of Education to be one of the six guarantee agencies to enter into a voluntary flexible agreement pursuant to the 1998 Reauthorization Amendments. The Department of Education has not yet advised CSAC whether it will be selected for a voluntary flexible agreement. CSAC will provide a copy of its most recent annual report upon receipt of a written request directed to, California Student Aid Commission, P.O. Box 419026, Rancho Cordova, CA 95741-9026, Attention: Reg Treece, Chief, Internal Audits.

Certain Historical Information for Guarantee Agencies

     Set forth below is certain historical information with respect to CSAC and EAC and with respect to all guarantee agencies under the FFEL Program. Except as otherwise indicated below, the information regarding each guarantee agency has been obtained from the Department of Education's FY94-FY96 Federal Student Loan Programs Data Book, referred to as the DOE Data Books (information noted as N/A was not available to EdLinc). No independent verification of this information has been or will be made by EdLinc, SLFC, the transferor or the underwriters.

     Guarantee Volume. The following table sets forth the approximate aggregate principal amount of loans under the FFEL Program that have first become committed to be guaranteed by CSAC and EAC and by all guarantee agencies of these loans in each of the five federal fiscal years 1995 through 1999, except as noted:

                     Stafford, Unsubsidized Stafford, SLS,
                     -------------------------------------
                          PLUS and Consolidated Loans
                          ---------------------------
                                   Guaranteed
                                   ----------
                             (Dollars in Millions)*

  Federal                                                   All
   Fiscal                                                Guarantee
    Year                CSAC              EAC             Agencies
    -----              ------            ------           --------
     1995              $1,891            $142.8          $24,213.0
     1996               1,745             128.2           23,831.3
     1997               1,844             173.6              N/A
     1998               2,355             240.2              N/A
     1999               2,355             240.2              N/A

_____________

* The information set forth in the table above has been obtained from CSAC and EAC, and, as to all guarantee agencies, the DOE Data Books.

    Reserve Ratio. Each guarantee agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term cumulative cash reserves refers to cash reserves plus (1) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (2) uses of funds, including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees. The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the guarantee agency minus (a) the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred from the guarantee agency to other guarantee agencies, plus (b) the original principal amount of loan guarantees transferred to the guarantee agency from other guarantee agencies. The following table sets forth CSAC's and EAC's cumulative cash reserves and their corresponding reserve ratios and the national average reserve ratio for all guarantee agencies for the five federal fiscal years 1995 through 1999, except as noted.

                          Reserves and Reserve Ratios
                          ---------------------------
                             (Dollars in Millions)*

                               CSAC                            EAC
                               -----                           ----
                                                                             National
     Federal          Cumulative                Cumulative                    Average
      Fiscal             Cash       Reserve       Cash          Reserve       Reserve
       Year             Reserves     Ratio       Reserves        Ratio         Ratio
       ----             --------    ------      ----------      ------         ----
        1995          $  236.4        2.3%       $   15.7        2.9%           1.6%
        1996             251.5        2.4%           17.0        2.8%           1.8%
        1997             278.7        2.5%           12.8**      1.8%           N/A
        1998             209.9        1.8%           12.8        1.5%           N/A
        1999              N/A         N/A            13.6        1.3%           N/A

_____________

* The information set forth in the table above has been obtained from CSAC and EAC and, as to the national average, the DOE Data Books (with respect to fiscal year 1995) and from the Department of Education (with respect to fiscal year 1996). According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantor's financial health.

** During 1997, EAC prepaid various long term borrowings in the aggregate principal amount of $6,464,912, plus accrued interest in the amount of $122,745, thus reducing its assets and liabilities by an aggregate amount of $6,587,657. This also resulted in a reduction of EAC's cumulative cash reserves and reserve ratio as of September 30, 1997.

      Cumulative Recovery Rates. A guarantee agency's cumulative recovery rate is determined by dividing the cumulative aggregate amount recovered from borrowers by the guarantee agency by the cumulative aggregate amount of default claims paid by the guarantee agency as of the end of the applicable federal fiscal year. The table below sets forth the cumulative recovery rates for CSAC and EAC and the national average cumulative recovery rates for all guarantors as of the end of the five federal fiscal years 1995 through 1999, except as noted. SLFC's management does not believe that cumulative recovery rates provide an accurate indication of a guarantee agency's financial health.

                           Cumulative Recovery Rate*
                           ------------------------

     Federal
      Fiscal                                     National
       Year          CSAc          EAC           Average
       ----          ----          ---           --------
       1995          35.6%       41.26%           47.4%
       1996          37.6%       43.12%           52.6%
       1997          39.2%       44.82%            N/A
       1998          41.8%       51.81%            N/A
       1999           N/A        58.32%            N/A

_____________

* The information set forth in the table above has been obtained from CSAC and EAC and, as to the national average, the Department of Education.

     Loan Loss Reserve. The DOE Data Books do not disclose whether any guarantee agency has established a segregated loan loss reserve with respect to its student loan guarantee obligations. Accordingly, to the extent that a guarantee agency has not established a segregated loan loss reserve, if a guarantee agency receives less than full reimbursement of its guarantee obligations from the Department of Education, the guarantee agency would be forced to look to its existing assets to satisfy any guarantee obligations not so reimbursed.

    Claims Rate. The following table sets forth the Claims Rate of CSAC and EAC and the national average for all guarantee agencies for the last five federal fiscal years 1995 through 1999, except as noted:

                                  Claims Rate*
                                  -----------

     Federal
      Fiscal                                                   National
       Year                 CSAC               EAC             Average
       ----                 ----               ---             --------
        1995                 3.4%             1.56%               3.21%
        1996                 4.5%             1.54%               3.25%
        1997                 4.5%             1.30%                N/A
        1998                 3.1%             1.47%                N/A
        1999 **               N/A             1.14%                N/A

_____________

* The information set forth in the table above has been obtained from CSAC and EAC and, as to the national average, the Department of Education.

 ** Fiscal year 1999 Claims Rates may be lower due to the implementation of changes in the Higher Education Act that required loans initially becoming delinquent on or after October 7, 1998 to be delinquent for 270 days, instead of 180 days, before filing a default claim.

      Management of EAC and CSAC have indicated to EdLinc that they are currently unaware of any trends or conditions which would cause their Claims Rate to exceed 5% and thereby result in less than maximum reimbursement for reinsurance claims to the Department of Education. Notwithstanding the above, no assurance can be made that any such trends will continue or not deteriorate, or that any guarantee agency will receive full reimbursement for reinsurance claims (or the full 98% or 95% maximum reimbursement for loans first disbursed on or after October 1, 1993 or on or after October 1, 1998, respectively).

                     DESCRIPTION OF THE SERIES 1999-1 NOTES

    The Series 1999-1 Notes will be issued pursuant to an indenture of trust, as amended and supplemented by a first supplemental indenture of trust, each dated as of December 1, 1999, between EdLinc and the trustee. This indenture of trust, as supplemented and amended, including by the first supplemental indenture, is referred to in this prospectus supplement as the indenture. Any references to notes in this prospectus supplement without any designation as to series will be to those issued under the indenture in general.

Generally

    The Series 1999-1 Notes are being issued in three series:

    . the Senior Series 1999-1A Notes in the original principal amount of $78,000,000 and the Senior Series 1999-1B Notes in the original principal amount of $39,000,000, which are Senior Notes under the indenture and are collectively referred to in this prospectus supplement as the Senior Series 1999-1 Notes; and

    . the Subordinate Series 1999-1C Notes in the original principal amount of $9,300,000, which are Subordinate Notes under the indenture and are referred to in this prospectus supplement as the Subordinate Series 1999-1 Notes.

    The Series 1999-1 Notes will be dated as of the date of their initial issuance and, subject to redemption pursuant to the provisions described below, will mature on December 1, 2035.

    The Series 1999-1 Notes will be issued in fully registered form, without coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC, New York, New York. DTC will act as securities depository for the Series 1999-1 Notes. Individual purchases of the Series 1999-1 Notes will be made in book-entry form only in the principal amount of $50,000 or integral multiples thereof. Purchasers of the Series 1999-1 Notes will not receive certificates representing their interest in the Series 1999-1 Notes purchased. See "Description of the Notes--Book-Entry Registration" in the prospectus.

Interest Rate on the Series 1999-1 Notes

    The initial interest period for each series of the Series 1999-1 Notes will be from the closing date through February 8, 2000. During the initial interest period, each series of Series 1999-1 Notes will bear interest at their respective initial rates to be determined on December 6, 1999. After the initial interest period, except with respect to an auction period adjustment as described in Appendix I to this prospectus supplement -- "Auction of the Series 1999-1 Notes", the Series 1999-1 Notes will bear interest at an interest rate based on an auction period generally consisting of 28 days. In no event will any Series 1999-1 Note interest rate exceed 18% per annum. Each auction period will coincide with the related interest period.

     The initial interest rate adjustment date for each series of the Series 1999-1 Notes will be February 9, 2000.

     Interest on each series of the Series 1999-1 Notes will be paid on each interest rate adjustment date for that series to the holders of that series as of the business day before the interest rate adjustment date. An interest rate adjustment date for a series of Series 1999-1 Notes is the first business day following the expiration of an interest period for that series. For each series of the Series 1999-1 Notes during the initial interest period and each interest period thereafter, interest at the Series 1999-1 Note interest rate will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

     After the initial interest period, the Series 1999-1 Note interest rate to be borne by each series of the Series 1999-1 Notes for each interest period until an auction period adjustment, if any, will be determined as hereinafter described. Each interest period will commence on and include the Wednesday (or, if that Wednesday is not a business day, the following business day) following the expiration of the immediately preceding interest period and terminate on and include the last day immediately preceding the Wednesday (or, if that Wednesday is not a business day, the following business day) of the fourth following week; provided, however, that in the case of the interest period that immediately follows the initial interest period for a series of the Series 1999-1 Notes, that interest period will commence on the initial interest rate adjustment date for that series. The Series 1999-1 Note interest rate on each series of the Series 1999-1 Notes for each interest period will be the lesser of (1) the Net Loan Rate, as defined below, in effect for that interest period and (2) the auction rate in effect for that interest period as determined in accordance with the auction procedures described in Appendix I to this prospectus supplement -- "Auction of the Series 1999-1 Notes"; provided that if, on any interest rate determination date, an auction is not held with respect to a series of the Series 1999-1 Notes for any reason, then the Series 1999-1 Note interest rate on that series for the next succeeding interest period will be the lesser of (a) the maximum auction rate, as defined below, for that series and (b) the Net Loan Rate (subject to the Series 1999-1 Note interest rate limitation of 18%).

     Notwithstanding the foregoing:

     . if the ownership of a series of the Series 1999-1 Notes is no longer maintained in book-entry form, the interest rate for that series for any interest period commencing after the delivery of certificates representing the Series 1999-1 Notes of that series will equal the lesser of (1) the maximum auction rate for that series and (2) the Net Loan Rate; or

     . if a payment default has occurred with respect to a series of the Series
       1999-1 Notes, the interest rate on that series for the interest period for that series commencing on or immediately after the payment default and for each interest period thereafter, to and including the interest period, if any, during which, or commencing less than two business days after, the payment default is cured, will equal the non-payment rate, as defined below, on the first day of each interest period.

     In any event, no auction will be held on any auction date during the continuance of a payment default.

     The Net Loan Rate, with respect to any interest period for a series of the Series 1999-1 Notes commencing during a given month, is the highest rate of interest per year, rounded to the next highest .01%, which would not cause the weighted average of the auction rates for such interest period and (except in the case of a series of notes having interest periods longer than 45 days) the two preceding interest periods to exceed (1) the average of the weighted average Effective Interest Rate of the financed student loans under the indenture, determined as of the last day of the second, third and fourth preceding months, less (2) the Administrative Cost and Note Fee Rate with respect to the Series 1999-1 Notes. The Administrative Cost and Note Fee Rate, with respect to the Series 1999-1 Notes, is a rate per year equal to the sum of (a) 1.05%, (b) the auction agent fee rate (initially .02%, but subject to change in accordance with the provisions of the auction agent agreement) and (c) the broker-dealer fee rate (initially .25%, but subject to change in accordance with the provisions of the auction agent agreement).

     The maximum auction rate is:

     . with respect to the Senior Series 1999-1 Notes: (1) for auction periods of 35 days or less, either (a) one-month LIBOR plus 1.5%, if the ratings assigned by Moody's and Fitch to the Senior Series 1999-1 Notes are at least Aa3 and AA-, respectively, (b) one-month LIBOR plus 2.5%, if any one of the ratings assigned by Moody's and Fitch to the Senior Series 1999-1 Notes is less than Aa3 or AA-, respectively, but is at least A, or
       (c) one-month LIBOR plus 3.5%, if any one of the ratings assigned by Moody's and Fitch to the Senior Series 1999-1 Notes is less than A; or
       (2) for auction periods of greater than 35 days, either (a) the greater of one-month LIBOR or three-month LIBOR, plus, in either case, 1.5%, if the ratings assigned by Moody's and Fitch to the Senior Series 1999-1 Notes are at least Aa3 and AA-, respectively, (b) the greater of one-month LIBOR or three-month LIBOR, plus, in either case, 2.5%, if any one of the ratings assigned by Moody's and Fitch to the Senior Series 1999-1 Notes is less than Aa3 or AA-, respectively, but is at least A, or (c) the greater of one-month LIBOR or three-month LIBOR, plus, in either case, 3.5%, if any one of the ratings assigned by Moody's and Fitch to the Senior Series 1999-1 Notes is less than A; and

     . with respect to the Subordinate Series 1999-1 Notes: (1) for auction periods of 35 days or less, either (a) one-month LIBOR plus 2.5%, if the ratings assigned by Moody's and Fitch to the Subordinate Series 1999-1 Notes are at least A2 and A, respectively, or (b) one-month LIBOR plus 3.5%, if any one of the ratings assigned by Moody's and Fitch to the Subordinate Series 1999-1 Notes is less than A2 or A, respectively; or
       (2) for auction periods of greater than 35 days, either (a) the greater of one-month LIBOR or three-month LIBOR, plus, in either case, 2.5%, if the ratings assigned by Moody's and Fitch to the Subordinate Series 1999-1 Notes are at least A2 and A, respectively, or (b) the greater of one-month LIBOR or three-month

       LIBOR, plus, in either case, 3.5%, if any one of the ratings assigned by Moody's and Fitch to the Subordinate Series 1999-1 Notes is less than A2 or A, respectively.

For purposes of the auction agent and the auction procedures, the ratings referred to in this paragraph are the last ratings of which the auction agent has been given notice pursuant to the auction agent agreement.

     The non-payment rate with respect to each series of the Series 1999-1 Notes is the interest rate per year equal to the lesser of (1) one-month LIBOR plus 1.5%, or (2) 18%.

     The auction agent is to promptly give written notice to the trustee and EdLinc of each Series 1999-1 Note interest rate (unless the interest rate is the non-payment rate) and either the auction rate or the Net Loan Rate, as the case may be, when that rate is not the Series 1999-1 Note interest rate, applicable to each series of the Series 1999-1 Notes. The trustee is to notify the holders of Series 1999-1 Notes of the interest rate applicable to each series of Series 1999-1 Notes for each interest period on the second business day of that interest period.

     If the auction agent no longer determines, or fails to determine, when required, the Series 1999-1 Note interest rate with respect to a series of Series 1999-1 Notes, or, if for any reason, the manner of determination is held to be invalid or unenforceable, the Series 1999-1 Note interest rate for the next succeeding interest period (which period will be an auction period for that series of the Series 1999-1 Notes) will be the Net Loan Rate for that interest period. The Net Loan Rate with respect to each interest period commencing in a given month shall be determined by or on behalf of EdLinc and written notice thereof given to the auction agent at the time the monthly servicing report for the second preceding month is distributed. If EdLinc fails or refuses to determine the Net Loan Rate, the Net Loan Rate for the related interest period shall be the most recently determined Net Loan Rate.

Carry-Over Amounts on the Series 1999-1 Notes

     If the auction rate for a series of the Series 1999-1 Notes is greater than the Net Loan Rate, then the Series 1999-1 Note interest rate applicable to that series for that interest period will be the Net Loan Rate. If the Series 1999-1
Note interest rate for a series of Series 1999-1 Notes for any interest period is the Net Loan Rate, the trustee shall determine the Carry-Over Amount, if any, with respect to that series for that interest period. The Carry-Over Amount for a Series 1999-1 Note of that series shall be the excess, if any, of (a) the amount of interest on that Series 1999-1 Note that would have accrued with respect to the related interest period at the auction rate over (b) the amount of interest on that Series 1999-1 Note actually accrued with respect to that interest period based on the Net Loan Rate, together with the unpaid portion of any excess from prior interest periods. The determination of the Carry-Over Amount shall be made separately for each series of Series 1999-1 Notes. Each Carry-Over Amount shall bear interest calculated at a rate equal to one-month LIBOR, as determined by the auction agent, provided the trustee has received notice of one-month LIBOR from the auction agent, and, if the trustee shall not have received this notice from the auction agent, then as determined by the trustee, from the interest payment date for the interest period with respect to which the Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable on the Carry-Over Amount and, thereafter, in reduction of the Carry-Over Amount. For purposes of the Indenture and the Series 1999-1 Notes, any reference to "principal" or "interest" therein shall not include, within the meaning of these words, Carry-Over Amount or any interest accrued on any Carry-Over Amount. Carry-Over Amount shall be separately calculated for each Series 1999-1 Note by the trustee during each interest period in sufficient time for the trustee to give notice to each holder of the Carry-Over Amount as required in the next succeeding sentence. On the interest payment date for an interest period with respect to which a Carry-Over Amount has been calculated by the trustee, the trustee shall give written notice to each holder of the Carry-Over Amount applicable to the holder's Series 1999-1 Note, which written notice may accompany the payment of interest by check made to each holder on that interest payment date or otherwise shall be mailed on that interest payment date by first-class mail, postage prepaid, to each holder at the holder's address as it appears on the registration books maintained by the note registrar. The notice shall state, in addition to the Carry-Over Amount, that, unless and until a Series 1999-1 Note has been redeemed or has been deemed no longer Outstanding under the indenture--after which all accrued Carry-Over Amount with respect to that Series 1999-1 Note, and all accrued interest on the Carry-Over Amount, that remains unpaid shall be cancelled and no Carry-Over Amount or interest accrued on the Carry-Over Amount shall be paid with respect to that Series 1999-1 Note--(i) the Carry-Over Amount, and interest accrued on the Carry-Over Amount, shall be paid by the trustee on that Series 1999-1 Note on the first occurring interest payment date for a subsequent interest period if and to the extent that (l) the eligible carry-over make-up amount (as defined below) with respect to that interest period is greater than zero, and (2) moneys are available pursuant to the terms of the first supplemental indenture to pay the Carry-Over Amount and interest accrued on the Carry-Over Amount, and (ii) interest shall accrue on the Carry-Over Amount at an annual rate equal to one-month LIBOR until the Carry-Over Amount is paid in full or is cancelled. Eligible carry-over make-up means, with respect to each interest period relating to a series of Series 1999-1 Notes as to which, as of the first day of that interest period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of that series in respect of that interest period at an annual rate equal to the excess, if any, of the Net Loan Rate over the applicable Series 1999-1 Note interest rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of that interest period together with interest accrued and unpaid on the Carry-Over Amount through the end of that interest period.

     The Carry-Over Amount, and interest accrued on the Carry-Over Amount, for a series of the Series 1999-1 Notes shall be paid by the trustee on Outstanding Series 1999-1 Notes of that series on the first occurring interest payment date for a subsequent interest period if and to the extent that (1) the eligible carry-over make-up amount with respect to that interest period is greater than zero, and (2) moneys in the Surplus Account are available on that interest payment date for transfer to the Interest Account for that purpose in accordance with the priorities described in the second paragraph under "Description of the Indenture--Funds and Accounts--Surplus Fund" in the prospectus, after taking into account all other amounts payable from the Surplus Fund in accordance with that paragraph on that interest payment date. Any Carry-Over Amount, and any interest accrued on the Carry-Over Amount, with respect to any Series 1999-1 Note which is unpaid as of an interest payment date, which Series 1999-1 Note is to be called for redemption or deemed no longer Outstanding under the indenture on that interest payment date, shall be paid to the holder thereof on that interest payment date to the extent that moneys are available therefor in accordance with the provisions of the preceding sentence;

provided, however, that any Carry-Over Amount, and any interest accrued on the Carry-Over Amount, which is not so paid on that interest payment date shall be cancelled with respect to that Series 1999-1 Note on that interest payment date and shall not be paid on any succeeding interest payment date. To the extent that any portion of the Carry-Over Amount, and any interest accrued on the Carry -Over Amount, remains unpaid after payment of a portion of that amount, the unpaid portion shall be paid in whole or in part until fully paid by the trustee on the next occurring interest payment date or dates, as necessary, for a subsequent interest period or periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any interest payment date on which the trustee pays less than all of the Carry-Over Amount, and any interest accrued on the Carry-Over Amount, with respect to a Series 1999-1 Note, the trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the holder of that Series 1999-1 Note of the Carry-Over Amount remaining unpaid on that note.

     The interest payment date on which any Carry-Over Amount for a series of the Series 1999-1 Notes will be paid is to be determined by the trustee as described in the immediately preceding paragraph, and the trustee is to make payment of the Carry-Over Amount in the same manner as, and from the same Account from which, it pays interest on the Series 1999-1 Notes on an interest payment date. ANY UNPAID CARRY-OVER AMOUNT, INCLUDING ANY ACCRUED AND UNPAID INTEREST ON THE CARRY-OVER AMOUNT, ON A SERIES 1999 NOTE NOT PAYABLE ON ANY REDEMPTION DATE WITH RESPECT TO THAT SERIES 1999-1 NOTE WILL BE FORFEITED UPON THE REDEMPTION (WHETHER PURSUANT TO OPTIONAL REDEMPTION OR SPECIAL REDEMPTION) OR AT MATURITY OF THAT SERIES 1999-1 NOTE, OR ON AN EARLIER INTEREST PAYMENT DATE, IF ANY, ON WHICH THAT SERIES 1999-1 NOTE CEASES TO BE OUTSTANDING UNDER THE INDENTURE. FITCH'S AND MOODY'S RATING ON THE SERIES 1999-1 NOTES WILL NOT APPLY TO ANY CARRY-OVER AMOUNT THAT MAY ACCRUE ON THE SERIES 1999-1 NOTES.

Interest Limited to the Extent Permissible by Law

     In no event shall the cumulative amount of interest paid or payable on a series of Series 1999-1 Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 1999-1 Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 1999-1 Notes of that series, or if the redemption or acceleration of the maturity of the Series 1999-1 Notes of that series results in payment to or receipt by the holder or any former holder of the Series 1999-1 Notes of that series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 1999-1 Notes of that series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 1999-1 Notes of that series shall be credited on the principal balance of the Series 1999-1 Notes of that series, or, if the Series 1999-1 Notes of that series have been paid or would thereby be paid in full, refunded by the recipient thereof, and the provisions of the Series 1999-1 Notes of that series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 1999-1 Notes of that series and under the related documents.

Redemption of Series 1999-1 Notes

Optional Redemption

     At EdLinc's option but subject to compliance with the conditions described under "Senior Asset Requirement" below, Series 1999-1 Notes of any series may be called for redemption on any interest payment date for that series, in whole or in part, and if in part as described under "Selection of Series 1999-1 Notes for Redemption" below, at a redemption price of 100% of principal amount of the notes to be redeemed.

Special Redemption from Unused Proceeds

     Subject to compliance with the conditions described under "Senior Asset Requirement" below, Series 1999-1 Notes must be redeemed, in part, on the first interest payment date occurring after April 4, 2000, for which notice of redemption can be given as described below, at a redemption price equal to 100% of the principal amount of Series 1999-1 Notes so redeemed, from proceeds of the Series 1999-1 Notes constituting that portion of the balance of the Series 1999-1 Acquisition Account that have not been used to acquire Eligible Loans by April 4, 2000, and from that portion of the Reserve Fund which, if left in the Reserve Fund upon this redemption, would cause the balance in the Reserve Fund to exceed the Reserve Fund Requirement, calculated after giving effect to the redemption.

Special Redemption from Surplus Account

     Subject to compliance with the conditions described under "Senior Asset Requirement" below, Series 1999-1 Notes must be redeemed, in whole or in part, on any interest payment date, at a redemption price equal to 100% of the principal amount of Series 1999-1 Notes so redeemed, from that portion of the balance of the Series 1999-1 Surplus Subaccount that has been on deposit therein for at least 12 months, has not been used to acquire Student Loans and as to which the Corporation has failed to certify to the Trustee is necessary to pay debt service on the Outstanding notes or on Outstanding Other Obligations, Carry -Over Amounts, including accrued interest on Carry-Over Amounts, with respect to Outstanding notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund.

Senior Asset Requirement

     No redemption of any Series 1999-1 Note is to be made unless, after giving effect to the redemption, the provisions of the indenture described under "Description of the Notes--Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" in the prospectus will have been met.

Selection of Series 1999-1 Notes for Redemption

     If less than all Outstanding Series 1999-1 Notes are to be redeemed, the principal amounts of each series of Series 1999-1 Notes to be redeemed shall be selected as follows: to the extent that the provisions of the Indenture described under "Description of the Notes--Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" in the prospectus will be met, either (1) that principal amount of Subordinate Series 1999-1 Notes shall be redeemed which bears, as nearly as practicable, the same (but no greater) proportion to the aggregate principal amount of all Outstanding Series 1999-1 Notes to be redeemed as the aggregate principal amount of Outstanding Subordinate Series 1999-1 Notes bears to the aggregate principal amount of all Outstanding Series 1999-1 Notes or (2) if the Trustee receives, at least 45 days prior to the redemption date (unless a shorter notice is satisfactory to the Trustee), a certificate from EdLinc certifying that, based on a Cash Flow Projection, a different proportion of Subordinate Series 1999-1 Notes to be redeemed will not materially adversely affect EdLinc's ability to pay debt service on the Outstanding notes and on Outstanding Other Obligations, Carry-Over Amounts, including accrued interest on Carry-Over Amounts, with respect to Outstanding notes, Administrative Expenses or Note Fees or to make required deposits to the Indemnification Fund, Subordinate Series 1999-1 Notes shall be redeemed in the principal amount as is designated by EdLinc in that certificate. The remaining Series 1999-1 Notes to be called for redemption on a given redemption date shall be selected from the appropriate series of Senior Series 1999-1 Notes.

     If less than all Outstanding Senior Series 1999-1 Notes subject to redemption are to be redeemed, and more than one series of Senior Series 1999-1 Notes is so subject, the principal amounts of each series of Senior Series 1999-1 Notes to be called for redemption shall be selected from each of these series in the principal amounts as EdLinc may designate or, in the absence of a designation, from each series in, as nearly as practicable, the same proportion to the aggregate principal amount of all Outstanding Senior Series 1999-1 Notes to be called for redemption as the aggregate principal amount of Outstanding Senior Series 1999-1 Notes of that series bears to the aggregate principal amount of all Outstanding Senior Series 1999-1 Notes subject to that redemption.

     Notwithstanding the foregoing paragraph, to the extent Subordinate Series 1999-1 Notes cannot be redeemed due to the application of the provisions of the Indenture described under "Description of the Notes--Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" in the prospectus, but Senior Series 1999-1 Notes may be redeemed without violating those provisions, the particular Series 1999-1 Notes to be redeemed shall be selected from the appropriate series of Senior Series 1999-1 Notes according to the provisions described above.

     If less than all of the Outstanding Series 1999-1 Notes of a given series are to be redeemed, the particular Series 1999-1 Notes to be redeemed shall be selected by the trustee by lot in a manner the trustee deems fair and appropriate and which may provide for the selection for redemption of portions of the principal of Series 1999-1 Notes in an authorized denomination.

Notice and Effect of Redemption

     Notice of redemption of the Series 1999-1 Notes shall be given by first class mail, mailed not less than 15 days prior to the date fixed for redemption to each holder, which initially will be DTC or its nominee, of Series 1999-1 Notes to be called for redemption at the address of the holder appearing in the note register; but no defect in or failure to give the mailed notice of redemption shall affect the validity of proceedings for the redemption of any Series 1999-1 Note not affected by the defect or failure.

     Notice of redemption having been given as provided above, the Series 1999-1 Notes designated in the notice shall become due and payable at the applicable redemption price, and, upon surrender in accordance with the notice, shall be so paid, and thereafter these Series 1999-1 Notes shall cease to accrue interest.

     SOURCE OF PAYMENT AND SECURITY FOR THE SERIES 1999-1 NOTES

Subordination of the Subordinate Series 1999-1 Notes

     The rights of the holders of the Subordinate Series 1999-1 Notes to receive principal and interest payments will be subordinated to the rights of the holders of the Senior Series 1999-1 Notes, any other series of Senior Notes and any Other Senior Obligations to receive these payments to the extent described in this prospectus supplement and the prospectus. This subordination is intended to enhance the likelihood of regular receipt of the interest and principal by the holders of the Senior Series 1999-1 Notes, any other series of Senior Notes and any Other Senior Obligations. See "Source of Payment and Security for the Notes--Priorities" and "Description of the Indenture--Funds and Accounts" in the prospectus.

                                  THE TRUSTEE

     U.S. Bank National Association, a national banking association organized under the laws of the United States, is the trustee under the indenture. The office of the trustee for purposes of administering the Trust Estate and its other obligations under the indenture is located at U.S. Bank National Association, 141 North Main Avenue, Suite 300, Sioux Falls, South Dakota 57104-6429, Attention: Corporate Trust Services.

     The Higher Education Act provides that only eligible lenders, defined to include banks and other entities, may hold title to student loans made under the FFEL Program. Because EdLinc does not qualify as an eligible lender, the trustee will hold title to all financed FFELP Loans on behalf of EdLinc. The trustee will agree under the indenture to maintain its status as an eligible lender under the Higher Education Act. In addition, the trustee on behalf of EdLinc will enter into a Guarantee Agreement with each of the guarantee agencies with respect to each financed FFELP Loan. Failure of the financed FFELP Loans to be owned by an eligible lender would result in the loss of guarantee payments, Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the FFEL Program" and "Risk Factors--Offset by Guarantee Agencies or the Department of Education Could Reduce the Amount of Available Funds" in the prospectus.

     SLFC and its affiliates, EdLinc and the transferor, maintain other banking relationships with U.S. Bank National Association and its affiliates from time to time. See "Certain Relationships Among Financing Participants".

                   RELATIONSHIPS AMONG FINANCING PARTICIPANTS

     As described under "EdLinc", "The Transferor" and "The Servicer" in the prospectus, EdLinc and the transferor are wholly-owned subsidiaries of SLFC. Except for its obligation to repurchase student loans under a student loan purchase agreement upon a breach of a representation or warranty with respect thereto or its obligations under the SLFC servicing agreement, SLFC will have no obligations with respect to the notes or the indenture. EdLinc and the transferor will have no full-time employees, but will initially contract with SLFC to perform EdLinc's obligations under the indenture.

     The boards of directors of EdLinc, the transferor and SLFC presently include the same three persons. In addition, the board of directors of each of EdLinc and the transferor contains two additional directors which are not employed by or otherwise affiliated with EdLinc or the transferor.

     The trustee is also the trustee for EdLinc's outstanding student loan asset backed note issues. The trustee and its affiliates have in the past entered into student loan purchase agreements with EdLinc, SLFC and the transferor, including student loan purchase agreements pursuant to which the transferor has purchased approximately $21,197,000 outstanding principal amount, as of October 31, 1999, of Eligible Loans which will be financed under the indenture. EdLinc expects that the trustee will enter into student loan purchase agreements providing for the sale of a substantial amount of additional Eligible Loans. SLFC also has obtained financial services from the trustee and related entities.

     Foley & Lardner, counsel to the underwriters, has from time to time represented, and is currently representing, SLFC in connection with various matters. In addition, Foley & Lardner has from time to time represented EAC in connection with various matters.

     For a discussion of relationships between Banc of America Securities LLC or affiliates of Banc of America Securities LLC and the EdLinc, SLFC and the transferor, see "Underwriting".

                                 UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement to be entered into between EdLinc and Salomon Smith Barney Inc. and Banc of America Securities LLC, as the underwriters, EdLinc has agreed to sell to the underwriters, and the underwriters have agreed, jointly and severally, to purchase from EdLinc, the Series 1999-1 Notes.

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Series 1999-1 Notes offered hereby, if any Series 1999-1 Notes are purchased. EdLinc has been advised by the underwriters that the underwriters propose initially to offer the Series 1999-1 Notes to the public at the public offering price with respect to each class set forth on the cover page of this prospectus supplement. After the initial public offering, the public offering price may be changed.

     The underwriting agreement provides that SLFC will indemnify the underwriters against, among other things, liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof, and that EdLinc will pay for the fees and expenses of counsel to the underwriters upon the issuance of the notes.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Series 1999-1 Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series 1999-1 Notes originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series 1999-1 Notes to be higher than it would otherwise be in the absence of these transactions.

     EdLinc estimates that its expenses in connection with the issuance and offering of the Series 1999-1 Notes will be approximately $1,300,000. This information concerning EdLinc's fees and expenses is an approximation and is subject to future contingencies.

     Bank of America NT&SA, an affiliate of Banc of America Securities LLC, has in the past entered into student loan purchase agreements with SLFC and the transferor, including student loan purchase agreements pursuant to which the transferor has purchased approximately $32,036,000 outstanding principal amount, as of October 31, 1999, of Eligible Loans which will be financed under the indenture. SLFC, the transferor and EdLinc expect that Bank of America NT&SA or other affiliates of Banc of America Securities LLC will enter into student loan purchase agreements providing for the sale of a substantial amount of additional Eligible Loans. The transferor also has obtained financial services from Banc of America Securities LLC and related entities.

                                 LEGAL MATTERS

     Certain legal matters relating to EdLinc and the transferor and federal income tax matters will be passed upon by Dorsey & Whitney LLP. Certain legal matters will be passed upon for the underwriters by Foley & Lardner. Foley & Lardner has performed legal services for the servicer and the administrator.

                                    RATINGS

     It is a condition to the issuance and sale of the Senior Series 1999-1 Notes that they be rated "AAA" by Fitch IBCA, Inc. and "Aaa" by Moody's Investors Service, Inc. It is a condition to the issuance of the Subordinate Series 1999-1 Notes that they be rated at least "A" by Fitch and at least "A2" by Moody's. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Series 1999-1 Notes address the likelihood of the ultimate payment of principal of and interest on the Series 1999-1 Notes pursuant to their terms. The rating agencies do not evaluate, and the ratings on the Series 1999-1 Notes do not address, the likelihood of prepayments on the Series 1999-1 Notes or the likelihood of payment of any Carry-Over Amounts.

                                                                      Appendix I

                       AUCTION OF THE SERIES 1999-1 NOTES

     If not otherwise defined below, capitalized terms used below will have the meanings given the terms in "Glossary of Principal Definitions" in the prospectus.

Auction Participants

     Existing Holders and Potential Holders

     Participants in each auction will include:

     . existing holders, which means any person or entity, including a broker-dealer, who is a holder of Series 1999-1 Notes in the records of the auction agent at the close of business on the business day preceding each auction date; and

     . potential holders, which means any person or entity, including a broker-dealer, and any existing holder, who may be interested in acquiring the Series 1999-1 Notes, or, in the case of an existing holder, an additional principal amount of the Series 1999-1 Notes.

See "Broker-Dealer" below.

     By purchasing the Series 1999-1 Notes, whether in an auction or otherwise, each prospective purchaser of the Series 1999-1 Notes or its broker-dealer must agree and will be deemed to have agreed:

     . to participate in auctions on the terms described in the first supplemental indenture;

     . to have its beneficial ownership of the Series 1999-1 Notes maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of the beneficial ownership, and to authorize that Participant to disclose to the auction agent that information with respect to the beneficial ownership as the auction agent may request;

     . so long as the beneficial ownership of the Series 1999-1 Notes is maintained in book-entry form, to sell, transfer or otherwise dispose of the Series 1999-1 Notes only pursuant to a Bid, as defined below, or a Sell Order, as defined below, in an auction, or otherwise through a broker-dealer, provided that in the case of all transfers other than those pursuant to an auction, the existing holder of the Series 1999-1 Notes so transferred, its Participant or broker-dealer advises the auction agent of that transfer;

     . that a Sell Order placed by an existing holder will constitute an irrevocable offer to sell the principal amount of the Series 1999-1 Notes specified in that Sell Order;

     . that a Bid placed by an existing holder will constitute an irrevocable offer to sell the principal amount of the Series 1999-1 Notes specified in that Bid if the rate specified in that Bid is greater than, or in some cases equal to, the Series 1999-1 Note auction rate, determined as described in this Appendix I; and

     . that a Bid placed by a potential holder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Series 1999-1 Notes specified in that Bid if the rate specified in that Bid is, respectively, less than or equal to the Series 1999-1 Note auction rate, determined as described in this Appendix I.

     The principal amount of the Series 1999-1 Notes purchased or sold may be subject to proration procedures on the auction date. Each purchase or sale of the Series 1999-1 Notes on the auction date will be made for settlement on the first day of the interest period immediately following the auction date at a price equal to 100% of the principal amount. The auction agent is entitled to rely upon the terms of any Order submitted to it by a broker-dealer.

     Auction Agent

     Bankers Trust Company is appointed in the first supplemental indenture as the initial auction agent to serve as agent for EdLinc in connection with auctions. The trustee and EdLinc will enter into the initial auction agent agreement with Bankers Trust Company, as the initial auction agent. Any substitute auction agent shall be (1) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or another location as approved by the trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (2) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the first supplemental indenture and the auction agent agreement. The auction agent may at any time resign and be discharged of the duties and obligations created by the first supplemental indenture by giving at least 90 days' notice to the trustee and EdLinc. The auction agent may be removed at any time by the trustee upon the written direction of an authorized officer of EdLinc or the holders of 66-2/3% of the aggregate principal amount of the Series 1999-1 Notes then Outstanding, and, if by the holders, by an instrument signed by the holders or their attorneys and filed with the auction agent, EdLinc and the trustee upon at least 90 days' notice. Neither resignation nor removal of the auction agent pursuant to the preceding two sentences shall be effective unless and until a substitute auction agent has been appointed and has accepted that appointment. If required by EdLinc, a substitute auction agent agreement shall be entered into with a substitute auction agent. Notwithstanding the foregoing, the auction agent may terminate the auction agent agreement if, within 25 days after notifying the trustee and EdLinc in writing that it has not received payment of any auction agent fee due it in accordance with the terms of the auction agent agreement, the auction agent does not receive the payment.

     If the auction agent shall resign or be removed or be dissolved, or if the property or affairs of the auction agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the trustee, at the direction of an authorized officer of EdLinc, shall use its best efforts to appoint a substitute auction agent.

     The auction agent is acting as agent for EdLinc in connection with auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the auction agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the auction agent agreement and shall not be liable for any error of judgment made in good faith unless the auction agent shall have been negligent in ascertaining, or failing to ascertain, the pertinent facts.

     EdLinc will pay the auction agent the auction agent fee on each interest payment date and will reimburse the auction agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the auction agent in accordance with any provision of the auction agent agreement or the broker-dealer agreements, including the reasonable compensation and the expenses and disbursements of its agents and counsel. These amounts are payable from the Administration Fund. EdLinc will indemnify and hold harmless the auction agent for and against any loss, liability or expense incurred without negligence or bad faith on the auction agent's part, arising out of or in connection with the acceptance or administration of its agency under the auction agent agreement and the broker-dealer agreements, including the reasonable costs and expenses, including the reasonable fees and expenses of its counsel, of defending itself against any claim or liability in connection with its exercise or performance of any of its respective duties under those agreements and of enforcing this indemnification provision; provided that EdLinc will not indemnify the auction agent as described in this paragraph for any fees and expenses incurred by the auction agent in the normal course of performing its duties under the auction agent agreement and under the broker-dealer agreements, these fees and expenses being payable as described above.

     Broker-Dealer

     Existing holders and potential holders may participate in auctions only by submitting orders, in the manner described below, through a broker-dealer, including (1) with respect to the Series 1999-1A Notes and the Series 1999-1C Notes, Salomon Smith Barney Inc., as the sole initial broker-dealer for those series of notes, and (2) with respect to the Series 1999-1B Notes, Banc of America Securities LLC., as the sole initial broker-dealer for that series of notes, or any other broker or dealer, each as defined in the Securities Exchange Act of 1934, as amended, commercial bank or other entity permitted by law to perform the functions required of a broker-dealer set forth below which:

     . is a Participant or an affiliate of a Participant;

     . has been selected by EdLinc; and

     . has entered into a broker-dealer agreement with the auction agent that remains effective, in which the broker-dealer agrees to participate in auctions with respect to one or more series of the Series 1999-1 Notes as described in the auction procedures, as from time to time amended or supplemented.

     The broker-dealers are entitled to a broker-dealer fee, which is payable by the auction agent from monies received from EdLinc, on each interest payment date. The broker-dealer fee is payable from the Administration Fund as provided in the first supplemental indenture.

     Market Agent

     Although Salomon Smith Barney Inc. is acting as an underwriter in connection with the Series 1999-1 Notes, Salomon Smith Barney Inc. will initially be the market agent. When acting as market agent, Salomon Smith Barney Inc. will act solely as agent of EdLinc and will not assume any obligation or relationship of agency or trust for or with any of the Beneficial Owners.

Auction Procedures

     General

     Pursuant to the first supplemental indenture, auctions to establish the auction rate for the Series 1999-1 Notes will be held on each auction date, except as described under "Description of Series 1999-1 Notes--Interest Rate on the Series 1999-1 Notes", by application of the auction procedures described herein. These procedures are to be applicable separately to each series of Series 1999-1 Notes. Auction date means, with respect to each series of the Series 1999-1 Notes, initially February 8, 2000, and, thereafter, the business day immediately preceding the first day of each related auction period, other than:

     . each interest period commencing after the ownership of that series is no longer maintained in book-entry form;

     . each interest period commencing after the occurrence and during the continuance of a payment default, as defined in the body of this prospectus supplement; or

     . any auction period commencing less than two business days after the cure of a payment default.

Notwithstanding the foregoing, the auction date for one or more auction periods may be changed as described below under "Changes in Auction Terms".

     The auction agent will calculate the maximum auction rate, as defined in the body of this prospectus supplement, and the all hold rate, as defined below, for each series on each auction date. EdLinc, or the Servicer on behalf of EdLinc, will calculate the Net Loan Rate monthly. If the ownership of a series of Series 1999-1 Notes is no longer maintained in book-entry form, the trustee will calculate the maximum auction rate on the business day immediately preceding the first day of each interest period commencing after delivery of the Series 1999-1 Notes. If a payment default has occurred, the trustee will calculate the non-payment rate on the interest rate determination date, as these terms are defined in the body of this prospectus supplement, for:

     . each interest period commencing after the occurrence and during the continuance of the payment default and

     . any interest period commencing less than two business days after the cure of any payment default.

The auction agent will determine the one-month LIBOR or the three-month LIBOR, as applicable, for each interest period other than the initial interest period; provided that if the ownership of the Series 1999-1 Notes is no longer maintained in book-entry form, or if a payment default has occurred, then the trustee will determine the one-month LIBOR or the three-month LIBOR, as applicable, for each interest period other than the initial interest period.
The determination by the trustee or the auction agent, as the case may be, of the one-month LIBOR or the three-month LIBOR, as applicable, will, in the absence of manifest error, be final and binding upon the noteholders and all other parties. If calculated or determined by the auction agent, the auction agent will promptly advise the trustee of the one-month LIBOR or the three-month LIBOR, as applicable.

     The all hold rate is (1) for auction periods of 35 days or less, 85% of one-month LIBOR, and (2) for auction periods of more than 35 days, 85% of three-month LIBOR.

     Submission of Orders

     So long as the ownership of a series of Series 1999-1 Notes is maintained in book-entry form, an existing holder may sell, transfer or otherwise dispose of Series 1999-1 Notes of that series only pursuant to a Bid or Sell Order, as hereinafter defined, placed in an auction or otherwise sell, transfer or dispose of that series through a broker-dealer, provided that, in the case of all transfers other than pursuant to auctions, the existing holder, its broker-dealer or its Participant advises the auction agent of the transfer. Auctions shall be conducted on each auction date, if there is an auction agent on that auction date, in the following manner, these procedures to be applicable separately to each series of the Series 1999-1 Notes:

     Prior to the Submission Deadline on each auction date, defined as 12:30 p.m., New York City time, on any auction date or other time on any auction date by which broker-dealers are required to submit Orders to the auction agent as specified by the auction agent from time to time:

     . each existing holder of Series 1999-1 Notes may submit to a broker-dealer by telephone or otherwise information as to:

       . a Hold Order, which is the principal amount of Outstanding Series 1999-1 Notes, if any, held by the existing holder which the existing holder desires to continue to hold without regard to the Series 1999-1 Note auction rate for the next succeeding auction period;

       . a Bid, which is the principal amount of Outstanding Series 1999-1 Notes, if any, which the existing holder offers to sell if the Series 1999-1 Note auction rate for the next succeeding auction period will be less than the rate per annum specified by the existing holder; and

       . a Sell Order, which is the principal amount of Outstanding Series 1999-1 Notes, if any, held by the existing holder which the existing holder offers to sell without regard to the Series 1999-1 Note auction rate for the next succeeding auction period; and

     . one or more broker-dealers may contact potential holders to determine the principal amount of Series 1999-1 Notes which each potential holder offers to purchase, if the Series 1999-1 Note auction rate for the next succeeding auction period will not be less than the rate per annum specified by the potential holder, which also constitutes a Bid.

     Each Hold Order, Bid and Sell Order will be an Order. Each existing holder and each potential holder placing an Order is referred to as a Bidder.

     Subject to the provisions of the first supplemental indenture described below under "Validity of Orders", a Bid by an existing holder will constitute an irrevocable offer to sell:

     . the principal amount of Outstanding Series 1999-1 Notes specified in the Bid if the Series 1999-1 Note auction rate will be less than the rate specified in the Bid;

     . the principal amount or a lesser principal amount of Outstanding Series
       1999-1 Notes to be determined as described below in "Acceptance and Rejection of Orders", if the Series 1999-1 Note auction rate will be equal to the rate specified in the Bid; or

     . the principal amount or a lesser principal amount of Outstanding Series
       1999-1 Notes to be determined as described below under "Acceptance and Rejection of Orders", if the rate specified therein will be higher than the Series 1999-1 Note auction rate and Sufficient Bids, as defined below, have not been made.

     Subject to the provisions of the first supplemental indenture described below under "Validity of Orders", a Sell Order by an existing holder will constitute an irrevocable offer to sell:

     . the principal amount of Outstanding Series 1999-1 Notes specified in the Sell Order; or

     . the principal amount or a lesser principal amount of Outstanding Series
       1999-1 Notes as described below under "Acceptance and Rejection of Orders", if Sufficient Bids have not been made.

     Subject to the provisions of the first supplemental indenture described below under "Validity of Orders", a Bid by a potential holder will constitute an irrevocable offer to purchase:

     . the principal amount of Outstanding Series 1999-1 Notes specified in the Bid if the Series 1999-1 Note auction rate will be higher than the rate specified in the Bid; or

     . the principal amount or a lesser principal amount of Outstanding Series
       1999-1 Notes as described below in "Acceptance and Rejection of Orders", if the Series 1999-1 Note auction rate is equal to the rate specified in the Bid.

     Each broker-dealer will submit in writing to the auction agent prior to the Submission Deadline on each auction date all Orders obtained by the broker-dealer and will specify with respect to each Order:

     . the name of the Bidder placing the Order;

     . the aggregate principal amount of Series 1999-1 Notes that are the subject of the Order;

     . to the extent that the Bidder is an existing holder: (a) the principal amount of Series 1999-1 Notes, if any, subject to any Hold Order placed by the existing holder; (b) the principal amount of Series 1999-1 Notes, if any, subject to any Bid placed by the existing holder and the rate specified in the Bid; and (c) the principal amount of Series 1999-1 Notes, if any, subject to any Sell Order placed by the existing holder; and

     . to the extent the Bidder is a potential holder, the rate specified in the potential holder's Bid.

     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the auction agent will round the rate up to the next highest .001%.

     If an Order or Orders covering all Outstanding Series 1999-1 Notes held by any existing holder are not submitted to the auction agent prior to the Submission Deadline, the auction agent will deem a Hold Order to have been submitted on behalf of the existing holder covering the principal amount of Outstanding Series 1999-1 Notes held by the existing holder and not subject to an Order submitted to the auction agent.

     Neither EdLinc, the trustee nor the auction agent will be responsible for any failure of a broker-dealer to submit an Order to the auction agent on behalf of any existing holder or potential holder.

     An existing holder may submit multiple Orders, of different types and specifying different rates, in an auction with respect to Series 1999-1 Notes then held by the existing holder. An existing holder that offers to purchase additional Series 1999-1 Notes is, for purposes of that offer, treated as a potential holder.

     Any Bid specifying a rate higher than the maximum auction rate will:

     . be treated as a Sell Order if submitted by an existing holder; and

     . not be accepted if submitted by a potential holder.

     Validity of Orders

     If any existing holder submits through a broker-dealer to the auction agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Series 1999-1 Notes held by the existing holder, the Orders will be considered valid as follows and in the order of priority described below.

          Hold Orders.  All Hold Orders will be considered valid, but only up
          -----------
     to the aggregate principal amount of Outstanding Series 1999-1 Notes held by the existing holder, and if the aggregate principal amount of Series 1999-1 Notes subject to these Hold Orders exceeds the aggregate principal amount of Series 1999-1 Notes held by the existing holder, the aggregate principal amount of Series 1999-1 Notes subject to each Hold Order will be reduced pro rata so that the aggregate principal amount of Series 1999-1 Notes subject to all these Hold Orders equals the aggregate principal amount of Outstanding Series 1999-1 Notes held by the existing holder.

          Bids.  Any Bid will be considered valid up to an amount equal to the
          ----
     excess of the principal amount of Outstanding Series 1999-1 Notes held by the existing holder over the aggregate principal amount of Series 1999-1 Notes subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of the existing holder and the aggregate principal amount of Outstanding Series 1999-1 Notes subject to these Bids is greater than the excess, these Bids will be considered valid up to an amount equal to the excess. Subject to the two preceding sentences, if more than one Bid with different rates is submitted on behalf of the existing holder, these Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which the excess exists and then at the rate up to the amount of the excess. In any event, the aggregate principal amount of Outstanding Series 1999-1 Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a potential holder at the rate specified in those Bids.

          Sell Orders.  All Sell Orders will be considered valid up to an amount
          -----------
     equal to the excess of the principal amount of Outstanding Series 1999-1 Notes held by the existing holder over the aggregate principal amount of Series 1999-1 Notes subject to valid Hold Orders and valid Bids as referred to above.

     If more than one Bid for Series 1999-1 Notes is submitted on behalf of any potential holder, each Bid submitted will be a separate Bid with the rate and principal amount specified in that Bid. Any Bid or Sell Order submitted by an existing holder covering an aggregate principal amount of Series 1999-1 Notes not equal to an authorized denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a potential holder covering an aggregate principal amount of Series 1999-1 Notes not equal to an authorized denomination or an integral multiple thereof will be rejected. Any Order submitted in an auction by a broker-dealer to the auction agent prior to the Submission Deadline on any auction date will be irrevocable.

     A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a Submitted Hold Order, a Submitted Bid and a Submitted Sell Order, respectively, and, collectively, Submitted Orders.

     Determination of Sufficient Bids and Bid Auction Rate

     Not earlier than the Submission Deadline on each auction date, the auction agent will assemble all valid Submitted Orders and will determine:

          (a) the Available Series 1999-1 Notes, which is the excess of the total principal amount of Outstanding Series 1999-1 Notes over the sum of the aggregate principal amount of Outstanding Series 1999-1 Notes subject to Submitted Hold Orders; and

          (b) from the Submitted Orders whether the aggregate principal amount of Outstanding Series 1999-1 Notes subject to Submitted Bids by potential holders specifying one or more rates equal to or lower than the maximum auction rate exceeds or is equal to the sum of

               (1) the aggregate principal amount of Outstanding Series 1999-1 Notes subject to Submitted Bids by existing holders specifying one or more rates higher than the maximum auction rate and

               (2) the aggregate principal amount of Outstanding Series 1999-1 Notes subject to Submitted Sell Orders,

     if this excess or equality exists other than because all of the Outstanding Series 1999-1 Notes are subject to Submitted Hold Orders, the Submitted Bids by potential holders above will be referred to collectively as Sufficient Bids; and

          (c) if Sufficient Bids exist, the Bid Auction Rate, which will be the lowest rate specified in the Submitted Bids such that if:

               (1) each Submitted Bid from existing holders specifying the lowest rate and all other Submitted Bids from existing holders specifying lower rates were rejected, thus entitling the existing holders to continue to hold the principal amount of Series 1999-1 Notes subject to the Submitted Bids; and

               (2) each Submitted Bid from potential holders specifying the lowest rate and all other Submitted Bids from potential holders specifying lower rates, were accepted,

     the result would be that the existing holders described in subparagraph
     (c)(1) above would continue to hold an aggregate principal amount of Outstanding Series 1999-1 Notes which, when added to the aggregate principal amount of Outstanding Series 1999-1 Notes to be purchased by the potential holders described in subparagraph (c)(2) above would equal not less than the Available Series 1999-1 Notes.

     Determination of Auction Rate and Series 1999-1 Note Auction Rate; Notice

     Promptly after the auction agent has made the determinations described above, the auction agent is to advise the trustee of the maximum auction rate and the all hold rate and the components of each on the auction date and, based on these determinations and the Net Loan Rate determined by EdLinc or the Servicer, the auction rate for the next succeeding interest period as follows:

     . if Sufficient Bids exist, that the auction rate for the next succeeding interest period will be equal to the Bid Auction Rate so determined:

     . if Sufficient Bids do not exist, other than because all of the Outstanding Series 1999-1 Notes are subject to Submitted Hold Orders, that the auction rate for the next succeeding interest period will be equal to the maximum auction rate; or:

     . if all Outstanding Series 1999-1 Notes are subject to Submitted Hold Orders, that the auction rate for the next succeeding interest period will be equal to the all hold rate.

     Promptly after the auction agent has determined the auction rate, the auction agent will determine and advise the trustee of the Series 1999-1 Note auction rate, which rate will be the lesser of (a) the auction rate and (b) the Net Loan Rate. In no event shall the Series 1999-1 Note auction rate exceed 18% per annum, which is the Series 1999-1 Note Auction Rate Limitation.

     Acceptance and Rejection of Orders

     Existing holders will continue to hold the principal amount of Series 1999-1 Notes that are subject to Submitted Hold Orders. If the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate", have been received by the auction agent, the Bid Auction Rate will be the Series 1999-1 Note auction rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the auction agent will take other action as provided in the first supplemental indenture and described below under "Sufficient Bids".

     If the Net Loan Rate is less than the auction rate, the Series 1999-1 Note auction rate will be the Net Loan Rate. If the auction rate and the Net Loan Rate are both greater than the Series 1999-1 Note Auction Rate Limitation, the Series 1999-1 Note auction rate will be equal to the Series 1999-1 Note Auction Rate Limitation. If the auction agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate", other than because all of the Outstanding Series 1999-1 Notes are subject to Submitted Hold Orders, the Series 1999-1 Note auction rate will be the lesser of the maximum auction rate or the Net Loan Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the auction agent will take other action as described below under "Insufficient Bids".

          Sufficient Bids.  If Sufficient Bids have been made and the Net Loan
          ---------------
     Rate is equal to or greater than the Bid Auction Rate, in which case the Series 1999-1 Note auction rate shall be the Bid Auction Rate, all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

               (a) Existing holders' Submitted Bids specifying any rate that is higher than the Series 1999-1 Note auction rate will be accepted, thus requiring each of these existing holders to sell the aggregate principal amount of Series 1999-1 Notes subject to their Submitted Bids;

               (b) Existing holders' Submitted Bids specifying any rate that is lower than the Series 1999-1 Note auction rate will be rejected, thus entitling each of these existing holders to continue to hold the aggregate principal amount of Series 1999-1 Notes subject to their Submitted Bids;

               (c) Potential holders' Submitted Bids specifying any rate that is lower than the Series 1999-1 Note auction rate will be accepted;

               (d) Each existing holder's Submitted Bid specifying a rate that is equal to the Series 1999-1 Note auction rate will be rejected, thus entitling the existing holder to continue to hold the aggregate principal amount of Series 1999-1 Notes subject to the Submitted Bid, unless the aggregate principal amount of Series 1999-1 Notes subject to these Submitted Bids will be greater than the remaining principal amount, which is the principal amount of Series 1999-1 Notes equal to the excess of the Available Series 1999-1 Notes over the aggregate principal amount of Series 1999-1 Notes subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event the Submitted Bid of the existing holder will be rejected in part and the existing holder will be entitled to continue to hold the principal amount of Series 1999-1 Notes subject to the Submitted Bid, but only in an amount equal to the aggregate principal amount of Series 1999-1 Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Outstanding Series 1999-1 Notes held by the existing holder subject to the Submitted Bid and the denominator of which will be the sum of the principal amount of Outstanding Series 1999-1 Notes subject to Submitted Bids made by all existing holders that specified a rate equal to the Series 1999-1 Note auction rate; and

               (e) Each potential holder's Submitted Bid specifying a rate that is equal to the Series 1999-1 Note auction rate will be accepted, but only in an amount equal to the principal amount of Series 1999-1 Notes obtained by multiplying the excess of the aggregate principal amount of Available Series 1999-1 Notes over the aggregate principal amount of Series 1999-1 Notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Outstanding Series 1999-1 Notes subject to the Submitted Bid and the denominator of which will be the sum of the principal amount of Outstanding Series 1999-1 Notes subject to Submitted Bids made by all potential holders that specified a rate equal to the Series 1999-1 Note auction rate.

          Insufficient Bids.  If Sufficient Bids have not been made, other than
          -----------------
     because all of the Outstanding Series 1999-1 Notes are subject to Submitted Hold Orders, or if the Net Loan Rate is less than the Bid Auction Rate, in which case the Series 1999-1 Note auction rate shall be the Net Loan Rate, or if the Series 1999-1 Note Auction Rate Limitation applies, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

               (a) existing holders' Submitted Bids specifying any rate that is equal to or lower than the Series 1999-1 Note auction rate will be rejected, thus entitling the existing holders to continue to hold the aggregate principal amount of Series 1999-1 Notes subject to the Submitted Bids;

               (b) potential holders' Submitted Bids (1) specifying any rate that is equal to or lower than the Series 1999-1 Note auction rate will be accepted, and (2) specifying any rate that is higher than the Series 1999-1 Note auction rate will be rejected; and

               (c) each existing holder's Submitted Bid specifying any rate that is higher than the Series 1999-1 Note auction rate and the Submitted Sell Order of each existing holder will be accepted, thus entitling each existing holder that submitted any Submitted Bid or Submitted Sell Order to sell the Series 1999-1 Notes subject to the Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Series 1999-1 Notes obtained by multiplying the aggregate principal amount of Series 1999-1 Notes subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Outstanding Series 1999-1 Notes held by the existing holder subject to the Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Outstanding Series 1999-1 Notes subject to all these Submitted Bids and Submitted Sell Orders.

          All Hold Orders.  If all Outstanding Series 1999-1 Notes are subject
          ---------------
     to Submitted Hold Orders, all Submitted Bids will be rejected.

          Authorized Denominations Requirement.  If, as a result of the
          ------------------------------------
     procedures described above regarding Sufficient Bids and Insufficient Bids, any existing holder would be entitled or required to sell, or any potential holder would be entitled or required to purchase, a principal amount of Series 1999-1 Notes that is not equal to an authorized denomination or an integral multiple thereof, the auction agent will, in such manner as in its sole discretion it may determine, round up or down the principal amount of Series 1999-1 Notes to be purchased or sold by any existing holder or potential holder so that the principal amount of Series 1999-1 Notes purchased or sold by each existing holder or potential holder will be equal to an authorized denomination or an integral multiple thereof. If, as a result of the procedures described above regarding Insufficient Bids, any potential holder would be entitled or required to purchase less than a principal amount of Series 1999-1 Notes equal to an authorized denomination or any integral multiple thereof, the auction agent will, in such manner as in its sole discretion it may determine, allocate Series 1999-1 Notes for purchase among potential holders so that only Series

     1999-1 Notes in an authorized denomination or any integral multiple thereof are purchased by any potential holder, even if this allocation results in one or more of the potential holders not purchasing any Series 1999-1 Notes.

     Based on the results of each auction, the auction agent is to determine the aggregate principal amount of Series 1999-1 Notes to be purchased and the aggregate principal amount of Series 1999-1 Notes to be sold by potential holders and existing holders on whose behalf each broker-dealer submitted Bids or Sell Orders and, with respect to each broker-dealer, to the extent that the aggregate principal amount of Series 1999-1 Notes to be sold differs from the aggregate principal amount of Series 1999-1 Notes to be purchased, determine to which other broker-dealer or broker-dealers acting for one or more purchasers the broker-dealer will deliver, or from which broker-dealers acting for one or more sellers the broker-dealer will receive, as the case may be, Series 1999-1 Notes.

     Any calculation by the auction agent, or the trustee, if applicable, of the Series 1999-1 Note auction rate, one-month LIBOR, three-month LIBOR, the maximum auction rate, the all hold rate and the non-payment rate, and any calculation by EdLinc or the Servicer of the Net Loan Rate, will, in the absence of manifest error, be binding on all other parties.

     Notwithstanding anything in the first supplemental indenture to the contrary, no auction is to be held on any auction date during the continuance of a payment default.

     Settlement Procedures

     The auction agent is required to advise each broker-dealer that submitted an Order in an auction of the Series 1999-1 Note auction rate for the next interest period and, if the Order was a Bid or Sell Order, whether the Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., New York City time, on the auction date, if the Series 1999-1 Note auction rate is the auction rate, and not later than 4:00 p.m., New York City time, on the auction date, if the Series 1999-1 Note auction rate is the Net Loan Rate. Each broker-dealer that submitted an Order on behalf of a Bidder is required to then advise the Bidder of the Series 1999-1 Note auction rate for the next interest period and, if the Order was a Bid or a Sell Order, whether the Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Series 1999-1 Notes as a result of the auction and advise each Bidder purchasing or selling Series 1999-1 Notes as a result of the auction to give instructions to its Participant to pay the purchase price against delivery of the Series 1999-1 Notes or to deliver the Series 1999-1 Notes against payment therefor, as appropriate. Pursuant to the auction agent agreement, the auction agent is to record each transfer of Series 1999-1 Notes on the existing holders Registry to be maintained by the auction agent.

     In accordance with DTC's normal procedures, on the business day after the auction date, the transactions described above will be executed through DTC, so long as DTC is the Securities Depository, and the accounts of the respective Participants at DTC will be debited and credited and Series 1999-1 Notes delivered as necessary to effect the purchases and sales of Series 1999-1 Notes as determined in the auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

     If any existing holder selling Series 1999-1 Notes in an auction fails to deliver the Series 1999-1 Notes, the broker-dealer of any person that was to have purchased Series 1999-1 Notes in the auction may deliver to the person a principal amount of Series 1999-1 Notes that is less than the principal amount of Series 1999-1 Notes that otherwise was to be purchased by the person but in any event equal to an authorized denomination or any integral multiple thereof. In that event, the principal amount of Series 1999-1 Notes to be delivered will be determined by the broker-dealer. Delivery of this lesser principal amount of Series 1999-1 Notes will constitute good delivery. Neither the trustee nor the auction agent will have any responsibility or liability with respect to the failure of a potential holder, existing holder or their respective broker-dealer or Participant to deliver the principal amount of Series 1999-1 Notes or to pay for the Series 1999-1 Notes purchased or sold pursuant to an auction or otherwise. For a further description of the settlement procedures, see Appendix II to this prospectus supplement -- "Settlement Procedures".

Trustee Not Responsible for Auction Agent, Market Agent and Broker-Dealers

     The trustee shall not be liable or responsible for the actions of or failure to act by the auction agent, the market agent or any broker-dealer under the first supplemental indenture, the auction agent agreement or any broker-dealer agreement. The trustee may conclusively rely upon any information required to be furnished by the auction agent, the market agent or any broker-dealer without undertaking any independent review or investigation of the truth or accuracy of the information.

Changes in Auction Terms

     Changes in Auction Period or Periods

     While any of the Series 1999-1 Notes are Outstanding, EdLinc may, from time to time, change the length of one or more auction periods, referred to as an auction period adjustment, in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the Series 1999-1 Notes. EdLinc will not initiate a change in the length of the auction period unless it shall have received, not less than three days nor more than 20 days prior to the effective date of an auction period adjustment the written consent of the market agent, which consent shall not be unreasonably withheld, and written confirmation from each of the Rating Agencies then rating the Series 1999-1 Notes that the auction period adjustment will not adversely affect its ratings then applicable to any of the Series 1999-1 Notes. EdLinc will initiate an auction period adjustment by giving written notice to the trustee, the auction agent, the market agent and the Securities Depository in substantially the form of, or containing substantially the information contained in, the first supplemental indenture at least ten days prior to the auction date for that auction period.

     No auction period adjustment shall result in an auction period of less than seven days nor more than 91 days. If any auction period adjustment will result in an auction period of less than

28 days, the notice described above will be effective only if it is accompanied by a written statement of the trustee, the auction agent and the Securities Depository to the effect that they are capable of performing their duties, if any, under the first supplemental indenture, the auction agent agreement and any broker-dealer agreement with respect to the changed auction period.

     An auction period adjustment will take effect only if (A) the trustee and the auction agent receive, by 11:00 a.m., New York City time, on the business day before the auction date for the first auction period, a certificate from EdLinc authorizing an auction period adjustment specified in the certificate, the consent of the market agent and the rating agency confirmations described above and, if applicable, the written statement of the trustee, the auction agent and the Securities Depository described above, and (B) Sufficient Bids exist at the auction on the auction date for that first auction period. If the condition referred to in (A) is not met, the Series 1999-1 Note auction rate applicable for the next auction period will be determined pursuant to the auction procedures and the auction period will be the auction period determined without reference to the proposed change. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Series 1999-1 Note auction rate applicable for the next auction period will be the lesser of the maximum auction rate and the Net Loan Rate and the auction period will be the auction period determined without reference to the proposed change.

     Changes in the Auction Date

     The market agent, with the written consent of an authorized officer of EdLinc, may specify an earlier auction date, but in no event more than five business days earlier, than the auction date that would otherwise be determined in accordance with the definition of auction date set forth above under "Auction Procedures--General", with respect to one or more specified auction periods in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date and the interest rate on the Series 1999-1 Notes. The market agent shall deliver a written request for consent to the change in the auction date to EdLinc not less than three days nor more than 20 days prior to the effective date of the change. The market agent shall provide notice of its determination to specify an earlier auction date for one or more auction periods by means of a written notice delivered at least 10 days prior to the proposed changed auction date to the trustee, the auction agent, EdLinc and the Securities Depository.

     The changes in auction terms described above may be made with respect to each series of the Series 1999-1 Notes. In connection with any change in auction terms described above, the auction agent is to provide further notice to those parties as is specified in the auction agent agreement.

                                                                     APPENDIX II

                             SETTLEMENT PROCEDURES

     If not otherwise defined below, capitalized terms used below will have the meanings given the terms in"Glossary of Principal Definitions" in the prospectus or in Appendix I to this prospectus supplement -- "Auction of the Series 1999-1 Notes". These Settlement Procedures apply separately to each series of Series 1999-1 Notes.

     (a) Not later than (A) 3:00 p.m., New York City time, if the Series 1999-1 Note auction rate is the auction rate or (B) 4:00 p.m., New York City time, if the Series 1999-1 Note auction rate is the Net Loan Rate, the auction agent is to notify by telephone each broker-dealer that participated in the auction held on the auction date and submitted an Order on behalf of an existing holder or potential holder of:

          (1) the Series 1999-1 Note auction rate fixed for the next interest period;

          (2) whether there were Sufficient Bids in the auction;

          (3) if the broker-dealer submitted Bids or Sell Orders on behalf of an existing holder, and is, therefore, a Seller's Broker-Dealer, whether the Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Series 1999-1 Notes, if any, to be sold by the existing holder;

          (4) if the broker-dealer submitted a Bid on behalf of a potential holder, and is, therefore, a Buyer's Broker-Dealer, whether the Bid was accepted or rejected, in whole or in part, and the principal amount of Series 1999-1 Notes, if any, to be purchased by the potential holder;

          (5) if the aggregate principal amount of Series 1999-1 Notes to be sold by all existing holders on whose behalf the Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Series 1999-1 Notes to be purchased by all potential holders on whose behalf the Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers, and the name of the Participant, if any, of each Buyer's Broker-Dealer, acting for one or more purchasers of the excess principal amount of Series 1999-1 Notes and the principal amount of Series 1999-1 Notes to be purchased from one or more existing holders on whose behalf the Seller's Broker-Dealer acted by one or more potential holders on whose behalf each of the Buyer's Broker-Dealers acted;

          (6) if the aggregate principal amount of Series 1999-1 Notes to be purchased by all potential holders on whose behalf the Buyer's Broker-Dealer submitted a Bid exceeds the aggregate principal of Series 1999-1 Notes to be sold by all existing holders on whose behalf the Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers, and the name of the Participant, if any, of each Seller's Broker-Dealer, acting for one or more sellers of the excess principal amount of Series 1999-1 Notes and the principal amount of Series 1999-1 Notes to be sold to one or more potential holders on whose behalf the Buyer's Broker-Dealer acted by one or more existing holders on whose behalf each of the Seller's Broker-Dealers acted; and

          (7) the auction date for the next succeeding auction.

      (b) On each auction date, each broker-dealer that submitted an Order on behalf of any existing holder or potential holder is to:

          (1) advise each existing holder and potential holder on whose behalf the broker-dealer submitted a Bid or Sell Order in the auction on the auction date whether the Bid or Sell Order was accepted or rejected, in whole or in part;

          (2) in the case of a broker-dealer that is a Buyer's Broker-Dealer, advise each potential holder on whose behalf the Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct the potential holder's Participant to pay to the Buyer's Broker-Dealer, or its Participant, through the Securities Depository the amount necessary to purchase the principal amount of the Series 1999-1 Notes to be purchased pursuant to the Bid against receipt of the Series 1999-1 Notes;

          (3) in the case of a broker-dealer that is a Seller's Broker-Dealer, instruct each existing holder on whose behalf the Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct the existing holder's Participant to deliver to the Seller's Broker-Dealer, or its Participant, through the Securities Depository the principal amount of the Series 1999-1 Notes to be sold pursuant to the Order against payment therefor;

          (4) advise each existing holder on whose behalf the broker-dealer submitted an Order and each potential holder on whose behalf the broker-dealer submitted a Bid of the Series 1999-1 Note auction rate for the next interest period;

          (5) advise each existing holder on whose behalf the broker-dealer submitted an Order of the next auction date; and

          (6) advise each potential holder on whose behalf the broker-dealer submitted a Bid that was accepted, in whole or in part, of the next auction date.

      (c) On the basis of the information provided to it pursuant to paragraph
(a) above, each broker-dealer that submitted a Bid or Sell Order in an auction is required to allocate any funds received by it in connection with the auction pursuant to paragraph (b)(2) above, and any Series 1999-1 Notes received by it in connection with the auction pursuant to paragraph (b)(3) above, among the potential holders, if any, on whose behalf the broker-dealer submitted Bids, the existing holders, if any on whose behalf the broker-dealer submitted Bids or Sell Orders in the auction, and any broker-dealers identified to it by the auction agent following the auction pursuant to paragraph (a)(5) or (a)(6) above.

      (d) On each auction date:

          (1) each potential holder and existing holder with an Order in the auction on the auction date will instruct its Participant as provided in paragraph (b)(2) or (b)(3) above, as the case may be:

          (2) each Seller's Broker-Dealer that is not a Participant of the Securities Depository will instruct its Participant to deliver the Series 1999-1 Notes through the Securities Depository to a Buyer's Broker-Dealer, or its Participant, identified to the Seller's Broker-Dealer pursuant to paragraph (a)(5) above against payment therefor; and

          (3) each Buyer's Broker-Dealer that is not a Participant of the Securities Depository will instruct its Participant to pay through the Securities Depository to Seller's Broker-Dealer, or its Participant, identified following the auction pursuant to paragraph (a)(6) above the amount necessary to purchase the Series 1999-1 Notes to be purchased pursuant to paragraph (b)(2) above against receipt of the Series 1999-1 Notes.

      (e) On the business day following each auction date:

          (1) each Participant for a Bidder in the auction on the auction date referred to in paragraph (d)(1) above will instruct the Securities Depository to execute the transactions described under paragraph (b)(2) or
      (b)(3) above for the auction, and the Securities Depository will execute these transactions;

          (2) each Seller's Broker-Dealer or its Participant will instruct the Securities Depository to execute the transactions described in paragraph (d)(2) above for the auction, and the Securities Depository will execute these transactions; and

           (3) each Buyer's Broker-Dealer or its Participant will instruct the Securities Depository to execute the transactions described in paragraph (d)(3) above for the auction, and the Securities Depository will execute these transactions.

      (f) If an existing holder selling Series 1999-1 Notes in an auction fails to deliver the Series 1999-1 Notes, by authorized book-entry, a broker-dealer may deliver to the potential holder on behalf of which it submitted a Bid that was accepted a principal amount of Series 1999-1 Notes that is less than the principal amount of Series 1999-1 Notes that otherwise was to be purchased by the potential holder. In that event, the principal amount of Series 1999-1 Notes to be so delivered will be determined solely by the broker-dealer. Delivery of this lesser principal amount of Series 1999-1 Notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Series 1999-1 Notes which will represent any departure from the results of an auction, as determined by the auction agent, will be of no effect unless and until the auction agent will have been notified of the delivery or nondelivery in accordance with the provisions of the auction agent agreement and the broker-dealer agreements. Neither the trustee nor the auction agent will have any responsibility or liability with respect to the failure of a potential holder, existing holder or their respective broker-dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Series 1999-1 Notes purchased or sold pursuant to an auction or otherwise.

Prospectus

                         EDUCATION LOANS INCORPORATED

                        Student Loan Asset-Backed Notes


Consider carefully the risk factors beginning on page 4 in this prospectus.

The notes will represent obligations of EdLinc only and will not represent interests in or obligations of the servicer, the transferor or any of their affiliates. The notes are not a deposit and are not insured or guaranteed by any person. Except as noted in this document and the accompanying prospectus supplement, the underlying accounts and student loans are not insured or guaranteed by any governmental agency.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

EdLinc:
------

 .    may issue periodically student loan asset-backed notes in one or more series with one or more classes, all of which will be part of a single issue of notes.

The Notes:
---------

 .    will be secured by the student loans and other assets of EdLinc that are acquired with the proceeds of the notes;

 .    will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

 .    may have one or more forms of credit enhancement; and

 .    will be issued as part of a designated series, but each series of notes will be a part of the same issue of notes.

The Noteholders:
---------------

 .    will receive interest and principal payments from collections on the assets securing the notes; and

 .    will have the same right to be paid from the assets securing the notes as all other noteholders of the same class, including noteholders of other series, except in those cases where a form of credit enhancement has been provided only for the notes of a particular series.

     Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               November 30, 1999

             Important Notice About Information Presented In This
             Prospectus And The Accompanying Prospectus Supplement


     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. EdLinc has not authorized anyone to provide you with different information. The notes are not offered in any state where the offer is not permitted.

     EdLinc has included cross-references in this prospectus to captions in this prospectus or the accompanying prospectus supplement where you can find further related discussions. These cross-references are to sections contained in this prospectus unless you are told otherwise. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which the captions are located.

                                _______________

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
RISK FACTORS.................................................................................        4
USE OF PROCEEDS..............................................................................       13
EDLINC.......................................................................................       13
THE TRANSFEROR...............................................................................       14
THE SERVICER.................................................................................       14
MATURITY AND PREPAYMENT
 CONSIDERATIONS..............................................................................       15
DESCRIPTION OF FINANCING
 OF ELIGIBLE LOANS...........................................................................       17
Description of Eligible Loans to be Financed.................................................       17
 Transfer Agreements.........................................................................       18
 Student Loan Purchase Agreements............................................................       18
 Servicing and "Due Diligence"...............................................................       19
DESCRIPTION OF THE FFEL PROGRAM..............................................................       20
 General.....................................................................................       20
 Loan Terms..................................................................................       21
 Contracts with Guarantee Agencies...........................................................       33
 Federal Special Allowance Payments..........................................................       37
 Federal Student Loan Insurance Fund.........................................................       39
 Direct Loans................................................................................       39
DESCRIPTION OF THE
 GUARANTEE AGENCIES..........................................................................       40
 General.....................................................................................       40
 Department of Education Oversight...........................................................       41
 Federal Agreements..........................................................................       42
 Effect of Annual Claims Rate................................................................       43
 1998 Reauthorization Amendments.............................................................       43
DESCRIPTION OF THE ALTERNATIVE
 LOAN PROGRAMS...............................................................................       47
DESCRIPTION OF THE NOTES.....................................................................       48
 General.....................................................................................       48
 General Terms of Notes......................................................................       49
 Issuance of Notes...........................................................................       49
 Comparative Security of Noteholders
   and Other Beneficiaries...................................................................       50
 Redemption, Prepayment or Purchase
   of Notes; Senior Asset Requirement........................................................       50
Interest.....................................................................................       51
 Principal...................................................................................       52
 Determination of LIBOR......................................................................       52
 Auction Procedures..........................................................................       53
 Book-Entry Registration.....................................................................       55
 DTC Year 2000 Compliance....................................................................       59
 Definitive Notes............................................................................       60
 Denomination and Payment....................................................................       61
SOURCE OF PAYMENT AND SECURITY
 FOR  THE NOTES..............................................................................       61
 General.....................................................................................       61
 Additional Indenture Obligations............................................................       62
 Priorities..................................................................................       63
DESCRIPTION OF THE SLFC
 SERVICING AGREEMENT.........................................................................       64
 General.....................................................................................       64
 Acquisition Process.........................................................................       64
 Origination Process.........................................................................       64
 Servicing...................................................................................       64
 Right of Inspection and Audits..............................................................       65
 Administration and Management...............................................................       66
 Servicing Fees..............................................................................       66
 Sub-Servicers...............................................................................       67
 Term and Termination........................................................................       67
 Year 2000 Information Systems Procedures....................................................       67
DESCRIPTION OF THE INDENTURE.................................................................       69
 General.....................................................................................       69
 Funds and Accounts..........................................................................       69
 Pledge; Encumbrances........................................................................       83
 Covenants...................................................................................       84
 No Petition.................................................................................       87
 Investments.................................................................................       87
 Reports to Noteholders......................................................................       88
 Events of Default...........................................................................       89
 Remedies....................................................................................       90
 Application of Proceeds.....................................................................       93
 Trustee.....................................................................................       94
 Supplemental Indentures.....................................................................       95
 Discharge of Notes and Indenture............................................................       97
 Notices to Noteholders......................................................................       97
 Rights of Other Beneficiaries...............................................................       98
UNITED STATES FEDERAL INCOME
 TAX CONSEQUENCES............................................................................       98
 Characterization of the Trust Estate........................................................       99
 Characterization of the Notes as Indebtedness...............................................       99
 United States Federal Income Tax
   Consequences to United States Holders.....................................................      100
 United States Federal Income Tax
   Consequences to Non-United States
   Holders...................................................................................      102
 Information Reporting and Back-up
   Withholding...............................................................................      103
STATE TAX CONSIDERATIONS.....................................................................      105
ERISA CONSIDERATIONS.........................................................................      105
AVAILABLE INFORMATION........................................................................      106
REPORTS TO NOTEHOLDERS.......................................................................      107
INCORPORATION OF CERTAIN
 DOCUMENTS BY REFERENCE......................................................................      107
PLAN OF DISTRIBUTION.........................................................................      107
FINANCIAL INFORMATION........................................................................      108
RATING.......................................................................................      108
GLOSSARY OF PRINCIPAL
 DEFINITIONS.................................................................................      I-1

                                 RISK FACTORS

          You should consider the following risk factors in deciding whether to purchase the notes.

A secondary market for the   The underwriters may assist in resales of the notes but they
notes may not develop,       are not required to do so. A secondary market for the notes
which means you may have     may not develop. If a secondary market does develop, it might
trouble selling them when    not continue or it might not be sufficiently liquid to allow
you want.                    you to resell any of your notes.

EdLinc will have limited     EdLinc will have no assets or sources of funds to pay principal
assets to pay principal      or interest on the notes other than the student loans acquired
and interest, which could    with proceeds of the notes and the other assets making up the
result in delays in          trust estate.  The notes are obligations solely of EdLinc, and
payment or losses on your    will not be insured or guaranteed by the transferor, the
notes.                       servicer, the guarantee agencies, the trustee or any of their affiliates, or by the Department of Education.  Noteholders must rely for repayment upon proceeds realized from the student loans, credit enhancement, if any, and other assets in the trust estate.  See "Source of Payment and Security for the
                             Notes."

Failure by loan holders or   The Higher Education Act requires loan holders and servicers to
servicers to comply with     follow specified procedures to ensure that the FFELP loans are
student loan origination     properly originated and serviced.  Failure to follow these
and servicing procedures     procedures may result in:
could cause delays in
payment or losses on your    .  Loss of Reinsurance Payments, Interest Subsidies and Special
notes.                          Allowance Payments. The Department of Education's refusal to make reinsurance payments to the guarantee agencies or to make interest subsidy payments and special allowance payments to the trustee with respect to the FFELP loans; and

                             .  Loss of Guarantee Payments. The guarantee agencies'
                                inability or refusal to make guarantee payments with respect to
                                FFELP loans.

                             Loss of any of these payments may adversely affect EdLinc's ability to pay principal and interest on the notes. See "Description of
                             Financing of Eligible Loans--Servicing and 'Due Diligence'" and
                             "Description of the FFEL Program."

Year 2000 problems with the  If computer programs and information systems used by the
servicer's or third          servicer or third parties upon which the servicer depends for
parties' computers could     its programming and financial operations or with which it
delay payments on your       conducts business, including, without limitation, guarantee
notes.                       agencies, the Department of Education, the trustee, the
                             securities depository and utilities providing services to the servicer or such parties, are not year 2000 compliant, the servicer's and such parties' ability to provide services
                             required in connection with the servicer's administration of its student loan program and the payment of the principal of and interest on your notes in a timely manner may be adversely affected.  See "Description of the SLFC Servicing
                             Agreement--Year 2000 Information Systems Procedures."

Subordinated classes of      If a class of notes is subordinated, interest and principal
notes face a higher risk     payments on a payment date on such class generally will be made
of delayed payments and      only after each senior class has received its interest and
losses.                      principal entitlement on that payment date.  Consequently, a subordinated class will bear losses on the student loans prior to such losses being borne by the more senior classes.  In addition, subordinated noteholders may be limited in the legal remedies that are available to them until the more senior
                             noteholders are paid in full.  See "Source of Payment and
                             Security for the Notes--Priorities."

Additional notes may be      EdLinc may, from time to time, issue additional notes or incur
issued without your          other obligations secured by the trust estate without the
consent, which could         consent or approval of any existing noteholders.  These notes
affect the make-up of the    or other obligations may be senior or subordinate to, or on a
outstanding notes.           parity with, existing classes of notes in right of payment.

If there is a problem with   The transferor will purchase student loans from lenders and
a loan that arose prior to   SLFC and will also originate student loans.  The transfer of
its acquisition by the       the student loans from the transferor to the trustee on behalf
trustee, the trust estate    of EdLinc is without recourse against the transferor.  Neither
may incur losses on that     EdLinc nor the trustee will have any right to resell the
loan unless the lender or    student loans to the transferor or otherwise to make recourse
SLFC repurchases it          to or collect from the transferor if the student loans should
because of a breach of a     fail to meet the requirements of an eligible loan for any
representation or warranty.  reason or if the transfer should fail to provide the trustee with good title to the student loans.

                             The lenders and SLFC, however, will have made representations and warranties in the related student loan purchase agreements in connection with their sales of student loans to the
                             transferor or the trustee on behalf of EdLinc.  If those
                             representations and warranties are breached as to a given
                             student loan, the applicable lender or SLFC will be obligated to repurchase the student loan.

                             However, neither EdLinc nor the transferor examines the
                             documents relating to FFELP loans to the extent necessary
                             to determine whether the selling lenders have met all of the conditions necessary for such loans to qualify for guarantee payments from the applicable guarantee agency.  Furthermore, the lender or SLFC may not have the financial resources
                             to repurchase any student loan.  Finally, these representations and warranties will not cover any problem arising after the sale of the student loan to the transferor or the trustee on behalf of EdLinc that was not caused by a breach of the representations and warranties (such as a failure to service the student loan properly).

                             The failure of a lender or SLFC to repurchase a student loan is a breach of the related student loan purchase agreement,
                             enforceable by the trustee, but is not an event of default, and would not permit the exercise of remedies, under the indenture.

                             See "Description of Financing of Eligible Loans--Student Loan
                             Purchase Agreements."

Offset by guarantee          The trustee will use a Department of Education lender
agencies or the              identification number that is also being used for other student
Department of Education      loans held by the trustee on behalf of EdLinc and the
could reduce the amounts     transferor under other indentures, and which may also be used
available for payment of     similarly for SLFC or other entities established by SLFC.  The
your notes.                  billings submitted to the Department of Education will be
                             consolidated with the billings for payments for student loans under all of these indentures, and payments on the billings will be made by the Department of Education or the guarantee agency to the trustee in lump sum form.  These payments will be allocated by the trustee among the various indentures using the same lender identification number.

                             If the Department of Education or a guarantee agency determines that the trustee owes a liability to the Department of
                             Education or the guarantee agency on any FFELP loan for which the trustee is legal titleholder, the Department of Education or the guarantee agency might seek to collect that liability by offsetting against payments due the trustee under the indenture for the notes.  This offsetting or shortfall of payments due to the trustee could adversely affect the amount of available funds for any collection period and EdLinc's ability to pay interest and principal on the notes.

                             Although the indenture contains provisions for
                             cross-indemnification with respect to such payments and
                             offsets,

                             there can be no assurance that the amount of funds available with respect to such right of indemnification may be adequate to compensate the indenture and noteholders for any previous reduction in the available funds for a collection period.

                             See "Description of the FFEL Program" and "Description of the
                             Guarantee Agencies."

The financial health of the  The FFELP loans are not secured by any collateral of the
guarantee agencies could     borrower.  Payments of principal and interest are guaranteed by
decline, which could         guarantee agencies to the extent described herein and in the
affect the timing and        related prospectus supplement.  Excessive borrower defaults
amounts available for        could impair a guarantee agency's ability to meet its guarantee
payment of your notes.       obligations.  In addition, recently enacted legislation is expected to reduce the guarantee agencies' reserves under the
                             FFEL program.  The financial health of a guarantee agency could affect the timing and amount of available funds for any
                             collection period and EdLinc's ability to pay principal of and interest on your notes.  Although a holder of FFELP loans could submit claims for payment directly to the Department of
                             Education pursuant to section 432(o) of the Higher Education
                             Act if the Department determines that a guarantee agency is unable to meet its insurance obligations, there is no assurance that the Department of Education would make such a
                             determination or that it would pay claims in a timely manner.
                             The trustee may receive claim payments on FFELP loans directly from the Department of Education under Section 432(o) if such a determination is made.  See "Description of the FFEL Program"
                             and "Description of the Guarantee Agencies."

The FFEL program could       The Higher Education Act and other relevant federal or state
change, which could          laws may be amended or modified in the future.  In particular,
adversely affect the loans   the level of guarantee payments may be adjusted from time to
and the timing of and        time.  EdLinc cannot predict whether any changes will be
amounts available for        adopted or, if so, what impact such changes may have on EdLinc
payment of your notes.       or your notes.

Increased competition         The lenders that sell student loans to EdLinc and the
from FFEL program             transferor face competition from other lenders and secondary
participants and the          markets that could decrease the volume of eligible loans that
Federal Direct Student        could be acquired by EdLinc and the transferor.  Additionally,
Loan Program could            the Higher Education Act provides for a Federal Direct Student
adversely affect the          Loan Program. This program could result in reductions in the
availability of loans, the    volume of loans made under the FFEL program. Reduced volume in
cost of servicing, the        EdLinc's program in particular and in the FFEL Program in
value of loans and            general may cause the servicer to experience increased costs
prepayment expectations.      due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted FFELP loans. The competition currently existing in the secondary market for loans made under the FFEL program also could be reduced, resulting in fewer potential buyers of the
                              FFELP loans and lower prices available in the secondary market for those loans.

                              The Department of Education has implemented a direct
                              consolidation loan program, which may reduce the volume of loans made under the FFEL program and, together with
                              consolidation loans made by lenders in the FFEL program, is expected to result in prepayments of student loans.

                              See "Description of the FFEL Program."

Prepayment of your notes      The proceeds of each series of notes may include an amount to
with unspent proceeds may     be deposited in the acquisition fund and used to acquire
create reinvestment risks.    student loans over a period of time after the closing date.  If the amount of student loans acquired by the trustee on behalf of EdLinc during such period is less than the full amount so funded, EdLinc will prepay principal on notes of that series equal to the difference plus any other related unspent
                              proceeds.  See "Description of Financing of Eligible Loans" and
                              "Description of the Indenture--Funds and Accounts-- Acquisition
                              Fund."

Reinvestment risk and         Student loans may be prepaid by borrowers at any time without
prepayments may reduce        penalty.  The rate of prepayments may be influenced by economic
your yield.                   and other factors, such as interest rates, the availability of other financing and the general job market. In addition, under some circumstances, lenders or SLFC may be obligated to
                              repurchase student loans from EdLinc pursuant to the student loan purchase agreements as a result of breaches of their
                              representations and warranties.  See "Description of Financing of Eligible Loans--Transfer Agreements" and " --Student Loan
                              Purchase Agreements."

                              To the extent borrowers elect to borrow money through consolidation loans, the noteholders will receive as a prepayment of principal the aggregate principal amount of the loan.

                              If loan prepayments result in your note being prepaid prior to its expected maturity, you may not be able to reinvest your funds at the same yield as the yield on the note. In addition, your yield may be reduced if you purchased your note at a premium and the principal is paid faster than you expected, or if you purchased your note at a discount and the principal is paid slower than you expected. EdLinc cannot predict the prepayment rate of any notes, and reinvestment risks or reductions in yield resulting from a faster or slower prepayment speed will be borne entirely by you and the other holders.

The maturity of your          Scheduled payments on the student loans and the
investment is uncertain.      maturities of the student loans may be extended
                              without your consent, which may lengthen the weighted average life of your investment.
                              Prepayments of principal on the student loans may shorten the life of your investment. See "Maturity and Prepayment Considerations."

The interest rates on         The interest rate for any class of LIBOR rate
the notes are subject to      notes will be based generally on the level of
limitations, which could      LIBOR. The interest rate for any class of auction
reduce your yield.            rate notes will be based generally on the outcome
                              of an auction of notes. The interest rate for other classes of notes may be based on the index, formula or other method described in the related prospectus supplement. The student loans, however, generally bear interest at the 91-day U.S.
                              Treasury Bill rate or at a rate based on 3-month commercial paper rates, plus a stated margin, except for some alternative loans which bear interest at the prime rate or another specified variable rate, plus a stated margin.

                              The foregoing interest rates on the notes of a series generally will be limited by the net loan rate for that series, which will generally equal the weighted average effective interest rate of the student loans financed under the indenture less specified administrative costs for that series. For an interest payment date on which the net loan rate applies, the difference between the amount of interest at the rate described above and the amount of interest at the net loan rate will be paid on succeeding interest payment dates to the extent of available funds and may never be paid.

                              See "Description of the Notes--Interest."

The interest rates on our     Unspent proceeds of the notes and moneys in the funds and
investments may be            accounts under the indenture will be invested at fluctuating
insufficient to cover         interest rates.  Although EdLinc will try to minimize this risk
interest on your notes.       by entering into investment agreements, there can be no
                              assurance that the interest rates at which these proceeds and moneys are invested will equal or exceed the interest rates on the notes.

The principal amount of       The principal amount of notes issued by EdLinc may exceed the
the notes may exceed the      principal amount of student loans and other assets in the trust
principal amount of the       estate held by the trustee under the indenture.  If an event of
assets in the trust           default occurs and the assets in the trust estate are
estate, which could result    liquidated, the student loans would have to be sold at a
in losses on your notes if    premium for the subordinated noteholders and possibly the
there was a liquidation.      senior noteholders to avoid a loss.  EdLinc cannot predict the rate or timing of accelerated payments of principal or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

If the trustee is forced to   Generally, during an event of default, the trustee is
sell loans after an event     authorized with noteholder consent to sell the related student
of default, there could be    loans.  However, the trustee may not find a purchaser for the
losses on your notes.         student loans.  Also, the market value of the student loans plus other assets in the trust estate might not equal the
                              principal amount of notes plus accrued interest.  In either event, the noteholders may suffer a loss.

Insolvency of the             EdLinc has taken steps in structuring these transactions that
transferor or SLFC could      are intended to ensure that the voluntary or involuntary
cause delays in payment or    application for relief by the transferor or SLFC under the
losses on your notes.         United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of EdLinc with those of the transferor and/or SLFC.  However, there can be no assurance that the activities of EdLinc would not result in a court concluding that the assets and liabilities of EdLinc should be consolidated with those of the transferor or SLFC in a proceeding under any insolvency law.  If a court were to reach this conclusion or if a filing were made under any
                              insolvency law by or against EdLinc, or if an attempt were made to litigate any of the foregoing issues, then delays in
                              payments on the notes could occur or reductions in the amounts of such payments could result.

                              The transferor and SLFC will transfer student loans to the trustee on behalf of EdLinc in accordance with the applicable transfer

                              agreement or student loan purchase agreement.  The transferor and SLFC each intends that this transfer constitute a sale, rather than a pledge to secure indebtedness.  If, however, the transferor or SLFC were to become subject to any
                              insolvency law and a creditor or trustee-in-bankruptcy of the transferor or SLFC were to take the position that the sale of the student loans by the transferor or SLFC to EdLinc, as
                              appropriate, should instead be treated as a pledge of the
                              student loans to secure a borrowing from EdLinc, delays in payments on the notes from collections on student loans could occur or reductions in the amounts of these payments could result.

Bankruptcy of EdLinc          EdLinc is a limited purpose finance subsidiary of SLFC.  If
could result in accelerated   EdLinc becomes bankrupt, the United States Bankruptcy Code
prepayment on your notes.     could materially limit or prevent the enforcement of EdLinc's obligations, including its obligations under the notes.
                              EdLinc's trustee in bankruptcy or EdLinc itself as
                              debtor-in-possession may seek to accelerate payment on the notes and liquidate the assets held under the indenture.  If principal on the notes is declared due and payable, you may lose the right to future payments and face reinvestment risks mentioned above.

Other parties may have or     If any transfer of the student loans is deemed to be a secured
may obtain a superior         financing, other persons may have an interest in the loans
interest in loans.            prior to the trustee.

                              The servicer will have custody of the promissory notes related to the FFELP loans, except where the loan has been made under a master promissory note retained by the lender.  The student loans may not be physically segregated in the servicer's or other custodian's offices.  If any interest in the student loans were assigned to another party, that person could acquire an interest in the student loans superior to the interest of the trustee.

Application of consumer       Consumer protection laws impose requirements upon lenders and
protection laws to the        servicers.  Some state laws impose finance charge restrictions
loans may increase costs      on some transactions and require contract disclosures.
and uncertainties about the   Furthermore, to the extent applicable, these laws can impose
loans.                        specific statutory liabilities upon creditors who fail to
                              comply with their provisions and may affect the enforceability of the loan.  These state laws are generally preempted by the
                              Higher Education Act. However, the form of promissory notes required by the Department of Education for FFELP loans
                              provides that holders of such promissory notes evidencing some loans made to borrowers attending for-profit schools are
                              subject to any claims and legal

                              defenses that the borrower may have against the school.
                              Alternative loan programs would be subject to applicable
                              applicable state laws regulating loans to consumers.

Book-entry registration       Your notes may be represented by one or more certificates
may limit your                registered in the name of Cede & Co., the nominee for DTC, and
ability to participate        will not be registered in your name if specified in the
directly as a holder.         accompanying prospectus supplement.  If so, you will only be able to exercise the rights of noteholders indirectly through
                              DTC and its participating organizations.  See "Description of the Notes--Book-Entry Registration."

Credit ratings only address   A rating agency will rate each note in one of its four highest
a limited scope of            rating categories.  A rating is not a recommendation to buy or
your concerns.                sell notes or a comment concerning suitability for any
                              investor.  A rating only addresses the likelihood of the
                              ultimate payment of principal and stated interest and does not address the likelihood of prepayments on the notes or the
                              likelihood of the payment of carry-over amounts.  A rating may not remain in effect for the life of the notes.  See "Rating"
                              in this prospectus and  in the accompanying prospectus
                              supplement.

EdLinc may enter into swap    Under the indenture, EdLinc may enter into swap agreements if,
agreements which could        among other things, the rating agencies will not reduce or
result in delays in           withdraw the rating on any notes.  Swap agreements carry risks
payment or losses on your     relating to the credit quality of the counterparty and the
notes if the counterparty     enforceability of the swap agreement.  See "Source of Payment
fails to make its payments.   and Security for the Notes--Additional Indenture Obligations."

The composition and           The eligible loans EdLinc intends to acquire with proceeds of a
characteristics of the        series of notes on the closing date, together with any student
loan portfolio will           loans previously acquired under the indenture, will be
continually change, and       described in the prospectus supplement relating to such notes.
loans that bear a lower       A portion of the proceeds of the notes may be deposited in the
rate of return or have a      acquisition fund and used to acquire eligible loans over a
greater risk of loss may      period of time after the closing date.  The characteristics of
be acquired.                  the student loan portfolio included in the trust estate will change from time to time as new student loans are acquired and as a result of amendments to the Higher Education Act, changes in terms of alternative loan programs, sales or exchanges of loans and scheduled amortization, prepayments, delinquencies and defaults on the loans.  In addition, the indenture permits
                              EdLinc to use surplus moneys under the indenture to acquire student loans, including loans that do not qualify as eligible loans.  Any student loans so acquired that are not eligible loans may bear a lower rate of return

                              and have a greater risk of loss from borrower defaults.

The alternative loans have    The alternative loans to be acquired with proceeds
a higher risk of loss.        of the notes will not be guaranteed by a third-
                              party guarantor, as is the case with FFELP loans.
                              Therefore, the receipt by the trustee of principal and interest on these loans will be dependent on the ability of the borrower to make these payments. In addition, these alternative loans are generally dischargeable by a borrower in bankruptcy unless made under a program funded in whole or in part by a governmental unit or non-profit corporation. Moneys at any time on deposit in the alternative loan guarantee fund will cover the principal balance of and accrued interest on an alternative loan once any payment on that loan is 180 days late. However, the trust estate will suffer losses if amounts available in the alternative loan guarantee fund are not sufficient to cover all defaulted alternative loans.

                              __________________

   Some words and terms will be capitalized when used in this prospectus. You can find the definitions for these words and terms in the Glossary of Principal Definitions at the end of this prospectus.

                              __________________

                                USE OF PROCEEDS

     EdLinc will use the net proceeds from the sale of a series of notes to purchase financed Eligible Loans from the transferor and lenders or to originate financed Eligible Loans and to make various deposits to the funds and accounts under the indenture with respect to the notes. The transferor is expected to use the proceeds of each sale of Eligible Loans to EdLinc to repay debt incurred in the acquisition of the Eligible Loans.

                                    EDLINC

     EdLinc is a bankruptcy remote, limited purpose Delaware corporation and a wholly owned subsidiary of SLFC.

     As a bankruptcy-remote entity, EdLinc's operations will be restricted so that (1) it does not engage in business with, or incur liabilities to, any other entity (other than the noteholders and Other Beneficiaries, and beneficiaries under indentures similar to the indenture) which may bring bankruptcy proceedings against EdLinc, and (2) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. EdLinc has covenanted in the indenture that it will not engage in any business other than financing, originating, purchasing, owning, selling and managing student loans in the manner contemplated by its certificate of incorporation and the indenture and the activities incidental thereto.

     EdLinc will have no substantial assets other than those pledged under the indenture or under other comparable indentures pursuant to which EdLinc has issued, or will issue, student loan asset-backed notes similar to the notes. Any assets held under these other indentures would not be available to pay principal or interest on the notes. EdLinc will have no full-time employees. Certain responsibilities of EdLinc under the indenture will be administered by SLFC. See "The SLFC Servicing Agreement."

     EdLinc's address is 105 First Avenue Southwest, Suite 200, Aberdeen, South Dakota 57401 and its phone number is (605) 622-4400.

                                THE TRANSFEROR

     GOAL Funding, Inc. is a bankruptcy remote, limited purpose Delaware corporation and a wholly owned subsidiary of SLFC. GOAL Funding, Inc., in its capacity as transferor of the initial financed student loans with respect to a given series of notes, will be referred to throughout this prospectus as the transferor.

     The transferor was created to provide a vehicle for the temporary financing of Eligible Loans pending their sale to EdLinc. Thus, the transferor has entered into a warehousing indenture and other related agreements pursuant to which it borrows moneys to purchase or originate Eligible Loans. These Eligible Loans are either originated by the transferor or are purchased from lenders, in the case of FFELP Loans, or from SLFC, in the case of Alternative Loans, pursuant to student loan purchase agreements.

     The transferor will have no substantial assets other than those pledged under the warehousing indenture to secure repayment of its borrowings thereunder. The transferor will have no full-time employees. Certain responsibilities of the transferor will be performed by SLFC pursuant to an arrangement comparable to that set forth in the SLFC servicing agreement.

     The transferor's address is 105 First Avenue Southwest, Suite 104, Aberdeen, South Dakota 57401 and its phone number is (605) 622-4400.

                                 THE SERVICER

     Student Loan Finance Corporation ("SLFC") is a South Dakota corporation organized in 1997. SLFC, in its capacity as servicer of the financed student loans, together with any successor in such capacity, will be referred to throughout this prospectus as the servicer.

     SLFC is in the business of purchasing, originating, holding, servicing and collecting student loans. SLFC's employees and management had, since 1979, operated the student loan program of Great Plains Education Foundation, Inc., a South Dakota nonprofit corporation formerly known as Student Loan Finance Corporation ("Great Plains"). In a reorganization completed in February, 1998, Great Plains transferred all of its operating assets, including employees, to SLFC, which was at the time a wholly-owned subsidiary of Great Plains. Great Plains also transferred its liability on all of its indebtedness, together with its rights to the student loans and other assets pledged to the repayment thereof, to SLFC. SLFC, in turn, transferred such liability and pledged assets to EdLinc. SLFC currently services the related student loans on behalf of EdLinc.

     As of September 30, 1999, SLFC was the servicer for student loans to approximately 93,300 borrowers representing approximately $669 million outstanding principal amount of student loans owned by its subsidiaries, EdLinc and GOAL Funding. In addition, as of that date, SLFC also was the servicer for student loans owned by other lenders representing approximately $6,000,000 outstanding principal amount. Of these amounts, approximately 5% was being serviced by one or more sub-servicers on behalf of SLFC.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

     The rate of payment of principal of the notes and the yield on the notes will be affected by:

          (1) prepayments of the financed Eligible Loans that may occur as described below, including repurchases by the lenders or SLFC upon a breach of representations or warranties under the related student loan purchase agreement,

          (2)  the application of additional principal payments, if any,

          (3) the ability of EdLinc to expend note proceeds or the acquisition of Eligible Loans, and

          (4)  the issuance of additional notes.

All the financed Eligible Loans are prepayable in whole or in part by the borrowers at any time without penalty (including by means of Consolidation Loans as discussed below) and may be prepaid as a result of a borrower default, death, disability or bankruptcy, school closures and other events specified in the Higher Education Act or the Alternative Loan programs, as applicable, and subsequent liquidation or collection of guarantee payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the financed Eligible Loans. However, because many of the financed Eligible Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the financed Eligible Loans. Other factors affecting prepayment of loans include changes in the borrower's employment and other economic circumstances, and refinancing opportunities which may provide more favorable repayment terms such as those offered under various consolidation loan programs, including the federal direct consolidation loan programs. Because of the benefits of consolidating numerous student loans into a single loan and, in some cases, obtaining more favorable repayment terms, a borrower may choose to prepay financed Eligible Loans through consolidation programs regardless of the level of interest rates. In addition, the lenders and SLFC are obligated to repurchase any financed Eligible Loan pursuant to the applicable student loan purchase agreement if specified representations or warranties are breached with respect to such loan.

     Scheduled payments on, and maturities of, the financed Eligible Loans may be extended, including pursuant to grace periods, deferment periods and, under some circumstances, forbearance periods or as a result of refinancings through Consolidation Loans to the extent such Consolidation Loans are originated by or sold to the trustee on behalf of EdLinc. In that event, the fact that such Consolidation Loans will likely have longer maturities than the financed Eligible Loans they are replacing may lengthen the remaining term of the financed Eligible Loans and the average life of the notes of one or more series. The rate of payment of principal of the notes of a series and the yield on the notes may also be affected by the rate of defaults resulting in losses on financed Eligible Loans, by the severity of those losses and by the timing of those losses.

     The rate of prepayment on the financed Eligible Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of financed Eligible Loans will be borne entirely by the noteholders. These reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time noteholders receive payments of principal than the interest rates and such spreads would otherwise have been had prepayments not been made or had prepayments been made at a different time.

     In addition, the principal payment requirements of any series of notes could affect the rate of prepayment of principal of the other series of notes and the yield on those series. The notes of each class and series have the same right to payment of principal and interest as the notes of the same class of all other series. It is anticipated that the timing of payment of principal of each series of notes will depend, at least in part, on the timing of receipt of principal of the student loans financed with the proceeds of that series. However, it is possible that, due to losses, delinquencies or slower than anticipated prepayments on the financed student loans relating to another series of notes, amounts available from these financed student loans may not be sufficient to make required payments of principal on that series. If this were to happen, payments of principal on the student loans financed with the proceeds of a given series of notes could be used to make these required payments, thus reducing, at least temporarily, the amounts available to make prepayments on that series.

     Finally, it is expected that a portion of the proceeds of each series of notes will be deposited in the Acquisition Fund and used to purchase student loans from lenders and SLFC during a pre-funding period. EdLinc expects to be able to so use all of these proceeds. However, any portion of the proceeds not so expended by the end of the pre-funding period, together with a portion of the note proceeds deposited in the Reserve Fund, will be used to prepay that series of notes on the first available regularly scheduled interest payment date thereafter.

                  DESCRIPTION OF FINANCING OF ELIGIBLE LOANS

Description of Eligible Loans to be Financed

     A portion of the proceeds of each series of notes will be deposited in the Acquisition Fund and used to originate Eligible Loans or to purchase Eligible Loans from (1) the transferor pursuant to a transfer agreement on or about the date of issuance of the notes, or (2) lenders or SLFC pursuant to student loan purchase agreements within a specified period thereafter. The Eligible Loans to be so acquired will either be FFELP Loans or Alternative Loans. See "Description of the FFEL Program" and "Description of the Alternative Loan Programs."

     The financed Eligible Loans to be purchased from the transferor will be selected from the transferor's portfolio of FFELP Loans and Alternative Loans. All such Eligible Loans will have been previously originated by the transferor or purchased by the transferor from a lender, in the case of FFELP Loans, or SLFC, in the case of Alternative Loans, pursuant to a student loan purchase agreement. The transferor's rights under each such student loan purchase agreement will be transferred to EdLinc.

     Each prospectus supplement will set forth various information with respect to the Eligible Loans to be purchased from the transferor pursuant to a transfer agreement, as well as all financed Eligible Loans at the time held under the indenture. Such information may include the composition of the financed Eligible Loans, the distribution by loan type, the distribution by interest rates, the distribution by outstanding principal balance, the distribution by geography, the distribution by insurance or guarantee level, the distribution by school type, the distribution by guarantee agency, in the case of FFELP Loans, the distribution by remaining term to scheduled maturity and the distribution by borrower payment status. See "The Financed Eligible Loans" in the accompanying prospectus supplement.

     Each of the FFELP Loans provides or will provide for the amortization of the outstanding principal balance of such financed Eligible Loan over a series of payments. Each payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such financed Eligible Loan multiplied by the applicable interest rate and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received in respect of such financed Eligible Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable grace periods, deferment periods or forbearance periods, the borrower pays an installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such financed Eligible Loan. The Alternative Loans may contain different amortization provisions.

     The indenture also permits the financing of student loans from moneys in the Surplus Account under some circumstances. Such student loans are not required to be Eligible Loans. See "Description of the Indenture--Funds and Accounts--Surplus Fund."

Transfer Agreements

     The trustee, EdLinc and the transferor will enter into a transfer agreement in connection with the issuance of each series of notes. Pursuant to the transfer agreement, the transferor will transfer to the trustee, on behalf of EdLinc, Eligible Loans upon payment of the purchase price, equal to the principal amount plus accrued interest and, in the case of FFELP Loans, Special Allowance Payments, plus, to the extent permitted by the indenture, a premium, from proceeds of the notes deposited in the Acquisition Fund. The transferor will also transfer all of its rights under the transferor student loan purchase agreements pursuant to which such Eligible Loans were acquired by the transferor.

     The transferor will make no representations or warranties as to the Eligible Loans so transferred--including Eligible Loans originated by the transferor--and will have no obligation to repurchase any such loans. If there is a problem with an Eligible Loan that is attributable to a breach of a representation or warranty of the lender or SLFC under the related transferor student loan purchase agreement, the lender or SLFC may be obligated to repurchase such Eligible Loan. See "Description of Financing of Eligible Loans-- Student Loan Purchase Agreements."

Student Loan Purchase Agreements

     EdLinc may enter into student loan purchase agreements with lenders, as to FFELP Loans, and SLFC, as to Alternative Loans, for the purchase of Eligible Loans to be financed with the proceeds of each series of notes. These student loan purchase agreements are referred to as EdLinc student loan purchase agreements in this prospectus. In addition, the transferor will enter into student loan purchase agreements with lenders, as to FFELP Loans, and SLFC, as to Alternative Loans, for the purchase of Eligible Loans. These student loan purchase agreements are referred to as transferor student loan purchase agreements in this prospectus. All Eligible Loans transferred to the trustee, on behalf of EdLinc, pursuant to any transfer agreement will have been purchased by the transferor pursuant to a transferor student loan purchase agreement. Upon the transfer to the trustee, on behalf of EdLinc, by the transferor of Eligible Loans pursuant to a transfer agreement, the transferor will also transfer its rights under the related transferor student loan purchase agreements. EdLinc's right, title and interest in the student loan purchase agreements will be pledged to the trustee.

     EdLinc student loan purchase agreements will provide for the purchase by the trustee on behalf of EdLinc, of Eligible Loans at 100% of their outstanding unpaid principal amount, plus accrued interest thereon payable by the borrower. EdLinc student loan purchase agreements will require the lender, in the case of FFELP Loans, to report and offset against its Interest Subsidy and Special Allowance Payments all authorized origination fees. Under some circumstances, the trustee will also pay to the lender and SLFC reasonable transfer, origination or assignment fees and a premium to the extent permitted by the indenture. See "Description of the Indenture--Funds and Accounts--Acquisition Fund."

     Each lender and SLFC makes representations as to the validity, enforceability and transferability of each Eligible Loan and as to the legal authority of the lender or SLFC, as applicable, to engage in the transactions contemplated by the respective student loan purchase agreement. In addition, each lender, with respect to each FFELP Loan purchased under a student loan purchase agreement, has represented or will represent that at the date of sale by the lender, each FFELP Loan was or will be Guaranteed.

     The student loan purchase agreements provide that if any representation furnished by a lender or SLFC with respect to an Eligible Loan sold to the transferor or the trustee proves to have been materially incorrect, or, in the case of a FFELP Loan, if the guarantee agency refuses to honor all or part of a guarantee claim filed with respect to thereto on account of any circumstance or event occurring prior to the sale of such FFELP Loan to the transferor or the trustee, or under some other circumstances specified in the student loan purchase agreement, the lender or SLFC, as applicable, shall repurchase such loan at a price equal to the then outstanding principal balance, plus accrued interest and, in the case of a FFELP Loan, Special Allowance Payments, plus any expenses incurred by the transferor or the trustee in connection therewith and any other amounts paid to the lender or SLFC, as applicable, by the transferor or the trustee in connection with the acquisition of such loan.

Servicing and Due Diligence

     The servicer will service student loans acquired by the trustee under the indenture. EdLinc will covenant in the indenture to cause a servicer to administer and collect all financed Eligible Loans in a competent, diligent and orderly fashion, and in accordance with all requirements of the Higher Education Act, the Secretary of Education, the indenture, the federal reimbursement contracts, the Guarantee Agreements and the Alternative Loan Programs.

     The Higher Education Act requires that the transferor, the trustee, in its capacity as eligible lender, a lender and their agents, including the servicer, and employees exercise due diligence in the making, servicing and collection of financed FFELP Loans and that a guarantee agency exercise due diligence in collecting loans which it holds. The Higher Education Act defines due diligence as requiring the holder of a student loan to utilize servicing and collection practices at least as extensive and forceful as those generally practiced by financial institutions for the collection of consumer loans, and requires that specified collection actions be taken within specified time periods with respect to a delinquent loan or defaulted loan. The guarantee agencies have established procedures and standards for due diligence to be exercised by each guarantee agency and by lenders, including the trustee, which hold loans that are guaranteed by the respective guarantee agencies. The trustee, a lender or a guarantee agency may not relieve itself of its responsibility for meeting these standards by delegation to any servicing agent. Accordingly, if a lender or the servicer fails to meet such standards, the trustee's ability to realize the benefits of guarantee payments, and, with respect to student loans eligible for such payments, Interest Subsidy Payments and Special Allowance Payments may be adversely affected. If a guarantee agency fails to meet such standards, that guarantee agency's ability to realize the benefits of federal reinsurance payments may be adversely affected.

     To the extent provided in the servicing agreement, the servicer may enter into sub-servicing agreements with one or more sub-servicers providing for the sub-servicers to perform some or all of the obligations of the servicer with respect to servicing the financed student loans. See "Description of the SLFC Servicing Agreement--Sub-Servicers."

                        DESCRIPTION OF THE FFEL PROGRAM

General

     The Higher Education Act sets forth provisions establishing the FFEL Program, pursuant to which state agencies or private nonprofit corporations administering student loan insurance programs are reimbursed for losses sustained in the operation of their programs, and holders of some loans made under such programs are paid subsidies for owning such loans.

     The Higher Education Act currently authorizes some student loans to be covered under the FFEL Program if they are contracted for and paid to the student prior to September 30, 2004, unless a student has received a loan under the FFEL Program prior to such date, in which case that student may receive a student loan covered by the FFEL Program until September 30, 2008. Congress has extended similar authorization dates in prior versions of the Higher Education Act; however, there can be no assurance that the current authorization dates will again be extended or that the other provisions of the Higher Education Act will be continued in their present form.

     Various amendments to the Higher Education Act have revised the FFEL Program from time to time. These amendments include, but are not limited to, the Higher Education Amendments of 1998, the Intermodal Surface Transportation Efficiency Act of 1998, the Balanced Budget Act of 1997, the Higher Education Technical Amendments Act of 1993, the Omnibus Budget Reconciliation Act of 1993, the Higher Education Amendments of 1992, which reauthorized the FFEL Program, the Omnibus Budget Reconciliation Act of 1990, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1987, the Higher Education Technical Amendments Act of 1987, the Higher Education Amendments of 1986, which reauthorized the FFEL Program, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Postsecondary Student Assistance Amendments of 1981 and the Education Amendments of 1980.

     There can be no assurance that relevant federal laws, including the Higher Education Act, will not be changed in a manner that may adversely affect the receipt of funds by the guarantee agencies or by the trustee with respect to financed FFELP Loans.

     This is only a summary of some provisions of the Higher Education Act. Reference is made to the text of the Higher Education Act for full and complete statements of its provisions.

Loan Terms

General

     Four types of loans are currently available under the FFEL Program:
Stafford Loans, Unsubsidized Stafford Loans, Plus Loans and Consolidation Loans. These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for Interest Subsidy and Special Allowance Payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to such loan types.

     The primary loan under the FFEL Program is the Stafford Loan. Students who are not eligible for Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Parents of students may be able to obtain Plus Loans. Consolidation Loans are available to borrowers with existing loans made under the FFEL Program and some other federal programs to consolidate repayment of such existing loans. For periods of enrollment beginning prior to July 1, 1994, SLS Loans were available to students with costs of education that were not met by other sources and that exceeded the Stafford or Unsubsidized Stafford Loan limits.

Eligibility

     General. A student is eligible for loans made under the FFEL Program only if he or she:

          (1) has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education, which term includes some vocational schools,

          (2) is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution, which, in the case of a loan to cover the cost of a period of enrollment beginning on or after July 1, 1987, must either lead to a recognized educational credential or be necessary for enrollment in a course of study that leads to such a credential,

          (3) has agreed to notify promptly the holder of the loan concerning any change of address,

          (4) if presently enrolled, is maintaining satisfactory progress in the course of study he or she is pursuing,

          (5) does not owe a refund on, and is not, except as specifically permitted under the Higher Education Act, in default under, any loan or grant made under the Higher Education Act,

          (6) has filed with the eligible institution a statement of educational purpose,

          (7)  meets citizenship requirements, and

          (8) except in the case of a graduate or professional student, has received a preliminary determination of eligibility or ineligibility for a Pell Grant.

     The educational institution generally determines and documents the amount of need for a loan and provides the lender with a statement containing information relating to the loan amount for which a borrower is eligible. The specific requirements of these determinations of need and statements to lenders vary based on the type of loan, for example, Stafford, Unsubsidized Stafford or Plus, and the requirements applicable at the time a loan was made. The amount of such need is generally based on the student's estimated cost of attendance, the estimated financial assistance available to such student and, for Stafford Loans, the expected family contribution with respect to the student, all of which are computed in accordance with standards set forth in the Higher Education Act.

     Stafford Loans. Stafford Loans generally are made only to student borrowers who meet financial needs tests.

     Unsubsidized Stafford Loans. Unsubsidized Stafford Loans generally are made to student borrowers without regard to financial need. Unsubsidized Stafford Loans were not available before October 1, 1992.

     Plus Loans. Plus Loans are made only to borrowers who are parents, and, under some circumstances, spouses of remarried parents, of dependent undergraduate students. For Plus Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history, as determined pursuant to criteria established by the Department of Education. Prior to the Higher Education Amendments of 1986, the Higher Education Act did not distinguish between Plus Loans and SLS Loans. Student borrowers were eligible for Plus Loans; however, parents of graduate and professional students were ineligible.

     SLS Loans. Eligible borrowers for SLS Loans were limited to (a) graduate or professional students, (b) independent undergraduate students, and (c) under some circumstances, dependent undergraduate students, if such students' parents were unable to obtain a Plus Loan and were also unable to provide such students' expected family contribution. Except as described in clause (c), eligibility was determined without regard to need.

     Consolidation Loans. To be eligible for a Consolidation Loan a borrower must (a) have outstanding indebtedness on student loans made under the FFEL Program or under any of the programs relating to the following student loans:
Federal Direct Student Loans, federally insured student loans, Perkins loans, health professions student loans, nursing student loans or health education assistance loans, (b) be in repayment status or in a grace period, or be a defaulted borrower who has made arrangements to repay the defaulted loan(s) satisfactory to the holder of the defaulted loan(s), and (c) effective October 1, 1998, not be subject to a judgment secured through litigation with respect to some Higher Education Act loans or some wage garnishment orders. A married couple who agree to be jointly liable on a Consolidation Loan for which the application is received on or after January 1, 1993 may be treated as an individual for purposes of obtaining a Consolidation Loan. Various additional limitations on the amount and type of loans that could be consolidated applied to loans made prior to July 1, 1994.

Interest Rates

     The Higher Education Act establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the FFEL Program. The Higher Education Act allows lesser rates of interest to be charged. Many lenders, including the transferor, have offered repayment incentives or other programs that involve reduced interest rates on some loans made under the FFEL Program.

     Stafford Loans. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program (a "New Borrower"):

          (a) is 7% per annum for a loan covering a period of instruction beginning before January 1, 1981;

          (b) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

          (c) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

          (d) for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

          (e) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12- month period commencing on a July 1 shall be equal to the bond equivalent rate of 91- day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

     For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program (a "Repeat Borrower"):

          (f) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if such previous loan is not a Stafford Loan, 8% per annum; or

          (g) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

               (1) 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (a) above;

               (2) 8% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clause (c) above, (B) a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (d) above or (C) a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

               (3) 9% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clauses (b) or (e) above or (B) a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

               (4) 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (d) above.

     The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a New Borrower or a Repeat Borrower, is the rate described in clause (g) above, except that such rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During such periods, the formula described in clause (g) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

     For Stafford Loans made on or after July 1, 1998 but before October 1, 2003, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus (x) 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and (y) 2.3% per annum during repayment, but not to exceed 8.25% per annum.

     For Stafford Loans made on or after July 1, 2003, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 1% per annum, but not to exceed 8.25% per annum.

     Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Stafford Loans.

     Plus Loans.  The applicable interest rate on a Plus Loan:

          (a) made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

          (b) made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

          (c) made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

          (d) made on or after July 1, 1987, but before October 1, 1992, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);

          (e) made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum);

          (f) made on or after July 1, 1994, but before July 1, 1998, is the same as that described in clause (e) above, except that such rate shall not exceed 9% per annum; or

          (g) made on or after July 1, 1998, but before July 1, 2003, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

     For Plus Loans made on or after July 1, 2003, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity, as established by the Secretary of Education, plus 2.1% per annum, but not to exceed 9% per annum.

     If requested by the borrower, an eligible lender may consolidate SLS or Plus Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or Plus Loan (including an SLS or Plus Loan held by a different lender who has refused so to refinance such loan) at a variable interest rate. In such a case, proceeds of the new loan are used to discharge the original loan.

     SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on Plus Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on Plus Loans, except that the ceiling is 11% per annum instead of 10% per annum.

     Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender (a) on or after November 13, 1997 but before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum, or (b) on or after October 1, 1998 but before July 1, 2003, the interest rate shall be an annual rate equal to the weighted average of the interest rates on the loans being consolidated, rounded upward to the nearest higher 1/8 of 1 percent, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under the HEAL Program has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees--Rebate Fees on Consolidation Loans" below.

Loan Limits

     Each type of loan, other than Consolidation Loans, which are limited only by the amount of eligible loans to be consolidated, is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon the needs analysis as described above under "Eligibility--Stafford Loans." Additional limits are described below.

     Stafford and Unsubsidized Stafford Loans. Except as described in the next paragraph, Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed such first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which such programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The 1998 Reauthorization Amendments to the Higher Education Act establish special loan limits for some students taking courses that may lead to enrollment in undergraduate ($2,625 for Stafford and $4,000 for Unsubsidized Stafford) or in graduate or professional ($5,500 for Stafford and $5,000 for

Unsubsidized Stafford) degree or certificate programs, or necessary for professional credential or certification from a state required for employment as an elementary or secondary school teacher ($5,500 for Stafford and $5,000 for Unsubsidized Stafford). The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans (including that portion of a Consolidation Loan used to repay such loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary determines to be exceptionally expensive.

     Under the 1993 Amendments to the Higher Education Act, at the same time that SLS Loans were eliminated, the loan limits for Unsubsidized Stafford Loans to independent students, or dependent students whose parents cannot borrow a Plus Loan, were increased by amounts equal to the prior SLS Loan limits (as described below under "SLS Loans"). Prior to the enactment of the Higher Education Amendments of 1992, the annual and aggregate loan limits were generally lower.

     Plus Loans. For Plus Loans made on or after July 1, 1993, the amounts of Plus Loans are limited only by the student's unmet need. Prior to that time Plus Loans were subject to limits similar to those to which SLS Loans were then subject (see "SLS Loans" below), applied with respect to each student on behalf of whom the parent borrowed.

     SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 and $73,000 for graduate and professional students. Prior to the 1992 changes, the annual and aggregate loan limits for SLS Loans were generally lower. The 1989 changes limited the amount of SLS Loans for students enrolled in programs of less than an academic year in length, similar to the limits described above under "Stafford Loans," and such limits were continued by the 1992 Amendments.

Repayment

     Except for loans to some new borrowers on or after October 7, 1998, loans made under the FFEL Program, other than Consolidation Loans, generally must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but no longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. The 1998 Reauthorization Amendments provide that, effective October 1, 1998, a lender must offer the borrower of a Stafford Loan or an Unsubsidized Stafford Loan, not more than six months prior to the date on which the borrower's first payment is due, the option of repaying the loan in accordance with a standard, graduated, income-sensitive, or extended repayment schedule established by the lender in accordance with regulations of the Secretary of Education. The borrower may choose from:

     . a standard repayment plan, with a fixed annual repayment amount paid over a fixed period of time, not to exceed 10 years;

     . a graduated repayment plan paid over a fixed period of time, not to exceed 10 years;

     . an income-sensitive repayment plan, with income-sensitive repayment amounts paid over a fixed period of time, not to exceed 10 years, except that the borrower's scheduled payments shall not be less than the amount of interest due; and

     . for new borrowers on or after October 7, 1998 who accumulate (after such date) outstanding loans under the FFEL Program totaling more than $30,000, an extended repayment plan, with a fixed annual or graduated repayment amount paid over an extended period of time, not to exceed 25 years, except that the borrower shall repay a minimum annual amount as described in the next paragraph.

If a borrower does not select a repayment plan, the lender shall provide the borrower with a standard repayment plan. Once established, the borrower may annually change the selection of a repayment plan. New Plus Loan borrowers on or after October 7, 1998, who accumulate, after that date, outstanding loans under the FFEL Program totaling more that $30,000, also are entitled to the 25-year extended repayment plan described above.

     The repayment period commences

     . not more than twelve months after the borrower ceases to pursue at least a half-time course of study with respect to Stafford Loans for which the applicable rate of interest is 7% per annum,

     . not more than six months after the borrower ceases to pursue at least a half-time course of study with respect to other Stafford Loans and Unsubsidized Stafford Loans (the six month or twelve month periods are the grace periods) and

     . on the date of final disbursement of the loan in the case of SLS, Plus and Consolidation Loans, except that the borrower of an SLS Loan who also has a Stafford or Unsubsidized Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan.

The six month grace period excludes any period not in excess of three years during which a borrower who is a member of the Armed Forces reserves is called or ordered to active duty for a period of more than 30 days, which period of exclusion includes the period necessary to resume enrollment at the borrower's next available regular enrollment period. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year, except that a borrower and lender may agree at any time before or during the repayment period that repayment may be at a lesser rate or the interest that accrues during the year. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers are entitled to accelerate, without penalty, the repayment of all or any part of the loan.

     In addition, since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

     No principal repayments need be made during periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available as follows:

          (1) during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

          (2) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act,;

          (3) during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

          (4) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (2) and (3), as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code;

          (5) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

          (6) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

          (7) during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

          (8) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the FFEL Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

          (9) during a period, not in excess of 6 months, while the borrower is on parental leave; and

          (10) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987,

       . during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and

       . during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available as follows:

       . during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary;

       . during a period not exceeding three years while the borrower is seeking and unable to find full-time employment; and

       . during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardships include working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two and serving as a volunteer in the Peace Corps. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

Prior to the 1992 changes, only the deferment periods described above in clauses
(6) and (7), with respect to the parent borrower, and the deferment period described in clause (8), with respect to the parent borrower or a student on whose behalf the parent borrowed, were available to Plus Loan borrowers, and only the deferment periods described above in clauses (6), (7) and (8) were available to Consolidation Loan borrowers. Prior to the 1986 changes, Plus Loan borrowers were not entitled to deferment periods. Deferment periods extend the maximum repayment periods.

     The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act, which includes the FFEL Program, equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a national service position under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist; or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. The 1998 Reauthorization Amendments authorize forbearance for up to 60 days if the lender reasonably determines that such a suspension of collection activity is warranted following a borrower's request for deferment, forbearance, a change in repayment plan, or a request to consolidate loans, in order to collect or process appropriate supporting documentation related to the request, during which period interest shall accrue but not be capitalized. In other circumstances, forbearance is at the lender's option. Such forbearance also extends the maximum repayment periods.

     As described under "Contracts with Guarantee Agencies--Federal Interest Subsidy Payments" below, the Secretary of Education makes interest payments on behalf of the borrower of some eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for Interest Subsidy Payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized, added to the principal balance, not more frequently than quarterly. Interest on Unsubsidized Stafford Loans disbursed on or after October 7, 1998, that accrues during such periods, however, may be capitalized only when the loan enters repayment, at the expiration of the grace period, if the loan qualifies for grace period, the deferment period or the forbearance period, or when the borrower defaults.

     The Secretary of Education has promulgated regulations which apply the new capitalization rules that apply to Unsubsidized Stafford Loans disbursed on or after October 7, 1998, to Stafford Loans disbursed on or after July 1, 2000, as they relate to interest accruing during forbearance periods not covered by Interest Subsidy Payments. In addition, such regulations permit capitalization to occur on Unsubsidized Stafford Loans (and Stafford Loans with respect to Forbearance) disbursed on or after July 1, 2000, at the end of each covered period rather than at the end of a series of consecutive covered periods.

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

Disbursement

     Loans made under the FFEL Program, except Consolidation Loans, generally must be disbursed in two or more installments, none of which may exceed 50% of the total principal amount of the loan.

Fees

     Guarantee Fee. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans.

     Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford, Unsubsidized Stafford or Plus Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the lender, but must be passed on to the Secretary of Education. Effective October 1, 1998, eligible lenders that charge origination fees must assess the same fees to all student borrowers, unless a borrower demonstrates greater financial need based on income. The Balanced Budget and Deficit Control Act of 1985, as amended, known as the Gramm-Rudman Law, requires the President to issue a sequester order for any federal fiscal year in which the projected budget exceeds the target for that year. For all FFEL Program loans made during the period when a sequestration order is in effect, origination fees shall be increased by 0.50 percentage point.

     Lender Loan Fee. The lender of any loan under the FFEL Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

     The Secretary of Education is authorized to collect from the lender or a subsequent holder of the loan the maximum origination fee authorized to be charged by the lender, regardless of whether the lender actually charges the borrower, and the lender loan fee, either through reductions in Special Allowance Payments and Interest Subsidy Payments or directly from the lender or holder.

     Rebate Fee on Consolidation Loans. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on, such Consolidation Loan; provided that, for Consolidation Loans based on applications received during the period from October 1, 1998 through January 31, 1999, the monthly fee shall equal .0517% (0.62% per annum).

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

Loan Guarantees

     Under the FFEL Program, guarantee agencies are required to guarantee the payment of not less than 98% of the principal amount of loans made on or after October 1, 1993 and not less than 100% of the principal amount of loans made prior to October 1, 1993 and covered by their respective guarantee programs. For a description of the requirements for loans to be covered by such guarantees, see "Description of the Guarantee Agencies." Under some circumstances, guarantees may be assumed by the Secretary of Education or another guarantee agency. See "Contracts with Guarantee Agencies" below.

Contracts with Guarantee Agencies

     Under the FFEL Program, the Secretary of Education is authorized to enter into guaranty and interest subsidy agreements with guarantee agencies. The FFEL Program provides for reimbursements to guarantee agencies for default claims paid by guarantee agencies, support payments to guarantee agencies for administrative and other expenses, advances for a guarantee agency's reserve funds, and Interest Subsidy Payments and Special Allowance Payments to the holders of qualifying student loans made pursuant to the FFEL Program.

     The 1998 Reauthorization Amendments significantly modify requirements regarding guarantee agencies' reserves and sources of revenues and authorized the Secretary of Education to enter into agreements with guarantee agencies which modify or waive many of the requirements of the FFEL Program covered under existing agreements and otherwise required by the Higher Education Act. See "Description of the Guarantee Agencies--1998 Reauthorization Amendments."

     The Secretary of Education has oversight powers over guarantee agencies. Guarantee agencies are required to maintain their Federal Funds, as defined below, at a current minimum reserve level of at least 0.25 percent of the total amount of all outstanding loans guaranteed by such Agency, excluding some loans transferred to the guarantee agency from an insolvent guarantee agency pursuant to a plan of the Secretary of Education. If a guarantee agency falls below the required level in two consecutive years, its claims rate exceeds 5% in any year, or the Secretary of Education determines that the Agency's administrative or financial condition jeopardizes its ability to meet its obligations, the Secretary of Education can require the guarantee agency to submit and implement a plan by which it will correct such problem(s). If a guarantee agency fails to timely submit an acceptable plan or fails to improve its condition, or if the Secretary of Education determines that the guarantee agency is in danger of financial collapse, the Secretary of Education may terminate the guarantee agency's reimbursement contract. The Secretary of Education also may terminate such reimbursement contracts if the Secretary of Education determines that such action is necessary to protect the federal fiscal interest or to ensure continued availability of student loans.

     The Secretary of Education is authorized to assume the guarantee obligations of a guarantee agency. The Higher Education Act now provides that, if the Secretary terminates a guarantee agency's agreements under the FFEL Program, the Secretary shall assume responsibility for all functions of the guarantee agency under its program. To that end, the

Secretary is authorized to, among other options, transfer the guarantees to another guarantee agency or assume the guarantees. It also provides that in the event the Secretary has determined that a guarantee agency is unable to meet its guarantee obligations, holders of loans guaranteed by such guarantee agency may submit claims directly to the Secretary for payment, unless the Secretary has provided for the assumption of such guarantees by another guarantee agency.

Federal Reimbursement

     A guarantee agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. See "Description of the Guarantee Agencies--Federal Agreements." Under the Higher Education Act and the federal reimbursement contracts, as described under "Description of the Guarantee Agencies--Federal Agreements", the Secretary of Education currently agrees to reimburse a guarantee agency for the amounts expended by the guarantee agency in the discharge of its guarantee obligation (i.e., the unpaid principal balance of and accrued interest on loans guaranteed by the guarantee agency, which loans are referred to as guaranteed loans) as a result of the default of the borrower. The Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts so expended with respect to loans made prior to October 1, 1993; 98% of the amount expended with respect to guaranteed loans made on or after October 1, 1993 but before October 1, 1998; and 95% of the amount expended with respect to guaranteed loans made on or after October 1, 1998. Depending on the claims rate experience of a guarantee agency, such 100%, 98% or 95% reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a Plus Loan, the death of the student on behalf of whom the loan was borrowed, or in some circumstances, as a result of school closures, or if a school fails to make a refund of loan proceeds which the school owed to a student's lender, which reimbursements are not to be included in the calculations of the guarantee agency's Claims Rate experience for the purpose of federal reimbursement under the federal reimbursement contracts.

     The formula for computing the percentage of federal reimbursement under the federal reimbursement contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year as a percentage of the original principal amount of loans under the FFEL Program guaranteed by the guarantee agency and in repayment at the end of the preceding fiscal year. Under the formula, federal reimbursement payments to a guarantee agency in any one fiscal year not exceeding 5% of the original principal amount of loans in repayment at the end of the preceding fiscal year are to be paid by the Secretary of Education at 100% for loans made before October 1, 1993; 98% for loans made on or after October 1, 1993 but before October 1, 1998; and 95% for loans made on or after October 1, 1998. Beginning at any time during any fiscal year that federal reimbursement payments exceed 5%, and until such time as they may exceed 9%, of the original principal amount of loans in repayment at the end of the preceding fiscal year, then reimbursement payments on claims submitted during that period are to be paid at 90% for loans made before October 1, 1993; 88% for loans made on or after October 1, 1993 but before October 1, 1998; and 85% for loans made on or after October 1, 1998. Beginning at any time during any fiscal year that federal reimbursement payments exceed 9% of the original principal amount of loans in repayment at the end of the preceding fiscal year, then such payments for the balance of that fiscal year will be paid at 80% for loans made before October 1, 1993; 78% for loans made on or after October 1, 1993 but before October 1, 1998; and 75% for loans made on or after October 1, 1998. The original principal amount of loans in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by such guarantee agency less: (1) guarantee payments on such loans, (2) the original principal amount of such loans that have been fully repaid, and (3) the original principal amount of such loans for which the first principal installment payment has not become due or such first installment need not be paid because of a deferment period.

     Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining (1) a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and
(2) an amount equal to 24%, or 23% beginning on October 1, 2003, and 18 1/2% in the case of a payment from the proceeds of a Consolidation Loan, of such payments for some administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

     A guarantee agency may enter into an addendum to its interest subsidy agreement, which addendum provides for the guarantee agency to refer to the Secretary of Education some defaulted guaranteed loans. Such loans are then reported to the Internal Revenue Service to offset any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

Rehabilitation of Defaulted Loans

     Under Section 428F of the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

     For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan

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

is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred, except that a borrower's loan may only be rehabilitated once.

Eligibility for Federal Reimbursement

     To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

     Under the Higher Education Act, a guaranteed loan, for which the first day of delinquency is on or after October 7, 1998, must be delinquent for 270 days if it is repayable in monthly installments or 330 days if it is payable in less frequent installments before a lender may obtain payment on a guarantee from the guarantee agency. These time periods are 180 days and 240 days, respectively, for loans for which the first day of delinquency is before October 7, 1998. The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and that the loan proceeds be disbursed by the lender in a specified manner. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

Federal Interest Subsidy Payments

     Interest Subsidy Payments are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies entered into the interest subsidy agreements as described in "Description of the Guarantee Agencies--Federal Agreements," where the Secretary of Education agrees to pay Interest Subsidy Payments to the holders of eligible guaranteed loans for the benefit of students meeting applicable requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans, and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for Interest Subsidy Payments. Consolidation Loans made after August 10, 1993 are eligible for Interest Subsidy Payments only if all loans consolidated are Stafford Loans, except

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

that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997, are eligible for Interest Subsidy Payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for Interest Subsidy Payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

     The Secretary of Education makes Interest Subsidy Payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period. A borrower may elect to forego Interest Subsidy Payments, in which case the borrower is required to make interest payments.

Federal Advances

     Pursuant to agreements entered into between the guarantee agencies and the Secretary of Education under Sections 422 and 422(c) of the Higher Education Act, the Secretary of Education was authorized to advance moneys from time to time to the guarantee agencies for the purpose of establishing and strengthening the guarantee agencies' reserves. Section 422(c) currently authorizes the Secretary of Education to make advances to guarantee agencies in various circumstances, on terms and conditions satisfactory to the Secretary, including if the Secretary is seeking to terminate the guarantee agency's reimbursement contract or assume the guarantee agency's functions, to assist the guarantee agency in meeting its immediate cash needs or to ensure the uninterrupted payment of claims.

Federal Special Allowance Payments

     The Higher Education Act provides for the payment by the Secretary of Education of additional subsidies, called Special Allowance Payments, to holders of qualifying student loans. The amount of the Special Allowance Payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the preceding quarter. The quarterly rate for Special Allowance Payments for student loans made on or after October 1, 1981 is computed by subtracting the applicable interest rate on such loans from the T-Bill Rate, adding a percent specified by the Higher Education Act (the "Applicable SAP Percent") to the resulting percent, and dividing the resulting percent by four. The Applicable SAP Percent varies based on the type of loan and when the loan was made, often determined by when the first disbursement was made. In general, the Applicable SAP Percent:

     .    for loans made before November 16, 1986, is 3.5%;

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

     . for loans made on or after November 16, 1986, or loans to cover the costs of instruction for periods of enrollment beginning on or after November 16, 1986, but made before October 1, 1992, is 3.25%;

     . for loans made on or after October 1, 1992, is 3.1% (except as noted below);

     . for Stafford and Unsubsidized Stafford Loans made on or after July 1, 1995 but before July 1, 1998, is 2.5% prior to the time such loans enter repayment and during any deferment periods; or

     . for Stafford and Unsubsidized Stafford Loans made on or after July 1, 1998 and before July 1, 2003, is 2.2% prior to the time such loans enter repayment and during any deferment periods, and 2.8% while such loans are in repayment.

     For loans other than Consolidation Loans made on or after July 1, 2003, the special allowance formula is to be revised similarly to the manner in which the applicable interest rate formula is revised, as described above under "Loan Terms--Interest Rates--Stafford Loans."

     For Plus and SLS Loans which bear interest at rates adjusted annually, Special Allowance Payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Loan Terms--Interest Rates--Plus Loans" and "SLS Loans" above. Special Allowance Payments are paid with respect to Plus Loans made on or after July 1, 1994 but before July 1, 1998 only if the rate that would otherwise apply exceeds 10% per annum, notwithstanding that the interest rate ceiling on such loans is 9% per annum. For Consolidation Loans for which the application is received on or after October 1, 1998 but before July 1, 2003, Special Allowance Payments are only made for quarters during which the T-Bill Rate plus 3.1% exceeds the applicable interest rate on such loans. The portion, if any, of a Consolidation Loan that repaid a loan made under the HEAL Program is ineligible for Special Allowance Payments.

     The Higher Education Act provides that if Special Allowance Payments or Interest Subsidy Payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and Interest Subsidy Payments due the holder.

     Special Allowance Payments and Interest Subsidy Payments are reduced by the amount which the lender is authorized or required to charge as an origination fee, as described above under "Loan Terms--Fees--Origination Fee." In addition, the amount of the lender loan fee described above under "Loan Terms--Fees-- Lender Loan Fees" is collected by offset to Special Allowance Payments and Interest Subsidy Payments.

     Congress has passed H.R. 1180, the Work Incentives Improvement Act, which includes a provision that, if enacted into law, will amend the Higher Education Act to change the indices and Applicable SAP Percents used to calculate Special Allowance Payments from that summarized above for loans for which the first disbursement is made on or after January 1, 2000 and before July 1, 2003. Management of EdLinc expects that this legislation will be enacted. Under this legislation, in calculating Special Allowance Payments for these loans for a quarter, the average of the bond equivalent rates of the quotes of the 3-month commercial paper (financial) rates in effect for each of the days in the quarter, as reported by the Federal Reserve in Publication H-15, or its successor, will replace 91-day Treasury bills auctioned during the quarter. The Applicable SAP Percent will be 1.74% for Stafford and Unsubsidized Stafford Loans prior to the time the loans enter repayment and during any deferment periods, and 2.34% while these loans are in repayment. The Applicable SAP Percent will be 2.64% for PLUS Loans and Consolidation Loans subject to a variable interest rate.

Federal Student Loan Insurance Fund

     The Higher Education Act authorizes the establishment of a Student Loan Insurance Fund by the Federal government for making the federal insurance and the federal reimbursement payments on defaulted student loans to guarantee agencies. If moneys in the fund are insufficient to make the federal payments on defaults of such loans, the Secretary of Education is authorized, to the extent provided in advance by appropriation acts, to issue to the Secretary of the Treasury obligations containing terms and conditions prescribed by the Secretary of Education and approved by the Secretary of the Treasury, bearing interest at a rate determined by the Secretary of the Treasury. The Secretary of the Treasury is authorized and directed by the Higher Education Act to purchase such obligations.

Direct Loans

     The 1993 Amendments authorized a program of direct loans (the "Federal Direct Student Loan Program") to be originated by schools with funds provided by the Secretary of Education. Under the Federal Direct Student Loan Program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The 1993 amendments established volume goals for the Federal Direct Student Loan Program during academic years 1994 through 1999. The 1998 Reauthorization Amendments repealed these goals.

     The loan terms are generally the same under the Federal Direct Student Loan Program as under the FFEL Program. At the discretion of the Secretary of Education, students attending schools that participate in the Federal Direct Student Loan Program, and their parents, may still be eligible for participation in the FFEL Program, though no borrower could obtain loans under both programs for the same period of enrollment.

     It is difficult to predict the impact of the Federal Direct Student Loan Program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for FFEL Program loans, how many students will seek loans under the Federal Direct Student Loan Program instead of the FFEL Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the Federal Direct Student Loan Program or the FFEL Program.

                     DESCRIPTION OF THE GUARANTEE AGENCIES

General

     The financed Eligible Loans for a series of notes may be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the FFEL Program.

     A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, some schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves constituting its guarantee fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days, unless the first day of delinquency occurred prior to October 7, 1998, in which case it may be submitted after 180 days of delinquency. The default claim package must include all information and documentation required under the FFEL Program regulations and the guarantee agency's policies and procedures. Under the guarantee agencies' current procedures, assuming that the default claim package complies with the guarantee agency's loan procedures manual or regulations, the guarantee agency pays the lender for a default claim within 90 days of the lender's filing the claim with the guarantee agency, which generally is expected to be 390 days following the date a loan becomes delinquent. The guarantee agency will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantee agency must file a reimbursement claim with the Department of Education within 45 days after the guarantee agency has paid the lender for the default claim.

     In general, a guarantee agency's guarantee fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, the cost of which may be passed on to borrowers, investment income on moneys in the guarantee fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.

     The Secretary of Education is required to demand payment on September 1, 2002 of a total of one billion dollars from all the guarantee agencies participating in the FFEL Program. The amounts to be demanded of each guarantee agency shall be determined in accordance with formulas included in the Higher Education Act. Each guarantee agency will be required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for such payment. The Secretary of Education has made the determinations, and advised the guarantee agencies, of the amounts required to be so transferred by the guarantee agencies. The 1998 Reauthorization Amendments include significant changes affecting the financial structure of guarantee agencies in the FFEL Program and their sources of revenue. These changes will affect the guarantee agencies and their guarantee funds. See "1998 Reauthorization Amendments" below.

     Additionally, the adequacy of a guarantee agency's guarantee fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations. For a more complete description of provisions of the Higher Education Act that relate to payments described in this paragraph or affect the funding of a guarantee fund, see "Description of the FFEL Program."

     Information relating to the particular guarantee agencies guaranteeing the financed Eligible Loans will be set forth in the prospectus supplement. Such information will be provided by the respective guarantee agencies, and neither such information nor information included in the reports referred to therein has been verified by, or is guaranteed as to accuracy or completeness by, EdLinc, the transferor or the underwriters. No representation is made by EdLinc, the transferor or the underwriters as to the accuracy or adequacy of such information or the absence of material adverse changes in such information subsequent to the dates thereof.

Department of Education Oversight

     The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its guarantee fund at a required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's guarantee fund, except to the extent applicable to the "Operating Fund" described below under "1998 Reauthorization Amendments," shall be considered to be the property of the United States to be used in the operation of the FFEL Program or the Federal Direct Student Loan Program, and, under some circumstances, the Secretary of Education may demand payment of amounts in the guarantee fund.

     Pursuant to Section 432(o) of the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee payment due in accordance with guarantee claim processing standards no more stringent than those applied by the guarantee agency. The Department of Education's obligation to pay guarantee claims directly in this fashion, however, is contingent upon the Department of Education making the determination referred to above. There can be no assurance that the Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination were made, that such determination or the ultimate payment of such guarantee claims would be made in a timely manner. See "Description of the FFEL Program."

     There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its guarantee fund to the Secretary of Education.

Federal Agreements

     Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to Section 428(c) of the Higher Education Act, which include, for older guarantee agencies, a supplemental contract pursuant to former Section 428A of the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a portion of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The portion of reimbursement received by the Board of Regents ranges from 80% to 100% for loans made prior to October 1, 1993; 78% to 98% for loans made on or after October 1, 1993 but before October 1, 1998; and 75% to 95% for loans made on or after October 1, 1998. See "Effect of Annual Claims Rate" below. The federal reimbursement contracts provide for termination under some circumstances and also provide for actions short of termination by the Secretary of Education to protect the federal interest. See "Description of the FFEL Program--Contracts with Guarantee Agencies--Federal Reimbursement."

     In addition to guarantee benefits, qualified Stafford Loans, and some Consolidation Loans, acquired under the FFEL Program benefit from federal subsidies. Each guarantee agency and the Secretary of Education have entered into an interest subsidy agreement under Section 428(b) of the Higher Education Act, which entitles the holders of eligible loans guaranteed by the guarantee agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of some students while the student is in school, during a six to twelve month grace period after the student leaves school, and during some deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of the FFEL Program--Contracts with Guarantee Agencies--Federal Interest Subsidy Payments" for a more detailed description of the Interest Subsidy Payments.

     United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act since 1986

     . abrogated rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of advances from the Secretary of Education,

     . authorized the Secretary of Education to withhold reimbursement payments otherwise due to some guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

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

     . added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the federal reimbursement contracts under circumstances that did not previously warrant such termination, and

     . expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves.

There can be no assurance that future legislation will not further adversely affect the rights of the guarantee agencies, or holders of loans guaranteed by a guarantee agency under such contracts.

Effect of Annual Claims Rate

     A guarantee agency's ability to meet its obligation to pay default claims on financed Eligible Loans will depend on the adequacy of its guarantee fund, which will be affected by the default experience of all lenders under the guarantee agency's guarantee program. A high default experience among lenders participating in a guarantee agency's guarantee program may cause the guarantee agency's Claims Rate, as defined below, for its guarantee program to exceed the 5% and 9% levels described below, and result in the Secretary of Education reimbursing the guarantee agency at lower percentages of default claims payments made by the guarantee agency.

     In general, guarantee agencies are currently entitled to receive reimbursement payments under the federal reimbursement contracts in amounts that vary depending on the Claims Rate experience of the guarantee agency. The Claims Rate is computed by dividing total default claims since the previous September 30 by the total original principal amount of the guarantee agency's guaranteed loans in repayment on such September 30. On October 1 of each year the Claims Rate begins at zero, regardless of the experience in preceding years. For loans made prior to October 1, 1993, if the Claims Rate remains equal to or below 5% within a given federal fiscal year, for example October 1 through September 30, the Secretary of Education is currently obligated to provide 100% reimbursement; if and when the Claims Rate exceeds 5% and until such time, if any, as it exceeds 9% during the fiscal year, the reimbursement rate is at 90%; if and when the Claims Rate exceeds 9% during the fiscal year, the reimbursement rate for the remainder of the fiscal year is at 80%. For loans made prior to October 1, 1993, each guarantee agency is currently entitled to at least 80% reimbursement from the Secretary of Education on default claims that it purchases, regardless of its Claims Rate. The reimbursement percentages for loans made on or after October 1, 1993, but before October 1, 1998, are reduced from 100%, 90% and 80% to 98%, 88% and 78%, respectively. The reimbursement percentages for loans made on or after October 1, 1998 are further reduced to 95%, 85% and 75%, respectively. See "Description of the FFEL Program--Federal Reimbursement."

1998 Reauthorization Amendments

General

     The 1998 Reauthorization Amendments, enacted October 7, 1998, made various changes to the Higher Education Act affecting guarantee agencies in the FFEL Program, including the following:

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

     . each guarantee agency had to establish a federal student loan reserve fund (the "Federal Fund") and an agency operating fund (the "Operating Fund") prior to December 7, 1998, each of which must be funded, invested and used as prescribed by the 1998 Reauthorization Amendments;

     .  each guarantee agency's sources of revenue have been modified;

     .  additional reserves of guarantee agencies have been recalled; and

     . the Secretary of Education and a guarantee agency may enter into voluntary flexible agreements in lieu of existing agreements.

     The following briefly summarizes these changes.

The Federal Fund and the Operating Fund

     Each guarantee agency was required to deposit prior to December 7, 1998, all funds, securities and other liquid assets contained in its reserve fund into the Federal Fund that it established, which shall be an account selected by the guarantee agency with the approval of the Secretary of Education. The Federal Fund, and any nonliquid asset, such as a building or equipment, developed or purchased by the guarantee agency in whole or in part with federal reserve funds of the guarantee agency, shall be considered to be property of the United States, prorated based on the percentage of such asset developed or purchased with federal reserve funds, which must be used in the operation of the FFEL Program to pay lender guarantee claims, to pay Default Aversion Fees, as defined below, into the guarantee agency's Operating Fund, and to the extent permitted, to make transition payments into the Operating Fund and for other uses permitted by the Secretary of Education's regulations. The Secretary of Education may direct a guarantee agency, or its officers and directors, to cease any activity involving expenditures, use or transfer of the Federal Fund that the Secretary of Education determines is a misapplication, misuse or improper expenditure of the Federal Fund or the Secretary of Education's share of such asset. A guarantee agency is required to maintain in the Federal Fund a current minimum reserve level of at least 0.25 percent of the total amount of all outstanding loans guaranteed by such Agency, excluding some loans transferred to the guarantee agency from an insolvent guarantee agency pursuant to a plan of the Secretary of Education.

     After the Federal Fund is established, the guarantee agency is required to deposit into the Federal Fund all reinsurance payments received from the Secretary of Education; from amounts collected from defaulted borrowers, a percentage amount equal to the complement of the reinsurance percentage in effect when the guarantee payment was made; all insurance premiums collected from borrowers; all amounts received from the Secretary of Education as payment for supplemental preclaims assistance activity performed prior to October 7, 1998; 70 percent of administrative cost allowances received from the Secretary of Education after October 7, 1998 for loans guaranteed prior to that date; and other receipts specified in regulations of the Secretary of Education. Funds transferred to the Federal Fund are required to be invested in low-risk securities and all earnings from the Federal Fund shall be the sole property of the United States.

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

     Each guarantee agency also was required to establish its Operating Fund prior to December 7, 1998. The 1998 Reauthorization Amendments include various transition rules allowing a guarantee agency to transfer transition amounts from its Federal Fund to its Operating Fund from time to time during the first three years following the establishment of the Operating Fund for use in the performance of the guarantee agency's duties under the FFEL Program. In determining the amounts that it may transfer, the guarantee agency must ensure that sufficient funds remain in the Federal Fund to pay lender claims within the required time periods and to meet reserve recall requirements. In general, the transition rules require repayment to the Federal Fund of transition amounts transferred therefrom to the Operating Fund.

     The Operating Fund shall be considered to be the property of the guarantee agency, except for transition amounts transferred from the Federal Fund. The Secretary of Education may not regulate the uses or expenditure of moneys in the Operating Fund, but may require necessary reports and audits, except during any period in which transition funds are owed to the Federal Fund. During such period, moreover, moneys in the Operating Fund may only be used for expenses related to the FFEL Program.

     Funds deposited into the Operating Fund shall be invested at the discretion of the guarantee agency in accordance with prudent investor standards, except that transition amounts transferred to the Operating Fund from the Federal Fund must be invested in the same manner as amounts in the Federal Fund. After establishing the Operating Fund, the guarantee agency shall deposit into the Operating Fund: Loan Processing and Issuance Fees and Account Maintenance Fees, as those terms are defined below, paid by the Secretary of Education; Default Aversion Fees; 30 percent of administrative cost allowances received from the Secretary of Education after October 7, 1998 for loans guaranteed prior to that date; 24 percent, decreasing to 23 percent on and after October 1, 2003, of amounts collected on defaulted loans, excluding such collected amounts required to be transferred to the Federal Fund; and other receipts specified in regulations of the Secretary of Education.

     In general, funds in the Operating Fund shall be used by the guarantee agency for application processing, loan disbursement, enrollment and repayment status management, default aversion activities, default collection activities, school and lender training, financial aid awareness and related outreach activities, compliance monitoring, and other student financial aid related activities, as selected by the guarantee agency. The guarantee agency may transfer funds from the Operating Fund to the Federal Fund, however, such transfers are irrevocable and transferred funds would become the property of the United States.

Modifications in Sources of Revenue

     The 1998 Reauthorization Amendments made the following modifications with respect to principal sources of guarantee agency revenues:

     . reduced reinsurance payment percentages for loans made on and after October 1, 1998 as described above under "Effect of Annual Claims Rate;"

     . the percentage of the amount of collections on defaulted loans that may be retained by the guarantee agency is reduced from 27 percent to 24 percent, with a further reduction to 23 percent on and after October 1, 2003;

     . establishes a loan processing and issuance fee (the "Loan Processing and Issuance Fee"), payable by the Secretary of Education on a quarterly basis, equal to: (1) for loans originated during fiscal years beginning on or after October 1, 1998 and before October 1, 2003, 0.65 percent of the total principal amount of loans on which insurance was issued under the FFEL Program during such fiscal year by the guarantee agency, and
        (2) for loans originated during fiscal years beginning on or after October 1, 2003, 0.40 percent of the total principal amount of loans on which insurance was issued under the FFEL Program during such fiscal year by the guarantee agency;

     . eliminates the discretionary administrative cost allowances or expenses which had been paid at 0.85 percent of such amount;

     . establishes a default aversion fee (the "Default Aversion Fee") relating to default aversion activities required to be undertaken by the guarantee agency, payable on a monthly basis from the Federal Fund to the Operating Fund, in an amount equal to 1 percent of the total unpaid principal and accrued interest on a loan for which a default claim has not been paid as a result of the loan being brought into current repayment status on or before the 300/th/ day after the loan becomes 60 days delinquent; and

     . establishes an account maintenance fee (the "Account Maintenance Fee"), payable by the Secretary of Education on a quarterly basis (unless nationwide caps are met, in which case the fee shall be transferred from the Federal Fund to the Operating Fund), equal to (1) for fiscal years 1999 and 2000, 0.12 percent of the original principal amount of outstanding loans on which insurance was issued under the FFEL Program, and (2) for fiscal years 2001, 2002 and 2003, 0.10 percent of the original principal amount of outstanding loans on which insurance was issued under the FFEL Program.

Additional Recalls of Reserves

     The 1998 Reauthorization Amendments direct the Secretary of Education to demand payment from all the guarantee agencies participating in the FFEL Program of amounts held in their Federal Funds in fiscal years 2002 aggregating $85 million; 2006 aggregating $82.5 million; and 2007 aggregating $82.5 million. The amounts demanded of each guarantee agency are determined in accordance with formulas included in Section 422(i) of the Higher Education Act. If a guarantee agency charges the maximum permitted 1 percent insurance premium, however, the recall may not result in the depletion of such guarantee agency's reserve funds below an amount equal to the amount of lender claim payments paid during the 90 days prior to the date of return.

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

Voluntary Flexible Agreements

     The 1998 Reauthorization Amendments authorize the Secretary of Education to enter into agreements with guarantee agencies which modify or waive many of the requirements of the FFEL Program covered under existing agreements and otherwise required by the Higher Education Act, including the sources and uses of revenues and funds of guarantee agencies. In July 1999, the Secretary of Education commenced a process to select up to six guarantee agencies to enter into voluntary flexible agreements by December 1, 1999. The 1998 Reauthorization Amendments authorize the Secretary of Education to enter into voluntary flexible agreements with up to six guarantee agencies during federal fiscal years 1999, 2000 and 2001, and with any Guaranty Agency or consortium thereof beginning in federal fiscal year 2002.

                 DESCRIPTION OF THE ALTERNATIVE LOAN PROGRAMS

     To the extent described in the prospectus supplement for a series, the proceeds of such series may be used to purchase financed Alternative Loans issued under one or more Alternative Loan Programs. The Alternative Loan Programs will be specifically identified in the prospectus supplement with respect to such series. The prospectus supplement may specify a maximum percentage of financed Alternative Loans that may comprise part of the financed Eligible Loans securing the notes. This summary identifies characteristics common to most Alternative Loan Programs but is qualified by the specific disclosure set forth in the related prospectus supplement.

     Alternative Loans made under most Alternative Loan Programs are based on the credit of the borrower or his or her parents or co-borrowers. In general, applicants are required to have a minimum annual income and are evaluated as to creditworthiness. In determining whether a student or co-borrower is creditworthy, a credit bureau report is obtained for each applicant, including the student. The various Alternative Loan Programs have different standards as to what constitutes a satisfactory credit history.

     Eligible post-secondary borrowers of an Alternative Loan often are required to be engaged in a course of study at a qualifying educational institution, which may include two-year colleges, four-year colleges and for-profit schools. Certain Alternative Loan Programs are specifically designed for graduate or professional students, or for students attending elementary or secondary private schools. The institutions generally must be located in the United States or Canada. Often, the borrower, or a co-applicant, must be a citizen or resident of the United States. Some Alternative Loans may be a consolidation of existing Alternative Loans.

     The amount that may be borrowed under an Alternative Loan Program varies based upon the Alternative Loan Program. Typically, borrowers must borrow at least a minimum amount with respect to any academic year, and may not borrow more than a maximum amount per academic year, or a maximum amount under the Alternative Loan Program. However, the amount of the Alternative Loan plus other financial aid received by a student, normally may not exceed the cost of education, as determined by the school.

     A loan origination fee typically is deducted from the Alternative Loan proceeds. All or a portion of this fee is paid to the originator of the Alternative Loan and set aside as a reserve against possible default.

     The interest rate on an Alternative Loan varies based upon the Alternative Loan Program and can either be fixed or variable. Floating rates may be based upon the prime rate or the T-Bill Rate, or some other objective standard. Interest typically accrues at a rate equal to the index plus a margin, sometimes subject to a maximum rate per annum, with the interest rate being adjusted periodically.

     Alternative Loan Programs usually permit a borrower to defer the repayment of principal and, in some cases, interest, while the student is in school, often up to a maximum number of years. In such event, principal repayments, including deferred interest, typically begin within six months after the student has left school. In some cases, repayment of an Alternative Loan may be required to commence within 45 to 90 days following the borrowing. Most Alternative Loan Programs permit prepayment of the Alternative Loan at any time without penalty. Borrowers typically may schedule repayment over a 10- to 30-year period, subject to a minimum monthly payment obligation.

     Alternative Loan Programs typically provide for an origination fee, usually 4% to 6% of the amount of the loan, to be paid at the time of origination of the loan.

                           DESCRIPTION OF THE NOTES

General

     The notes will be issued in separate series pursuant to the terms of an indenture of trust, as supplemented by a supplemental indenture relating to each series, which will be entered into between EdLinc and the trustee. This indenture of trust, as supplemented and amended, is referred to in this prospectus as the indenture. Any references in this prospectus to notes generally, unless otherwise specified, are to all notes issued under the Indenture. Any references in this prospectus to notes of a particular class, unless otherwise specified, are to all notes of that class. Even though notes will be issued in different series, they will all be part of the same issue, secured by and payable from a common pool of assets comprising the Trust Estate under the indenture, subject to certain priorities and exceptions as described in this prospectus. Thus, all notes of a given class will have the same right to be paid from the assets securing the notes as all other noteholders of the same class, including noteholders of other series, except in those cases where a form of credit enhancement has been provided only for the notes of a particular series. The following summary describes the material terms of the notes. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the notes, the indenture and the applicable supplemental indenture, which provisions are incorporated by reference herein.

General Terms of Notes

     Each series of notes will be created by and issued pursuant to a supplemental indenture, which will designate the notes of that series as Senior Notes, Subordinate Notes or Class C Notes.

     The stated maturities and sinking fund payment dates of all notes will occur on a June 1 or a December 1, unless otherwise specified in the related supplemental indenture with respect to any series of variable rate notes, which are notes bearing interest at a rate which varies from time to time in accordance with a prescribed formula or method of determination. All EdLinc swap payments and other payments to be made by EdLinc to credit facility providers will be payable on a regularly scheduled interest payment date.

     Except as may be otherwise provided in a supplemental indenture, in any case where the principal of, premium, if any, or interest on the notes or amounts due to any Other Beneficiary is due on a day other than a business day, then payment thereof may be made on the next succeeding business day with the same force and effect as if made on the date due and no interest will accrue for the intervening period.

     In the event a default occurs in the payment of any interest on any note, interest will be payable thereon to the extent permitted by law on the overdue installment of interest, at the interest rate borne by the note in respect of which such interest is overdue.

     The notes, including the principal, premium, if any, and interest and any Carry-Over Amounts, and accrued interest, with respect thereto, and Other Indenture Obligations are limited obligations of EdLinc, payable solely from the revenues and assets of EdLinc pledged for that purpose under the indenture.

Issuance of Notes

     Notes will be issued under the indenture only for the purposes of (a) providing funds for the purchase or origination of Eligible Loans, (b) refunding at or before their stated maturity any or all outstanding notes, and (c) paying Administrative Costs, Note Fees, costs of issuance and capitalized interest on the notes being issued and making deposits to the Reserve Fund.

     At any time, one or more series of notes may be issued upon compliance with conditions specified in the indenture (including the requirement that each Rating Agency shall have confirmed that no outstanding ratings on any of the Outstanding Unenhanced Senior or Subordinate Notes will be reduced or withdrawn as a result of such issuance) and any additional conditions specified in a supplemental indenture.

     It is expected that each class of the notes of a series will initially be represented by one or more notes registered in the name of the nominee of DTC acting as a securities depository. Notes generally will be available for purchase in denominations of $50,000 and integral multiples thereof, for variable rate notes, or $5,000 and integral multiples thereof, for fixed rate notes, as the case may be, in book-entry form. EdLinc has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described herein or in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing his note. All references herein to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, for distribution to noteholders in accordance with DTC's procedures with respect thereto. See "Book-Entry Registration" and "Definitive Notes" below.

Comparative Security of Noteholders and Other Beneficiaries

     The Senior Notes are equally and ratably secured under the indenture with any Other Senior Obligations. The Senior Obligations have payment and other priorities over the Subordinate Notes, the Other Subordinate Obligations and the Class C Notes. The Subordinate Notes are equally and ratably secured under the indenture with any Other Subordinate Obligations. The Subordinate Obligations have payment and other priorities over the Class C Notes. See "Source of Payment and Security for the Notes--Priorities." The Senior Notes and the Subordinate Notes are each payable from the Note Fund and are secured by the Reserve Fund. The Class C Notes are payable solely from the Surplus Fund.

     EdLinc may at any time issue a series of notes, either as Senior Notes, Subordinate Notes or Class C Notes or any combination thereof. In connection with any such Senior Notes or Subordinate Notes, EdLinc may enter into a swap agreement or credit enhancement facility as it deems in its best interest, and the swap counterparty or the credit facility provider may become a Senior Beneficiary or a Subordinate Beneficiary, as herein described. See "Source of Payment and Security for the Notes--Additional Indenture Obligations."

Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement

     No redemption, other than mandatory sinking fund redemption of Senior Notes, prepayment of principal or purchase, other than on a Purchase Date or mandatory tender date, of notes by the trustee will be effective under the indenture unless, prior to the trustee giving notice of redemption, determining that such prepayment will be made or soliciting such purchase, EdLinc furnishes the trustee a certificate to the effect that:

     . if Senior Notes are to be called for redemption, prepaid or purchased, either (A) after giving effect thereto, the Senior Asset Requirement will be met, or (B) (1) prior thereto, the Senior Asset Requirement is not being met, (2) no Subordinate Notes or Class C Notes will be called for redemption, prepaid or purchased, and (3) after giving effect thereto, the Senior Percentage will be greater than it would have been without such redemption, prepayment or purchase;

     . if Subordinate Notes are to be called for redemption, prepaid or purchased, after giving effect thereto, the Senior Asset Requirement will be met; and

     . if Class C Notes are to be called for redemption, prepaid or purchased, after giving effect thereto, the Senior Asset Requirement will be met and there shall be no deficiency then existing in the Note Fund or the Reserve Fund.

     In general, compliance with the foregoing conditions is determined as of the date of selection of notes to be called for redemption or as of the date on which moneys are transferred to the Retirement Account to make any prepayment and any failure to satisfy such conditions as of the redemption date or prepayment date, as applicable, will not affect such determination; provided that, if notes have been defeased and are to be called for redemption, compliance with such conditions will be determined on the date of defeasance instead of as of the date of selection. See "Discharge of Notes and Indenture" below.

     Any election to call notes for redemption or to prepay notes may also be conditioned upon such additional requirements as may be set forth in the supplemental indenture authorizing the issuance of such notes.

Interest

     Interest will accrue on the principal balance of each class of notes of a series at a specified rate per annum. Interest is expected to accrue initially from and including the closing date on which the related series was issued, or some other specified date, through and including the date set forth in the related prospectus supplement. Thereafter, except as otherwise set forth in the related prospectus supplement, interest will accrue for interest periods, which, with respect to a series and class of notes, is the period of time in which interest may accrue, consisting of (1) with respect to notes that bear interest based upon LIBOR, which are referred to in this prospectus as LIBOR rate notes, generally a one-month or three-month period beginning and ending on the dates set forth in the related prospectus supplement, (2) with respect to notes that bear interest at an auction rate, which are referred to in this prospectus as auction rate notes, as set forth in the related prospectus supplement, (3) with respect to fixed rate notes, which are notes that bear interest at a fixed rate, the six-month periods ending on May 31 and November 30, or (4) with respect to notes accruing interest based on some other method, the period set forth in the related prospectus supplement. Interest on each class of notes of each series will be payable on the interest payment dates described in the applicable prospectus supplement.

     If on any interest rate determination date, an auction for a class of auction rate notes of a series is not held for any reason, then the interest rate for such class of notes will be the Net Loan Rate or such other rate as may be described in a prospectus supplement. The interest rate on each class of notes bearing interest based upon a method other than LIBOR or an auction rate will be described in the related prospectus supplement.

     With respect to auction rate notes, EdLinc may, from time to time, change the length of one or more auction periods, which are the interest periods applicable to auction rate notes, to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the auction period or any class interest rate. An auction period adjustment will not cause an auction period to be less than 7 days nor more than one year and will not be allowed unless conditions specified in the auction procedures described in the related prospectus supplement are satisfied. If an auction period adjustment is made, the intervals between interest payment dates will be adjusted accordingly.

     Payment of Interest. Payments of interest will be made on each interest payment date, as specified in the accompanying prospectus supplement. Interest payments on the notes will be made from amounts available therefor in the Interest Account, including amounts transferred from other funds and accounts under the indenture.

     Carry-Over Amounts. If set forth in a prospectus supplement, with respect to any class of notes of a series for any interest period the LIBOR rate plus the applicable margin or the auction rate, as the case may be, exceeds the Net Loan Rate, the applicable interest rate for such class for such interest period will be the Net Loan Rate, and the excess of the amount of interest on such class that would have accrued at a rate equal to the LIBOR rate plus any applicable margin or the auction rate, as appropriate, over the amount of interest on such class actually accrued at the Net Loan Rate will accrue as the Carry-Over Amount with respect to such class of notes. Such determination of the Carry-Over Amount will be made separately for each class of each series of notes. The Carry-Over Amount on any class of notes will bear interest at a rate equal to the rate set forth in the related prospectus supplement, from the interest payment date for the interest period for which the Carry-Over Amount was calculated until paid.

     Carry-Over Amounts will be paid as described under "Description of the Indenture--Funds and Accounts--Interest Account."

Principal

     All payments of principal of notes of a series will be made in amounts determined as set forth in the related prospectus supplement and will be paid at the times and will be allocated among the classes of notes of such series in the order and amounts, all as specified in the related prospectus supplement.

Determination of LIBOR

     Pursuant to the indenture, for each interest period after the initial interest period, the trustee will determine the applicable LIBOR rate for purposes of calculating the interest rate on the LIBOR rate notes for each given interest period on a specified interest rate determination date preceding the commencement of each interest period.

     LIBOR means the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having the applicable maturity, i.e., one month or three months, commencing on the related interest rate determination date (the "Index Maturity") which appears on Telerate Page 5 as of 11:00 a.m., London time, on such interest rate determination date. If such rate does not appear on Telerate Page 5, the rate for that day will be determined by reference to the Reuters Screen LIBOR Page. If such rate does not appear on Telerate Page 5 or the Reuters Screen LIBOR Page, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such interest rate

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

determination date to prime banks in the London interbank market by four reference banks selected by the trustee or an agent of the trustee. The trustee or a specified agent will request the principal London office of each of such LIBOR rates to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that day will be the arithmetic mean, rounded upwards, if necessary, to the nearest .01%, of the quotations. If fewer than two quotations are provided, LIBOR for that day will be the arithmetic mean, rounded upwards, if necessary, to the nearest .01%, of the rates quoted by three major banks in New York City, selected by the trustee or a specified agent, as applicable, at approximately 11:00 a.m., New York City time, on such interest rate determination date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period.

Auction Procedures

     A series of notes may contain one or more classes of auction rate notes. The following discussion summarizes procedures that will be used in determining the interest rates on the auction rate notes. If any auction rate notes are included in a series, the prospectus supplement will contain a more detailed description of these procedures. Prospective investors in the auction rate notes should read carefully the following summary, along with the more detailed description in the prospectus supplement.

     The interest rate on each class of auction rate notes will be determined periodically, generally, for periods ranging from 7 days to one year, by means of a Dutch Auction. In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of auction rate notes such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes.

     In the auction procedures, the following types of orders may be submitted:

     . Bid/Hold Orders - the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its auction rate notes for the upcoming interest period;

     . Sell Orders - an order by a current investor to SELL a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

     . Potential Bid Orders - the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to BUY a specified principal amount of auction rate notes.

     If an existing investor does not submit orders with respect to all its auction rate notes of the applicable class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the auction rate notes for which no order was received.

     In connection with each auction, auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance, i.e., par, plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the auction rate notes.


          (a)  Assumptions:


          1.   Denominations (Units) = $50,000
          2.   Interest Period = 28 Days
          3.   Principal Amount Outstanding  = $50 Million (500 Units)

          (b)  Summary of All Orders Received For The Auction

     BID/HOLD ORDERS            SELL ORDERS          POTENTIAL BID ORDERS

     10 Units at 2.90%         50 Units Sell          20 Units at 2.95%
     30 Units at 3.02%         50 Units Sell          30 Units at 3.00%
     60 Units at 3.05%        100 Units Sell          50 Units at 3.05%
    100 Units at 3.10%                                50 Units at 3.10%
    100 Units at 3.12%                                50 Units at 3.11%
                                                      50 Units at 3.14%
                                                     100 Units at 3.15%


     Total units under existing Bid/Hold Orders and Sell Orders must always equal issue size (in this case 500 Units).

          (c)  Auction Agent Organizes Orders In Ascending Order

                           Cumulative                                   Cumulative
     Order      Number       Total               Order     Number         Total
     Number    of Units     (Units)       %      Number    of Units      (Units)          %
       1         10(W)         10        2.90%      7       100(W)         300          3.10%
       2         20(W)         30        2.95%      8        50(W)         350          3.10%
       3         30(W)         60        3.00%      9        50(W)         400          3.11%
       4         30(W)         90        3.02%     10       100(W)         500          3.12%
       5         60(W)        150        3.05%     11        50(L)                      3.14%
       6         50(W)        200        3.05%     12       100(L)                      3.15%

________________________
(W) Winning Order  (L) Losing Order

     Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate, in this case, 3.12%, as the interest rate for the next interest period. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the maximum auction rate specified in the related prospectus supplement (the "Maximum Auction Rate").

     The above example assumes that a successful auction has occurred, i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled. In some circumstances, there may be insufficient Potential Bid Orders to purchase all the auction rate notes offered for sale. In such circumstances, the interest rate for the upcoming interest period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the auction rate notes are subject to Hold Orders, i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate, the interest rate for the upcoming interest period will equal the lesser of the Net Loan Rate and the rate at which all investors are willing to hold the notes.

Book-Entry Registration

     The description which follows of the procedures and record keeping with respect to beneficial ownership interests in a series of notes, payment of principal of and interest on the notes to DTC Participants, Cedel Bank Participants and Euroclear Participants or to purchasers of the notes, confirmation and transfer of beneficial ownership interests in the notes, and other securities-related transactions by and between DTC, Cedel Bank, Euroclear, DTC Participants, Cedel Bank Participants, Euroclear Participants and Beneficial Owners, is based solely on information furnished by DTC, Cedel Bank and Euroclear and has not been independently verified by EdLinc or the underwriters.

     If specified in the accompanying prospectus supplement, noteholders may hold their certificates through DTC, in the United States, or Cedel Bank or Euroclear, in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     DTC will hold the global notes. Cedel Bank and Euroclear will hold omnibus positions on behalf of the Cedel Bank Participants and the Euroclear Participants, respectively, through customers securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the SEC.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Bank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

     Because of time-zone differences, credits of securities in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Bank Participant or Euroclear Participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC. Day traders that use Cedel Bank or Euroclear and that purchase the globally offered notes from DTC Participants for delivery to Cedel Bank Participants or Euroclear Participants should note that these trades may fail on the sale side unless affirmative actions are taken. Participants should consult with their clearing system to confirm that adequate steps have been taken to assure settlement.

     Purchases of notes under the DTC system must be made by or through DTC Participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual owner of a note (a "Beneficial Owner") is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in notes, except when use of the book-entry system for the notes is discontinued.

     To facilitate subsequent transfers, all notes deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC's records reflect only the identity of the DTC Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may desire to make arrangements with a DTC Participant or an Indirect Participant so that all notices of redemption of their notes or other communications to DTC which affect these Beneficial Owners, and notification of all interest payments, will be forwarded in writing by the DTC Participant or Indirect Participant. Any failure of DTC to advise any DTC Participant, or of any DTC Participant or Indirect Participant to advise a Beneficial Owner, of any notice of redemption or its content or effect will not affect the validity of the redemption of notes called for redemption or any other action premised on such notice. If less than all of the notes of a particular maturity and series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each DTC Participant within such maturity to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the notes are credited on the record date, identified in an attached listing.

     Principal and interest payments on the notes will be made to DTC. DTC's practice is to credit the accounts of the DTC Participants, upon DTC's receipt of funds and corresponding detail information from the trustee, on payment dates in accordance with their respective holdings shown on the records of DTC. Payments by DTC Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the trustee or EdLinc, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of such payments to DTC Participants will be the responsibility of DTC, and disbursement of such payments to Beneficial Owners will be the responsibility of DTC Participants and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to EdLinc or the trustee. Under such circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered. EdLinc may decide to discontinue use of the system of book-entry transfers through

DTC, or a successor securities depository. In that event, definitive notes will be delivered to noteholders. See "--Definitive Notes" below.

     Cedel Bank is a limited liability company (a societe anonyme) organized under Luxembourg law that operates as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel Bank in any of 40 currencies, including United States dollars. Cedel Bank provides to its Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of any series of notes. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 39 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fundable basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     The Euroclear Operator has advised as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

     Distributions with respect to notes held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "United States Federal Income Tax Consequences." Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the Agreement on behalf of a Cedel Bank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DTC Year 2000 Compliance

     The following language has been designated by DTC as a Year 2000 readiness disclosure within the meaning of the Year 2000 Information and Readiness Disclosure Act.

     DTC management is aware that some computer applications, systems, and the like for processing data, referred to as Systems, that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter year 2000 problems. DTC has informed its Participants and other members of the financial community that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its Participants and other members of the financial community that it is contacting, and will continue to contact, third-party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being year 2000 compliant; and (2) determine the extent of their efforts for year 2000 remediation, and, as appropriate, testing, of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to its Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Definitive Notes

     If set forth in the accompanying prospectus supplement, notes of any series will be issued in fully registered, certificated form to Beneficial Owners or their nominees rather than to DTC or its nominee, if (1) the notes of such series are not eligible for the services of DTC, (2) DTC determines to discontinue providing its services with respect to the notes of such series or
(3) EdLinc determines that a system of book-entry transfers for the notes of such series, or the continuation thereof, through DTC is not in the best interest of the Beneficial Owners or EdLinc. In that event, EdLinc may either identify another qualified securities depository or direct or cause note certificates for such series to be delivered to Beneficial Owners thereof or their nominees and, if certificates are delivered to the Beneficial Owners, the Beneficial Owners or their nominees, upon authentication of the notes of such series in authorized denominations and registration thereof in the Beneficial Owners' or nominees' names, will become the holders of such notes for all purposes. In that connection, the trustee is to mail an appropriate notice to the securities depository for notification to DTC Participants and Beneficial Owners of the substitute securities depository or the issuance of note certificates to Beneficial Owners or their nominees, as applicable.

     Distribution of principal of and interest on the notes will be made by the trustee directly to noteholders of definitive notes in accordance with the procedures set forth herein and in the indenture.

     Definitive notes will be transferable and exchangeable at the offices of the registrar for the notes, which will initially be the trustee. No service charges will be imposed for any registration of transfer or exchange, but the registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Denomination and Payment

     The notes of each series will be issued in the denominations specified in the related prospectus supplement.

     The principal of and premium, if any, on the notes, together with interest payable on the notes at the maturity thereof if the date of such maturity is not a regularly scheduled interest payment date, will be payable in lawful money of the United States of America upon, except as otherwise provided in the indenture with respect to a securities depository, presentation and surrender of such notes at the principal office of the trustee, as paying agent with respect to the notes, or a duly appointed successor paying agent. Interest on each series of notes will be payable on each regularly scheduled interest payment date with respect to such series, except as otherwise provided in the indenture with respect to a securities depository, by check or draft drawn upon the paying agent and mailed to the person who is the registered holder thereof as of the regular record date for such interest payment date, or, if provided in the related prospectus supplement, by electronic transfer in immediately available funds to an account designated by such holder. Any interest not so timely paid or duly provided for, which is referred to as defaulted interest, will cease to be payable to the person who is the registered holder thereof at the close of business on the regular record date and will be payable to the person who is the registered holder thereof at the close of business on a special record date established by the trustee for the payment of any such defaulted interest. Such special record date will be fixed by the trustee whenever moneys become available for payment of the defaulted interest. All payments of principal of and interest on the notes will be made in lawful money of the United States of America.

                 SOURCE OF PAYMENT AND SECURITY FOR THE NOTES

General

     The notes will be limited obligations of EdLinc payable solely from the Trust Estate created under the indenture, consisting of revenues and funds and accounts pledged under the indenture. The pledged revenues include:

     . payments of interest and principal made by obligors of financed student loans;

     . guarantee payments made by the guarantee agencies to or for the account of the trustee as the holder of defaulted financed FFELP Loans;

     . Interest Subsidy Payments and Special Allowance Payments made by the Department of Education to or for the account of the trustee as the holder of financed FFELP

          Loans, excluding any Special Allowance Payments and Interest Subsidy Payments accrued prior to the date of financing the related FFELP Loan;

     .    income from investment of moneys in the pledged funds and accounts;

     .    payments from a swap counterparty under a swap agreement;

     . proceeds of any sale or assignment by EdLinc of any financed student loans; and

     . available note proceeds. In addition, the pledged revenues with respect to one or more series of notes may include payments made by a credit facility provider pursuant to a credit enhancement facility.

     The principal of, premium, if any, and interest on the notes will be secured by a pledge of and a security interest in all rights, title, interest and privileges of EdLinc (1) with respect to financed student loans, in, to and under any servicing agreement, the student loan purchase agreements, the Guarantee Agreements and the federal reimbursement contracts; (2) in, to and under all financed student loans, including the evidences of indebtedness and related documentation, any swap agreement and, subject to the limitations therein or in the indenture limiting the benefits thereunder to the notes of one or more series, any credit enhancement facility; and (3) in and to the proceeds from the sale of the notes, until expended for the purpose for which issued, and the pledged revenues, moneys, evidences of indebtedness and securities in the pledged funds and accounts. The security interest in revenues, moneys, evidences of indebtedness and, unless registered in the name of the trustee, securities payable into the various funds and accounts does not constitute a perfected security interest until received by the trustee. Certain pledged revenues are subject to withdrawal from the pledged funds and accounts, to prior applications to pay costs of issuance, administrative expenses and Note Fees, and to other applications as described under "Summary of the Indenture--Funds and Accounts."

Additional Indenture Obligations

     The indenture provides that, upon the satisfaction of specified conditions, EdLinc may issue one or more series of notes thereunder. Notes may be issued as Senior Notes on a parity basis with any previously issued Senior Notes; as Subordinate Notes on a parity basis with any previously issued Subordinate Notes; or as Class C Notes on a subordinate basis to the Senior Notes and the Subordinate Notes. In addition, EdLinc may enter into swap agreements and may obtain credit enhancement facilities from one or more credit facility providers. EdLinc's obligations under the swap agreements, and its obligations to pay the premiums or fees of credit facility providers and, if applicable, to reimburse payments made under credit enhancement facilities, may be parity obligations with the Senior Notes (such Other Senior Obligations, together with the Senior Notes, being referred to as "Senior Obligations") or parity obligations with the Subordinate Notes (such Other Subordinate Obligations, together with the Subordinate Notes, being referred to as "Subordinate Obligations"). The Senior Obligations, the Subordinate Obligations and any Class C Notes are referred to as "Indenture Obligations." See "Description of the Notes--Issuance of Notes" and "Description of the Indenture--Covenants--Credit Enhancement Facilities and Swap Agreements."

     Under the indenture, EdLinc may not execute a swap agreement unless the swap counterparty's obligations are rated by each Rating Agency not lower than in its third highest specific rating category. No swap agreement shall be a Senior Obligation unless, as of the date EdLinc enters into such swap agreement, the Senior Asset Requirement will be met and the trustee shall have received written confirmation from each Rating Agency that the execution and delivery of the swap agreement will not cause the reduction or withdrawal of any rating or ratings then applicable to any Outstanding notes.

     No limitations are imposed by the indenture on the ability of EdLinc to obtain credit enhancement facilities or to enter into agreements with respect thereto, or as to the identity or creditworthiness of any credit facility provider. Any credit enhancement facility may be obtained for the sole benefit of the series of notes designated therein, in which event payments under such credit enhancement facility would not be available for the payment of principal of, premium, if any, or interest on any other series of notes. However, any payments required to be made to any credit facility provider would be parity obligations with the other Senior Obligations or Subordinate Obligations, as the case may be, payable from any revenues available to pay such Indenture Obligations.

     The indenture also permits EdLinc to issue Class C Notes from time to time upon satisfaction of the conditions specified therein. See "Description of the Notes--Issuance of Notes."

Priorities

     The Senior Notes, and any other Senior Obligations, are entitled to payment and other priorities over the Subordinate Notes, and any other Subordinate Obligations. Current payments of interest and principal due on the Subordinate Notes on an interest payment date or principal payment date will be made, on a parity basis with any other Subordinate Obligations, only to the extent there are sufficient moneys available for such payment, after making all such payments due on such date with respect to Senior Obligations. So long as any Senior Obligations remain Outstanding under the indenture, the failure to make interest or principal payments with respect to Subordinate Notes will not constitute an event of default under the indenture. In the event of an acceleration of the notes, the principal of and accrued interest on the Subordinate Notes will be paid, on a parity basis with any other Subordinate Obligations, only to the extent there are moneys available under the indenture after payment of the principal of, and accrued interest on, all Senior Notes and the satisfaction of all other Senior Obligations. In addition, holders of Senior Notes and Beneficiaries of other Senior Obligations are entitled to direct actions to be taken by the trustee prior to and upon the occurrence of an event of default under the indenture, including election of remedies. See "Description of the Indenture--Remedies."

     Senior Obligations and Subordinate Obligations are entitled to payment and other priorities over any Class C Notes. Principal of and interest on the Class C Notes are not payable from moneys in the Note Fund or the Reserve Fund, but are payable solely from amounts available therefor in the Surplus Fund. See "Description of the Indenture--Funds and Accounts--Surplus Fund."

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                  DESCRIPTION OF THE SLFC SERVICING AGREEMENT

General

     EdLinc and the trustee, prior to the issuance of any series of notes, will have entered into a servicing and administration agreement with SLFC, as servicer and administrator. This servicing and administration agreement is referred to in this prospectus as the SLFC servicing agreement. The following is a summary of the material terms of the SLFC servicing agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the SLFC servicing agreement. The SLFC servicing agreement will be in substantially the form filed as part of the registration statement of which this prospectus is a part.

     Pursuant to the SLFC servicing agreement, SLFC agrees to provide services to EdLinc and the trustee in connection with the acquisition of student loans to be financed, and to service the financed student loans, all in accordance with the SLFC servicing agreement. SLFC may perform all or part of its acquisition and servicing activities through a subcontractor. See "Sub-Servicers" below. SLFC is required to perform or cause its subcontractor to perform all services under the SLFC servicing agreement in compliance with the Higher Education Act, each Alternative Loan Program, applicable requirements of each guarantee agency and all other applicable federal, state and local laws and regulations. SLFC also agrees to perform various duties of EdLinc under the indenture.

Acquisition Process

     SLFC agrees to provide to the trustee all certificates and directions required to be delivered by EdLinc to the trustee under the indenture in connection with the financing of Eligible Loans and student loans thereunder. SLFC also agrees to work with the transferor and lenders to obtain from them loan documentation and information relating to each student loan to be financed and to establish and maintain all records delivered to SLFC with respect to each financed student loan, and complete records of SLFC's servicing of the financed student loan from the date SLFC's servicing commences. However, SLFC will not conduct a complete file and note examination of each student loan to be financed.

Origination Process

     Unless and until otherwise directed in writing by EdLinc, SLFC agrees to provide to the trustee all certificates and directions required to be delivered by EdLinc to the trustee under the indenture in connection with the financing through origination of Eligible Loans and student loans thereunder. SLFC also agrees to provide disbursement and origination services in connection with the origination and disbursement of Eligible Loans under the indenture.

Servicing

     SLFC agrees to perform all servicing obligations relating to the financed student loans required of EdLinc or the trustee, or which EdLinc or the trustee is required to cause the servicer to perform. The SLFC servicing agreement specifies various activities and obligations to be

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performed by SLFC in servicing the financed student loans. These activities and obligations include, without limitation, file maintenance; maintaining Guarantee coverage on financed FFELP Loans; handling borrower requests for forbearance and deferments; exercising due diligence, within the meaning of the Higher Education Act, the guarantee program regulations and applicable Alternative Loan Programs, in the servicing, administration and collection of all financed student loans; collecting payments of principal and interest, Special Allowance Payments, and guarantee payments with respect to financed student loans and causing all such Interest Subsidy Payments and Special Allowance Payments to be forwarded by the Secretary of Education directly to the trustee for immediate deposit into the appropriate fund or account under the indenture and depositing all other such payments immediately upon receipt into a lock-box account, which will be part of the Revenue Fund, to be established by the trustee in the name of and for the account of the trustee; representing the interests of EdLinc and the trustee in handling discrepancies or disputes, if any, with the Secretary of Education; preparing and maintaining all appropriate accounting records with respect to all transactions related to each financed student loan; for defaulted financed FFELP Loans, taking steps necessary to file and prove a claim for loss with the Secretary of Education or the guarantee agency, as the case may be and as required, and assuming responsibility for all necessary communications and contacts with the Secretary of Education or the guarantee agency, as the case may be and as required, to recover on such defaulted financed FFELP Loans within the time required by the Higher Education Act and the requirements of the guarantee agency; if a claim is denied by the Secretary of Education or the guarantee agency, as the case may be, under circumstances resulting in a lender being required by a student loan purchase agreement to repurchase a financed FFELP Loan, taking such action as shall be necessary to allow EdLinc or the trustee to cause such lender to repurchase such financed FFELP Loan; preparing and filing various reports with the Secretary of Education, the guarantee agency, EdLinc and the trustee; identifying on the servicing system the notes as the source of financing for each such financed student loan; and maintaining duplicates or copies of some file documents.

     SLFC is also the servicer of the student loans owned by the transferor. Pursuant to the SLFC servicing agreement, SLFC agrees to indemnify EdLinc for any problems with the student loans acquired by EdLinc from the transferor which were the result of those student loans not being properly serviced after the acquisition by the transferor and prior to the transfer to EdLinc.

Right of Inspection and Audits

     The SLFC servicing agreement provides that, subject to any restrictions of applicable law, EdLinc, the trustee, the guarantee agency, the Secretary of Education or any governmental agency having jurisdiction over EdLinc or the trustee, and, in each case, those entities' representatives, will have the right, at any time and from time to time, during normal business hours, and upon reasonable notice to SLFC, to examine and audit any and all of the SLFC's records or accounts pertaining to any financed student loan. EdLinc and the trustee also may require SLFC to furnish such documents as they from time to time deem necessary to determine that SLFC has complied with the provisions of the SLFC servicing agreement, the student loan purchase agreements and the indenture.

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

     SLFC also agrees to have prepared and submitted to the Secretary of Education and the guarantee agencies any third-party servicer compliance audits and audited financial statements required under the Higher Education Act and the guarantee program regulations relating to SLFC and its servicing of financed FFELP Loans, and any lender compliance audits required under the Higher Education Act, the guarantee program regulations and applicable Alternative Loan Programs relating to the trustee, as the holder of the financed student loans, and the financed student loans. SLFC agrees to provide to EdLinc and the trustee these and various other specified reports and audits.

Administration and Management

     SLFC agrees to perform various administrative activities and obligations on behalf of EdLinc under the SLFC servicing agreement. These include providing all necessary personnel, facilities, equipment, forms and supplies for operating EdLinc's student loan acquisition program in accordance with the indenture; disseminating information on EdLinc's program to lenders and to student financial aid officers and to other persons as necessary; controlling and accounting for the receipt and expenditure of EdLinc's funds in accordance with the resolutions of EdLinc's board of directors and the indenture and maintaining accurate and complete records on all aspects of the program; reviewing all statements and reports to EdLinc required of the trustee, the servicer and the lender in accordance with the provisions of the indenture, the SLFC servicing agreement and the student loan purchase agreements; preparing and submitting to the trustee the monthly servicing reports required to be delivered to the noteholders pursuant to the indenture; and determining and notifying the trustee and auction agent of the Net Loan Rate. SLFC also agrees to prepare for filing, and provide such other assistance as is required by EdLinc to file, any other reports required to be filed by EdLinc under the indenture or under any applicable law, including without limitation, the Higher Education Act and any federal and state securities laws.

Servicing Fees

     The SLFC servicing agreement provides that SLFC will be paid for the performance of its functions under the SLFC servicing agreement, from funds available for such purpose under the indenture, a monthly fee in an amount each month equal to .0875% of the outstanding principal balance of all financed student loans as of the last day of the immediately preceding month. Such fee is required to be paid to SLFC on a monthly basis within fifteen (15) days of receipt by the trustee of a written monthly billing statement from SLFC. If SLFC believes that it is necessary to increase the monthly fee payable under the SLFC servicing agreement, it will provide a written request to EdLinc and the trustee of its need for an increase in such fee, together with all information required under the indenture for the trustee to approve an increase in the fees payable thereunder. SLFC acknowledges in the SLFC servicing agreement that such fee will not be increased unless the conditions for increasing such fees under the indenture have been satisfied.

     SLFC also acknowledges in the SLFC servicing agreement that EdLinc and the trustee contemplate paying all servicing fees payable under the SLFC servicing agreement solely from funds available for such purpose in the Administration Fund created under the indenture, which funds are primarily dependent upon collection by SLFC and receipt by the trustee of payments with respect to the financed student loans. SLFC agrees to continue to be bound by the terms and

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

provisions of the SLFC servicing agreement relating to financed student loans in all respects, and to perform for a period of 120 days its obligations thereunder, regardless of the receipt or non-receipt on a timely basis by it of any payments in respect of servicing fees.

Sub-Servicers

     Under the SLFC servicing agreement, SLFC may enter into sub-servicing agreements with one or more sub-servicers providing for the sub-servicers to perform some or all of the obligations of SLFC with respect to servicing the financed student loans. Pursuant to a sub-servicing agreement, each sub-servicer will agree to service, and perform all other related tasks with respect to, the financed student loans in compliance with applicable standards and procedures. SLFC will be responsible for the performance of its obligations under the SLFC servicing agreement, whether such obligations are performed by SLFC or by a sub-servicer, and SLFC will be responsible for any fees and payments required by the sub-servicer. The prospectus supplement for each series of notes will identify each sub-servicer sub-servicing 10% or more by principal balance of the financed student loans.

Term and Termination

     The term of the SLFC servicing agreement continues for so long as any of the notes remain Outstanding, unless the SLFC servicing agreement is terminated in accordance with its terms. The SLFC servicing agreement may be terminated upon the occurrence of specified events, including the insolvency of SLFC and the failure by SLFC to perform its obligations thereunder.

     SLFC agrees to promptly notify the trustee and EdLinc of any occurrence or condition which constitutes, or which with the passage of time or the giving of notice or both would constitute, an event permitting the termination of the SLFC servicing agreement. SLFC also agrees to continue performing its obligations under the servicing agreement until a successor servicer has been appointed.

Year 2000 Information Systems Procedures

     SLFC utilizes a variety of computer programs and information systems in its daily operations, including its accounting system, its imaging system, and its student loan servicing system. Computer programs and information systems are also utilized by the trustee, each guarantee agency, the Department of Education and other third parties upon which SLFC depends for its programmatic and financial operations or with which it conducts business. Some existing computer programs and information systems utilized by SLFC and such other third parties accept only two digits in date code fields to identify a year in the date fields used for, among other things, calculation and report generation features.

     SLFC has completed its assessment of the computer related activities that are involved in its programmatic and financial operations, including its accounting, loan purchase, loan origination and loan servicing programs and the items required for administration of its programs. The computer programs and information systems, which SLFC utilizes in performing

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

its administrative activities, are generally widely used, commercially available hardware and software or specific programs supplied by vendors. The vendors of these systems have informed SLFC that their systems are either year 2000 compliant or have informed SLFC of the necessary upgrades in releases of their software that are necessary to achieve year 2000 compliance. SLFC has completed upgrades for all releases of those software packages where upgrade is necessary to obtain year 2000 compliance. Failure of the providers of these software packages to be year 2000 compliant would not materially affect SLFC's ability to effectively perform its administrative functions.

     SLFC has surveyed its own student loan servicing software to determine if its systems will be year 2000 compliant before January 1, 2000. SLFC's software has been upgraded to be year 2000 compliant, and has been tested. Based on the testing, minor revisions have been completed. Follow-up has been completed. Also, such software has been tested for interface, data exchanges and end-to-end year 2000 compliance. Follow-up has been completed. SLFC has determined, to the best of its ability, that all necessary software and hardware is year 2000 compliant

     SLFC has been monitoring the year 2000 efforts of its major providers of guarantees in connection with its student loan financings, in particular, Education Assistance Corporation, the Pennsylvania Higher Education Assistance Agency and the Department of Education. Failure of any of these entities to achieve year 2000 compliance could severely impact their ability to provide timely payments to SLFC. Education Assistance Corporation and the Pennsylvania Higher Education Assistance Agency have advised SLFC that they have completed their inventory of current hardware and software products and major software systems, and they have replaced and upgraded hardware and software products which were not year 2000 compliant. According to announcements by the Department of Education, it completed its systems conversion effort with the last system being implemented on March 8, 1999, ahead of the Office of Management and Budget March 31, 1999 deadline. One hundred percent of the Department's 175 systems are either retired (28) or are year 2000 compliant and fully implemented (147).

     SLFC has surveyed its other business partners, such as investment bankers, the trustee, guarantee agencies and lenders with which it does business, to determine their level of year 2000 compliance. No business partner has advised SLFC of any areas of material concern.

     SLFC has not independently verified the assurances provided from the entities with which it conducts business or the vendors that provide software and can itself give no assurances that such entities have accurately assessed their level of compliance and will not subsequently discover areas of non-compliance that will have a material adverse impact on SLFC's operations. SLFC has developed its contingency plans for those systems where year 2000 compliance is essential. SLFC expects to incur no material costs in connection with its year 2000 efforts.

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                         DESCRIPTION OF THE INDENTURE

General

     EdLinc and the trustee will enter into the indenture, under which each series of notes will be issued. The following is a summary of the material terms of the indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the indenture. The indenture will be in substantially the form filed as part of the registration statement of which this prospectus is a part.

     The indenture establishes the general provisions of notes issued by EdLinc thereunder and sets forth various covenants and agreements of EdLinc relating thereto, default and remedy provisions, responsibilities and duties of the trustee and establishes the various funds into which EdLinc's revenues related to the notes are deposited and transferred for various purposes.

Funds and Accounts

Acquisition Fund

     The indenture establishes an Acquisition Fund. With respect to each series of notes, the trustee will, upon delivery to the initial purchasers thereof and from the proceeds thereof, credit to the Acquisition Fund the amount, if any, specified in the supplemental indenture providing for the issuance of such series of notes. The trustee will also deposit in the Acquisition Fund: (1) any funds to be transferred thereto from the Surplus Fund, and (2) any other amounts specified in a supplemental indenture.

     Balances in the Acquisition Fund will be used only for (a) the purchase or origination of Eligible Loans, (b) the redemption of notes which are called for redemption or the purchase of notes as provided in a supplemental indenture, (c) the payment of debt service on the Senior Notes and Other Senior Obligations, or
(d) the payment of the purchase price of any Senior Notes required to be purchased on a Purchase Date or a mandatory tender date. The trustee will make, or authorize any deposit agent to make, payments to the transferor, lenders or SLFC from the Acquisition Fund for the purchase of Eligible Loans, such payments to be made at a purchase price not in excess of 100% of the remaining unpaid principal amount of such Eligible Loan, plus accrued noncapitalized borrower interest thereon, if any, to the date of purchase, reasonable transfer, origination or assignment fees, if applicable, and a premium not to exceed the limitations set forth in the applicable supplemental indenture. The trustee will also make, or authorize the deposit agent to make, payments from the Acquisition Fund for the origination of Eligible Loans.

     Balances in the Acquisition Fund, other than any portion of such balances consisting of student loans, will be (1) transferred to the Note Fund on the last business day preceding any interest payment date, principal payment date or redemption date to the extent required to pay the debt service due on the Senior Notes and any Other Senior Obligations, as described under "Note Fund" below, and (2) after such transfer, if any, to be made pursuant to the preceding clause
(1) has been taken into account, transferred to the Principal Account on any Purchase Date or

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mandatory tender date with respect to Senior Notes, to the extent described under "Note Fund" below. If any amounts have been transferred to the Note Fund pursuant to this paragraph, the trustee will, to the extent necessary to cure the deficiency in the Acquisition Fund as a result of such transfer, transfer to the Acquisition Fund amounts from the Revenue Fund as described below under "Revenue Fund."

     Pending application of moneys in the Acquisition Fund for one or more authorized purposes, such moneys will be invested in investment securities, as described under "Investments" below, and any income from said investments will be deposited in the Revenue Fund.

Revenue Fund

     The indenture establishes a Revenue Fund, which is comprised of two accounts: the Repayment Account and the Income Account. The trustee and any deposit agent will credit to the Revenue Fund:

          (1) all amounts received as interest and principal payments with respect to financed student loans, including all guarantee payments, Interest Subsidy Payments and Special Allowance Payments with respect to financed FFELP Loans,

          (2) unless otherwise provided in a supplemental indenture, proceeds of the resale to a lender or SLFC of any financed student loans pursuant to such lender's or SLFC's repurchase obligation under the applicable student loan purchase agreement,

          (3) all amounts received as income from investment securities in the Acquisition Fund, the Reserve Fund, the Administration Fund, the Surplus Fund and the Note Fund, and

          (4) all amounts to be transferred to the Revenue Fund from the Alternative Loan Guarantee Fund.

The trustee will deposit and credit all such amounts received as payments of principal of financed student loans to the Repayment Account, and all other such amounts to the Income Account.

     Pending transfers from the Revenue Fund, the moneys therein will be invested in investment securities as described under "Investments" below, and any income from said investments will be retained therein.

     Repayment Account. On each Monthly Payment Date and on any other date on which the balance in the Note Fund is not sufficient to pay all amounts payable therefrom on such date, the trustee will transfer the moneys received since the preceding Monthly Payment Date in the Repayment Account as follows:

     . first, to the appropriate party, amounts in respect of moneys previously received from the Secretary of Education or a guarantee agency on financed FFELP Loans for which

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     the Secretary of Education or such guarantee agency has reimbursed itself through withholding payments on other FFELP Loans not financed under the indenture;

  . second, to the Interest Account, to the extent necessary to increase the balance thereof to the amount required for the payment of interest on Senior Notes or Other Senior Obligations payable therefrom;

  . third, to the Principal Account, to the extent necessary to increase the thereof to the amount required for the redemption of Senior Notes or payment of principal or the purchase price of Senior Notes or the payment of Other Senior Obligations payable therefrom;

  . fourth, to the Retirement Account, to the extent and in the manner provided in the indenture with respect to the redemption of Senior Notes from the Retirement Account or the payment of Other Senior Obligations payable therefrom;

  . fifth, to the Acquisition Fund, to the extent described above under "Acquisition Fund;"

  . sixth, to the Interest Account, to the extent necessary to increase the balance thereof to the amount required for the payment of interest on Subordinate Notes or Other Subordinate Obligations payable therefrom;

  . seventh, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required for the payment of principal at stated maturity or the purchase price of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom;

  . eighth, to the Retirement Account, to the extent and in the manner provided in the indenture with respect to the redemption of Subordinate Notes from the Retirement Account or payment of Other Subordinate Obligations payable therefrom;

  . ninth, to the Reserve Fund, to the extent neccessary to increase the balance thereof to the Reserve Fund Requirement;

  . tenth, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required to meet the sinking fund installment with respect to the redemption of Subordinate Notes on the next sinking fund payment date therefor;

  . eleventh, to the Special Redemption and Prepayment Account, to the extent necessary to increase the balance thereof to the Special Redemption and Prepayment Account Requirement with respect to each series of notes;

  . twelfth, to the Alternative Loan Guarantee Fund, the aggregate amount received by the Servicer and deposited in the Revenue Fund with respect to Financed Alternative Student Loans for which a transfer has been made from the Alternative Loan

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     Guarantee Fund, less the aggregate amount transferred to the Alternative
     Loan Guarantee Fund from the Revenue Fund on previous Monthly Payment Dates; and

  .  thirteenth, any remainder to the Surplus Account.

  Income Account. On each Monthly Payment Date and on any other date on which the balance in the Note Fund is not sufficient to pay all amounts payable therefrom on such date, the trustee will, after transferring all amounts received in the Repayment Account pursuant to the preceding paragraph, transfer the moneys received since the preceding Monthly Payment Date in the Income Account, (1) to the extent amounts in the Repayment Account were not sufficient therefor, make any periodic rebate fee payments required to be made to the Secretary of Education in connection with financed FFELP Loans, and (2) transfer the remainder of such moneys as follows:

  . first, to the appropriate party, amounts in respect of moneys previously received from the Secretary of Education or a guarantee agency on financed FFELP Loans for which the Secretary of Education or such guarantee agency has reimbursed itself through withholding payments on other FFELP Loans not financed under the indenture;

  . second, to the Interest Account, to the extent necessary to increase the balance thereof to the amount required for the payment of interest on Senior Notes or Other Senior Obligations payable therefrom;

  . third, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required for the redemption of Senior Notes or payment of principal or the purchase price of Senior Notes or the payment of Other Senior Obligations payable therefrom;

  . fourth, to the Retirement Account, to the extent and in the manner provided in the indenture with respect to the redemption of Senior Notes from the Retirement Account or payment of Other Senior Obligations payable therefrom;

  . fifth, to the Acquisition Fund, to the extent described above under "Acquisition Fund;"

  . sixth, to the Interest Account, to the extent necessary to increase the balance thereof to the amount required for the payment of interest on Subordinate Notes or Other Subordinate Obligations payable therefrom;

  . seventh, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required for the payment of principal at stated maturity or the purchase price of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom;

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  .  eighth, to the Retirement Account, to the extent and in the manner provided in the indenture with respect to the redemption of Subordinate Notes from the Retirement Account or payment of Other Subordinate Obligations payable therefrom;

  . ninth, to the Administration Fund, to extent necessary to increase the balance thereof to such amounts as an authorized officer of EdLinc shall direct for costs and expenses;

  . tenth, to the Reserve Fund, to the extent necessary to increase the balance thereof to the Reserve Fund Requirement;

  . eleventh, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required to meet the sinking fund installment with respect to the redemption of Subordinate Notes on the next sinking fund payment date therefor;

  . twelfth, to the Special Redemption and Prepayment Account, to the extent necessary to increase the balance thereof to the Special Redemption and Prepayment Account Requirement with respect to each series of notes;

  . thirteenth, to the Alternative Loan Guarantee Fund, the aggregate amount received by the Servicer and deposited in the Revenue Fund with respect to Financed Alternative Student Loans for which a transfer has been made from the Alternative Loan Guarantee Fund, less the aggregate amount transferred to the Alternative Loan Guarantee Fund from the Revenue Fund on previous Monthly Payment Dates; and

  .  fourteenth, any remainder to the Surplus Account.

Note Fund

  The indenture establishes a Note Fund, which is comprised of three accounts: the Interest Account, the Principal Account and the Retirement Account. The Note Fund will be used only for the payment when due of principal of, premium, if any, and interest on the Senior Notes and the Subordinate Notes, the purchase price of Senior Notes and Subordinate Notes to be purchased on a Purchase Date or mandatory tender date in accordance with the indenture, Other Indenture Obligations and Carry-Over Amounts (including any accrued interest thereon). The principal of and interest on the Class C Notes are payable from the Surplus Fund.

  Interest Account. The trustee will deposit in the Interest Account (1) that portion of the proceeds from the sale of financed student loans representing accrued interest and Special Allowance Payments, (2) that portion of the proceeds from the sale of EdLinc's bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the Senior Notes or the Subordinate Notes, (3) all counterparty swap payments, (4) all payments under any credit enhancement facilities to be used to pay interest on the notes and
(5) all amounts required to be transferred thereto from the funds and accounts specified in the last sentence of the following paragraph. The moneys in the Interest Account will be invested in investment securities as

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described under "Investments" below, and any income from such investments will be deposited in the Revenue Fund.

     To provide for the payment of interest on Senior Notes or Subordinate Notes on each regularly scheduled interest payment date and all EdLinc swap payments and fees to a credit facility provider payable on such interest payment date, the trustee will make deposits to the Interest Account on each Monthly Payment Date. If, on any interest payment date, including a redemption date or a date that notes are to be purchased that is not a regularly scheduled interest payment date, moneys in the Interest Account are insufficient to pay the accrued interest due on the Senior Notes and Subordinate Notes and all EdLinc swap payments and fees to a credit facility provider payable on such interest payment date or constituting a portion of the purchase price of notes to be so purchased, the trustee will deposit immediately to the Interest Account an amount equal to such deficiency. Each deposit required by this paragraph will be made by transfer from the following funds and accounts, in the following order of priority: the Revenue Fund, the Surplus Fund, other than that portion of the balance consisting of Eligible Loans, the Reserve Fund, the Administration Fund, the Surplus Fund, including any portion of the balance consisting of Eligible Loans, the Retirement Account, the Principal Account and, as to Senior Notes and Other Senior Obligations only, the Acquisition Fund, other than that portion of the balance consisting of student loans; provided that such transfers in respect of Subordinate Notes or Other Subordinate Obligations will be so made from the Principal Account or the Retirement Account only if, and to the extent, any amounts to be so transferred are in excess of the requirements of such accounts with respect to Senior Obligations payable therefrom.

     If, as of any regularly scheduled interest payment date, any Carry-Over Amount, including any accrued interest, is due and payable with respect to a series of notes, as provided in the related supplemental indenture, the trustee will transfer to the Interest Account, to the extent amounts are available therefor in the Surplus Account, after taking into account all other amounts payable from the Surplus Fund on such interest payment date, an amount equal to such Carry-Over Amount, including any accrued interest, so due and payable.

     Apart from transfers to the Principal Account as described under "Principal Account" below, balances in the Interest Account will be applied in the following order of priority:

     . first, to the payment of interest on all Senior Notes, EdLinc swap payments under senior swap agreements and fees payable to senior credit facility providers due on an interest payment date, and if such money is less than such interest and Other Senior Obligations on such interest payment date, such money will be applied, pro rata, among such indebtedness based upon such amounts then owing to Senior Beneficiaries and to be paid from the Interest Account;

     . second, to the payment of interest on all Subordinate Notes, EdLinc swap payments under subordinate swap agreements and fees payable to subordinate credit facility providers due on an interest payment date, and if such money is less than such interest and Other Subordinate Obligations on such interest payment date, such money will be applied, pro rata, among such indebtedness based upon such amounts then owing to Subordinate Beneficiaries and to be paid from the Interest Account;

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     .  third, to the payment of all Carry-Over Amounts, including any accrued interest on Carry-Over Amounts, due and payable on all series of Senior Notes, and if such money is less than such Carry-Over Amounts, including any accrued interest, on an interest payment date, such money will be applied, pro rata, among such Carry-Over Amounts, including any accrued interest, based upon such amounts then otherwise due and payable to Senior Noteholders and to be paid from the Interest Account; and

     . fourth, to the payment of all Carry-Over Amounts, including any accrued interest on Carry-Over Amounts, due and payable on all series of Subordinate Notes, and if such money is less than such Carry-Over Amounts, including any accrued interest, on an interest payment date, such money will be applied, pro rata, among such Carry-Over Amounts, including any accrued interest, based upon such amounts then otherwise due and payable to Subordinate Noteholders and to be paid from the Interest Account.


     Other Indenture Obligations payable from the Interest Account will include reimbursement to any credit facility provider for interest paid on Senior Notes or Subordinate Notes from amounts derived from the related credit enhancement facility, which reimbursement will have the same priority of payment from the Interest Account as the interest so paid.

     Principal Account. The trustee will deposit to the Principal Account: (1) that portion of the proceeds from the sale of financed student loans representing principal thereof, (2) that portion of the proceeds from the sale of EdLinc's bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the Senior Notes and the Subordinate Notes, (3) all payments under any credit enhancement facilities to be used to pay principal of Senior Notes or Subordinate Notes or the purchase price of Senior Notes or Subordinate Notes to be purchased on a Purchase Date or mandatory tender date, and (4) all amounts required to be transferred thereto from the following funds, in the following order of priority: (a) in the case of payment of principal of notes at stated maturity, redemption of Senior Notes called for redemption on a sinking fund payment date or the purchase of notes on a Purchase Date or mandatory tender date, the Revenue Fund, the Surplus Fund, other than that portion of the balance consisting of Eligible Loans, the Reserve Fund, the Administration Fund and the Surplus Fund, including any portion of the balance consisting of Eligible Loans, and (b) in the case of redemption of Subordinate Notes called for redemption on a sinking fund payment date, the Revenue Fund and the Surplus Fund, other than that portion of the balance consisting of Eligible Loans; provided, however, that if principal is payable on Senior Notes at the stated maturity thereof or upon a sinking fund payment date therefor, or the purchase price is payable on Senior Notes on a Purchase Date or mandatory tender date, and money credited to the Principal Account, after the foregoing transfers, is insufficient to pay such principal or purchase price, funds will be transferred, to the extent necessary, to the Principal Account for this purpose, (1) from the Interest Account, but only to the extent that the balance in the Interest Account exceeds any then accrued payments of interest on the Senior Notes, EdLinc swap payments under senior swap agreements and fees owing to senior credit facility providers and (2) thereafter from the Acquisition Fund, other than that portion of the balance thereof consisting of student loans.

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

     To provide for the payment of principal due on the stated maturity of Senior or Subordinate Notes or on a sinking fund payment date for Senior or Subordinate Notes, the trustee will make deposits to the Principal Account on each Monthly Payment Date from amounts available therefor in the Revenue Fund and the other funds referred to above. To the extent there are not available moneys to make any monthly payment with respect to the cumulative sinking fund redemption of Subordinate Notes, subsequent monthly payments will be increased to make up any such deficiency, and to the extent that on any sinking fund payment date the aggregate of such payments actually made as of the next-to-the-last Monthly Payment Date prior to such sinking fund payment date is less than the amount of the sinking fund installment due on such sinking fund payment date, the amount of such deficiency will be added to the amount of the sinking fund installment due on the next sinking fund payment date, and the increased amount thereupon will be deemed to be the amount due for such next sinking fund installment. However, the requirement for payments of cumulative sinking fund installments on Subordinate Notes will not be construed to create an event of default under the indenture in the event of any such deficiency, other than in amounts due with respect to the stated maturity of Subordinate Notes, unless a sinking fund installment of such Subordinate Notes shall not only be due and not applied to the redemption of Subordinate Notes, but also that all contingencies upon the obligation so to apply it as of such time in fact have been satisfied.

     If EdLinc is required to furnish moneys to a depositary to purchase notes on a Purchase Date or mandatory tender date, the trustee will, subject to the applicable provisions of the related supplemental indenture, immediately deposit to the Principal Account moneys sufficient to pay the purchase price thereof.

     Balances in the Principal Account will be applied in the following order of priority:

     . first, to the Interest Account to the extent required (see "Interest Account" above) for the payment of interest on Senior Notes and Other Senior Obligations payable therefrom;

     . second, to the payment of Senior Notes at their stated maturity or on their sinking fund payment date and Other Senior Obligations payable therefrom;

     . third, to the payment of the purchase price of Senior Notes on a Purchase Date or mandatory tender date;

     . fourth, to the Interest Account to the extent required (see "Interest Account" above) for the payment of interest on Subordinate Notes and Other Subordinate Obligations payable therefrom;

     . fifth, to the payment of Subordinate Notes at their stated maturity and Other Subordinate Obligations payable therefrom;

     . sixth, to the payment of the purchase price of Subordinate Notes on a Purchase Date or mandatory tender date; and

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

    . seventh, to the payment of Subordinate Notes on a sinking fund payment date.

    Other Indenture Obligations payable from the Principal Account will include reimbursement to any credit facility provider for principal or the purchase price paid on Senior Notes or Subordinate Notes from amounts derived from the related credit enhancement facility, which reimbursement will have the same priority of payment from the Principal Account as the principal so paid.

    Subject to compliance with the provisions of the indenture described under "Description of the Notes--Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement," balances in the Principal Account may also be applied to the purchase of Senior Notes or Subordinate Notes at a purchase price not to exceed the principal amount thereof plus accrued interest, as determined by EdLinc at such time, provided the trustee will have first certified that no deficiencies exist at such time in the Note Fund. Any such purchase will be limited to those Senior Notes or Subordinate Notes whose stated maturity or sinking fund payment date is the next succeeding principal payment date.

    The moneys in the Principal Account will be invested in investment securities as described under "Investments" below, and any income from such investments will be deposited in the Revenue Fund.

    Retirement Account. The trustee will deposit to the Retirement Account (1) any amounts transferred to the Retirement Account from the Reserve Fund and the Surplus Fund, (2) that portion of the proceeds from the sale of EdLinc's bonds, notes or other evidences of indebtedness, if any, to be used to pay the principal or redemption price of Senior Notes or Subordinate Notes on a date other than the stated maturity thereof or a sinking fund payment date therefor, and (3) all payments under any credit enhancement facilities to be used to pay the redemption price of notes payable from the Retirement Account. All Senior Notes or Subordinate Notes which are to be retired, or the principal of which is to be prepaid, other than with moneys in the Principal Account will be retired or prepaid with moneys deposited to the Retirement Account.

    Balances in the Retirement Account will be transferred to the Interest Account to the extent required (see "Interest Account" above) for the payment of interest on notes and Other Indenture Obligations payable therefrom.

    Other Indenture Obligations payable from the Retirement Account will include reimbursement to any credit facility provider for the redemption price paid on Senior Notes or Subordinate Notes from amounts derived from the related credit enhancement facility, which reimbursement will have the same priority of payment from the Retirement Account as the redemption price so paid.

    Subject to compliance with the provisions of the indenture described under "Description of the Notes--Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement," balances in the Retirement Account, other than any portion thereof to be applied to the mandatory prepayment of principal of any notes, may also be applied to the purchase of Senior

Notes or Subordinate Notes at a purchase price not to exceed the principal amount thereof plus accrued interest plus any then applicable redemption premium, as determined by EdLinc at such time; provided the trustee shall have first certified that no deficiencies exist at such time in the Note Fund.

     The moneys in the Retirement Account will be invested in investment securities as described under "Investments" below, and any income from such investment will be deposited in the Revenue Fund.

Administration Fund

     With respect to each series of notes, the trustee will, upon delivery thereof and from the proceeds thereof, credit to the Administration Fund established under the indenture the amount, if any, specified in the supplemental indenture providing for the issuance of such series of notes. The trustee will also credit to the Administration Fund all amounts transferred thereto from the Revenue Fund and the Surplus Account. Amounts in the Administration Fund will be used to pay costs of issuance, administrative expenses and Note Fees or to reimburse another fund, account or other source of EdLinc for the previous payment of costs of issuance, administrative expenses or Note Fees. Balances in the Administration Fund will also be applied to remedy deficiencies in the Note Fund after transfers thereto from the Revenue Fund, the Surplus Fund, other than that portion of the balance thereof consisting of Eligible Loans, and the Reserve Fund.

     The trustee will transfer and credit to the Administration Fund moneys available under the indenture for transfer thereto from the sources set forth in the following paragraph and in such amounts and at such times as an authorized officer of EdLinc shall direct; provided such officer shall certify that the amounts are required and have been or will be expended within the next 90 days for a purpose for which the Administration Fund may be used and applied.

     Deposits to the Administration Fund will be made from the following sources in the following order of priority:

     . the Income Account after transfers therefrom to the Interest Account, the Principal Account, other than with respect to the payment of sinking fund installments for Subordinate Notes, and the Retirement Account; and

     . the Surplus Account after transfers therefrom to the Interest Account, the Principal Account, other than with respect to the payment of sinking fund installments for Subordinate Notes and the Retirement Account, provided that any such deposit from the Surplus Account will only be made to the extent that portion of the balance thereof not consisting of Eligible Loans is sufficient therefor.

     Pending transfers from the Administration Fund, the moneys therein will be invested in investment securities, as described under "Investments" below, and any income from such investments will be deposited in the Revenue Fund.

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

Reserve Fund

     The Reserve Fund is established under the indenture only for the security of the Senior Beneficiaries and the Subordinate Beneficiaries, and not for the holders of the Class C Notes. Immediately upon the delivery of any series of Senior Notes or Subordinate Notes, and from the proceeds thereof or, at the option of EdLinc, from any amounts to be transferred thereto from the Surplus Fund and from any other available moneys of EdLinc not otherwise credited to or payable into any Fund or Account under the indenture or otherwise subject to the pledge and security interest created by the indenture, the trustee will credit to the Reserve Fund the amount, if any, specified in the supplemental indenture providing for the issuance of that series of notes, such that, upon issuance of such notes, the balance in the Reserve Fund shall not be less than the Reserve Fund Requirement.

     If on any Monthly Payment Date the balance in the Reserve Fund is less than the Reserve Fund Requirement, the trustee will transfer and credit thereto an amount equal to the deficiency from moneys available therefor in the following funds and accounts in the following order of priority: the Repayment Account, the Income Account and the Surplus Fund; provided that any such transfer from the Surplus Fund will only be made to the extent that portion of the balance thereof not consisting of Eligible Loans is sufficient therefor.

     The balance in the Reserve Fund will be used and applied solely for the payment when due of principal and interest on the Senior Notes and the Subordinate Notes and any Other Indenture Obligations and the purchase price of Senior Notes and Subordinate Notes on a Purchase Date or mandatory tender date, and the other purposes specified in the indenture (see "Note Fund" above), and will be so used and applied by transfer by the trustee to the Note Fund, (a) at any time and to the extent that the balance therein and the balances available for deposit to the credit thereof from the Revenue Fund and the Surplus Fund, other than that portion of the balance consisting of Eligible Loans, are insufficient to meet the requirements specified in the indenture for deposit to the Note Fund at such time, provided, however, that such amounts will be applied, first, to the payment of interest on the Senior Notes and Other Senior Obligations payable from the Interest Account, second, to the payment of principal and the purchase price of Senior Notes and Other Senior Obligations payable from the Principal Account, third, to the payment of interest on the Subordinate Notes and Other Subordinate Obligations payable from the Interest Account, and, fourth, to the payment of principal and the purchase price of Subordinate Notes and Other Subordinate Obligations payable from the Principal Account, and (b) at any time when a portion of the balance therein is required to be transferred to the Retirement Account to pay a portion of the redemption price of Senior Notes or Subordinate Notes called for redemption as provided in a supplemental indenture relating thereto. If on any Monthly Payment Date the balance in the Reserve Fund exceeds the Reserve Fund Requirement, such excess will, upon order of an authorized officer of EdLinc, be transferred to the Principal Account, to the extent necessary to make the deposits required to be made to the Principal Account on such Monthly Payment Date, whether or not other moneys are available to make such deposits.

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

  Pending transfers from the Reserve Fund, the moneys therein will be invested in investment securities as described under "Investments" below and any income from such investments will be deposited in the Revenue Fund.

Surplus Fund

  The indenture establishes a Surplus Fund, which is comprised of two accounts: the Special Redemption and Prepayment Account and the Surplus Account. The trustee will deposit to the Surplus Fund balances in the Revenue Fund not required for deposit to any other Fund or Account. Deposits to the Surplus Fund from the Revenue Fund will be credited to the Special Redemption and Prepayment Account to the extent the balance thereof is less than the Special Redemption and Prepayment Account Requirement for each series of notes, and otherwise to the Surplus Account.

  Balances in the Surplus Fund will be applied to the following purposes in the following order of priority:

  . first, to remedy deficiencies in the Interest Account, after transfers thereto from the Revenue Fund, for the payment of interest on Senior Notes or Other Senior Obligations payable therefrom;

  . second, to remedy deficiencies in the Principal Account, after transfers thereto from the Revenue Fund, for the redemption of Senior Notes or the payment of principal or the purchase price of Senior Notes or the payment of Other Senior Obligations payable therefrom;

  . third, to remedy deficiencies in the Retirement Account, after transfers thereto from the Revenue Fund, for the redemption of Senior Notes or the payment of Other Senior Obligations payable therefrom;

  . fourth, to remedy deficiencies in the Interest Account, after transfers thereto from the Revenue Fund, for the payment of interest on Subordinate Notes or Other Subordinate Obligations payable therefrom;

  . fifth, to remedy deficiencies in the Principal Account, after transfers thereto from the Revenue Fund, for the payment of the principal at stated maturity or the purchase price of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom;

  . sixth, to remedy deficiencies in the Retirement Account, after transfers thereto from the Revenue Fund, for the redemption of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom;

  . seventh, to make deposits, but only from the Surplus Account, to the Administration Fund, after transfers thereto from the Revenue Fund, to the extent required pursuant to an order of an authorized officer of EdLinc for costs and expenses;

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

     . eighth, to remedy deficiencies in the Reserve Fund, to the extent that the balance is less than the Reserve Fund Requirement after transfers thereto from the Revenue Fund;

     . ninth, to remedy deficiencies in the Principal Account, after transfers thereto from the Revenue Fund, to meet the sinking fund installment with respect to the redemption of Subordinate Notes on a sinking fund payment date;

     . tenth, to make transfers to the Retirement Account to redeem Senior Notes or Subordinate Notes which are called for redemption or to prepay Senior or Subordinate Notes as provided in a supplemental indenture relating thereto, provided that any such transfers will be made only from balances in the Special Redemption and Prepayment Account; and

     . eleventh, to make deposits, but only from the Surplus Account, to the Interest Account for the payment of Carry-Over Amounts, and accrued interest thereon.

Notwithstanding the foregoing, Balances in the Surplus Fund consisting of Eligible Loans will not be required to be applied (1) pursuant to priorities first through sixth above until after any transfers from the Reserve Fund have been taken into account, and (2) in any event pursuant to priorities seventh through eleventh above. If the Surplus Fund is to be used to make such transfers, transfers will be made, first, from any cash or investment securities included in the Surplus Account or the Special Redemption and Prepayment Account, in that order, and, second, from the proceeds of any sale of student loans included in the Surplus Account.

     Balances in the Special Redemption and Prepayment Account may also be transferred to the Acquisition Fund for the purchase or origination of Eligible Loans as provided in the indenture and as further authorized or limited in a supplemental indenture.

     Subject to compliance with the provisions of the indenture described under "Description of the Notes--Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" and satisfaction of other conditions set forth in the indenture, balances in the Special Redemption and Prepayment Account, other than any portion to be applied to the mandatory prepayment of principal of any notes, may also be transferred to the Note Fund for the purchase of notes.

     Balances in the Surplus Account may, subject to satisfaction of conditions set forth in the indenture, including the requirement that, after taking into account any such payments, the Senior Asset Requirement will be met, also be applied, as determined by EdLinc from time to time, to the payment of principal of or interest on Class C Notes when due or upon the redemption thereof at the option of EdLinc.

     Subject to compliance with the provisions of the indenture described under "Description of the Notes--Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement," balances in the Surplus Account may also be applied to any one or more of the following purposes at any time as determined by EdLinc, provided the trustee will have first certified that no deficiencies exist at such time in the Note Fund, the Reserve Fund or the Special Redemption and Prepayment Account:

          (1) transfer to the Retirement Account for the redemption of Senior Notes or Subordinate Notes called for redemption;

          (2) transfer to the Principal Account or the Retirement Account for the purchase of Senior Notes or Subordinate Notes; or

          (3) upon satisfaction of conditions set forth in the indenture, (a) the acquisition of student loans meeting the requirements of clauses (A)
     (1) and (2) or (B) of the definition of "Eligible Loan"; (b) to reimburse another fund, account or other source of EdLinc for the previous payment of costs of issuance; and (c) for such other purposes as EdLinc shall determine; provided, however, that balances in the Surplus Account will not be applied to any of the purposes specified in the preceding clause (3)(b) or (c) or to the purchase of student loans that are not Eligible Loans unless, after taking into account any such application and excluding, for these purposes only, from the calculation of the value of the Trust Estate, any financed student loans which are not Eligible Loans and any moneys reasonably expected to be needed to be used to pay costs of issuance, Note Fees or administrative expenses, (i) the Senior Percentage will not be less than 112%, or such lower percentage which, if Unenhanced Senior Notes are Outstanding, will not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Senior Notes Outstanding, or, if no Unenhanced Senior Notes are Outstanding but Other Senior Obligations are Outstanding, is acceptable to the Other Senior Beneficiaries, and (ii) the Subordinate Percentage will not be less than 102%, or such lower percentage which, if Unenhanced Subordinate Notes are Outstanding, will not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Subordinate Notes Outstanding, or, if no Unenhanced Subordinate Notes are Outstanding but Other Subordinate Obligations are Outstanding, is acceptable to the Other Subordinate Beneficiaries; and provided, further, that balances in the Surplus Account may be applied to the purchase of Eligible Loans as specified in the preceding clause (3)(a) without satisfying any other condition of this clause (3), to the extent provided in a supplemental indenture.

     The trustee will use its best efforts to sell student loans included in the balance of the Surplus Account at the best price available to the extent necessary to make any transfer or payment therefrom described above. In addition, EdLinc may, at any time, sell to any purchaser (A) one or more Eligible Loans financed with moneys in the Surplus Account at a price not less than 100% of the principal balance thereof plus accrued noncapitalized interest thereon payable by the borrower, or (B) one or more student loans financed with moneys in the Surplus Account that are not Eligible Loans at a price not less than the lesser of 100% of the principal balance thereof or the percentage of the principal balance thereof paid to finance such student loan plus, in either case, accrued noncapitalized interest thereon payable by the borrower. Student loans from time to time held in the Surplus Account may also be purchased at any time with the proceeds of EdLinc's bonds, notes or other evidences of indebtedness, at a purchase price equal to 100% of the principal balance of the student loans so purchased plus accrued noncapitalized

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interest thereon payable by the borrower. Any money received by EdLinc in connection with a sale of financed student loans pursuant to this paragraph will be deposited to the Surplus Account.

     Pending transfers from the Surplus Fund, the moneys therein will be invested in investment securities as described under "Investments" below, and any income from such investments will be deposited in the Revenue Fund.

Alternative Loan Guarantee Fund

     The indenture establishes an Alternative Loan Guarantee Fund. Upon the transfer to the trustee of Alternative Loans pursuant to a transfer agreement, the trustee will deposit an amount to the Alternative Loan Guarantee Fund
specified in the related supplemental indenture.   The trustee will, upon the
purchase of additional Alternative Loans with proceeds of a series of notes, deposit to the Alternative Loan Guarantee Fund with respect to each of these Alternative Loans an amount specified in the related supplemental indenture. It is anticipated that these subsequent deposits would relate to the origination fees, if any, charged in connection with the origination of the Alternative Loans. The trustee will also deposit to the Alternative Loan Guarantee Fund any amounts transferred thereto from the Revenue Fund.

     To the extent, as of the end of any calendar month, any payment on a financed Alternative Loan has not been received within 180 days after the due date therefor, such financed Alternative Loan will be deemed a Liquidated Alternative Loan. The trustee will, on each Monthly Payment Date, transfer from the Alternative Loan Guarantee Fund to the Revenue Fund an amount equal to the unpaid principal balance of and accrued interest on each financed Alternative Loan that became a Liquidated Alternative Loan during the preceding calendar month.

     If on any monthly payment date the balance in the Alternative Loan Guarantee Fund exceeds the principal balance of Alternative Loans held under the Indenture, the trustee shall transfer to the Revenue Fund an amount equal to such excess.

     Pending transfers from the Alternative Loan Guarantee Fund, the moneys therein will be invested in investment securities as described under "Investments" below, and any income from such investments will be retained therein.

Pledge; Encumbrances

     The notes and all Other Indenture Obligations are special, limited obligations of EdLinc specifically secured by the pledge of the proceeds of the sale of notes, until expended for the purpose for which the notes were issued, the financed student loans and the revenues, moneys and securities in the Acquisition Fund, the Note Fund, the Revenue Fund, the Administration Fund, the Reserve Fund, the Alternative Loan Guarantee Fund and the Surplus Fund, in the manner and subject to the prior applications provided in the indenture.
Financed student loans purchased with the proceeds of EdLinc's bonds, notes or obligations or sold to another purchaser, or resold to a lender or SLFC pursuant to its repurchase obligation under a student loan purchase agreement, or sold or exchanged for Eligible Loans in accordance with the provisions of the indenture, are, contemporaneously with receipt by the trustee of the purchase price, no longer pledged to nor serve as security for the payment of the principal of, premium, if any, or interest on, or any Carry-Over Amounts, or accrued interest, with respect to the notes or any Other Indenture Obligations.

     EdLinc agrees that it will not create, or permit the creation of, any pledge, lien, charge or encumbrance upon the financed student loans or the revenues and other assets pledged under the indenture, except only as to a lien subordinate to the lien of the indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of EdLinc, the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the Outstanding notes or as otherwise provided in or permitted by the indenture. EdLinc agrees that it will not issue any bonds or other evidences of indebtedness, other than the notes as permitted by the indenture and other than swap agreements and credit enhancement facilities relating to notes as permitted by the indenture, secured by a pledge of the revenues and other assets pledged under the indenture, creating a lien or charge equal or superior to the lien of the indenture; provided that nothing in the indenture is intended to prevent EdLinc from issuing obligations secured by revenues and assets of EdLinc other than the revenues and other assets pledged in the indenture.

Covenants

     Certain covenants with the holders of the notes and Other Beneficiaries contained in the indenture are summarized as follows:

     Trustee to Hold Financed Student Loans. EdLinc will cause all financed student loans to be endorsed and otherwise conveyed to the trustee on behalf of EdLinc in accordance with the provisions of the applicable student loan purchase agreement or, in the case of any origination of financed student loans, will cause such student loans to be originated in the name of the trustee. The trustee will be the legal owner of all financed FFELP Loans for all purposes of the Higher Education Act and each guarantee program. The trustee will so hold such financed student loans in its capacity as trustee pursuant to the indenture and, in such capacity, will be acting on behalf of EdLinc, as the beneficial owner of such student loans, as well as the holders of the notes and all Other Beneficiaries, as their interests may appear.

     Enforcement and Amendment of Guarantee Agreements. So long as any notes or Other Indenture Obligations are Outstanding and financed FFELP Loans are Guaranteed by a guarantee agency, EdLinc agrees that it (1) will, from and after the date on which the trustee on its behalf shall have entered into the Guarantee Agreement, cause the trustee to maintain the same and diligently enforce the trustee's rights under the Guarantee Agreement, (2) will cause the trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all financed FFELP Loans covered thereby, and
(3) will not consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with the same which in any manner will materially adversely affect the rights of the noteholders or Other Beneficiaries under the indenture.

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

     Acquisition, Collection and Assignment of Student Loans. EdLinc agrees that it will, except as provided with regard to the Surplus Fund (see "Funds and Accounts--Surplus Fund" above), cause the trustee to purchase or originate only Eligible Loans with moneys in any of the funds and, subject to any adjustments referred to in the following paragraph, will diligently cause to be collected all principal and interest payments on all the financed student loans and other sums to which EdLinc is entitled pursuant to any student loan purchase agreement, and all grants, subsidies, donations, insurance payments, Special Allowance Payments and all defaulted payments Guaranteed by any guarantee agency which relate to such financed student loans. EdLinc will also make, or cause to be made by lenders or servicers, every effort to perfect EdLinc's, the trustee's or such lender's or servicer's claims for payment from the Secretary of Education or a guarantee agency, as soon as possible, of all payments related to financed FFELP Loans. EdLinc will cause the trustee to assign such financed FFELP Loans for payment of guarantee or insurance benefits within the time required under applicable law and regulations. EdLinc will cause all United States and state statutes, rules and regulations which apply to financed student loans to be complied with.

     Enforcement of Financed Student Loans. EdLinc agrees that it will cause to be diligently enforced, and cause to be taken all steps, actions and proceedings reasonably necessary for the enforcement of, all terms, covenants and conditions of all financed student loans and agreements in connection therewith, including the prompt payment of all principal and interest payments (as such payments may be adjusted to take into account (1) any discount EdLinc may cause to be made available to borrowers who make payments on financed student loans through automatic withdrawals, and (2) any reduction in the interest payable on financed student loans provided for in any special program under which such loans were originated) and all other amounts due EdLinc or the trustee thereunder. Nothing in the provisions of the indenture described in this paragraph, however, shall be construed to prevent EdLinc from settling a default or curing a delinquency on any financed student loan on such terms as shall be required by law. In addition, EdLinc may cause the trustee to amend the terms of a financed student loan to provide for a different rate of interest thereon to the extent required by law or, if such financed student loan is a Plus or SLS Loan, to effect a reissuance of such Plus or SLS Loan at a variable rate.

     Servicing and Other Agreements. EdLinc may contract with other entities to assist it in performing its duties under the indenture, and any performance of such duties by an entity so identified to the trustee will be deemed to be action taken by EdLinc. EdLinc is required to enter into a servicing agreement providing for the servicing of the financed student loans and performance of its other obligations under the indenture.

     Administration and Collection of Financed Student Loans. EdLinc agrees that all financed student loans will be administered and collected by a servicer selected by EdLinc in a competent, diligent and orderly fashion and in accordance with all requirements of the Higher Education Act, the Secretary of Education, the indenture, the Contract of Insurance, the federal reimbursement contracts, each guarantee program, each Guarantee Agreement and each Alternative Loan Program.

     Books of Account, Annual Audit. EdLinc agrees that it will cause to be kept and maintained proper books of account in which full, true and correct entries will be made, in

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accordance with generally accepted accounting principles, of all dealings or transactions of or in relation to the business and affairs of EdLinc, and within 120 days after the end of each fiscal year will cause such books of account to be audited by an independent accountant. A copy of each audit report, annual balance sheet and income and expense statement showing in reasonable detail the financial condition of EdLinc as at the close of each fiscal year, and summarizing in reasonable detail the income and expenses for such year, including the transactions relating to the funds and accounts, will be filed promptly with the trustee and be available for inspection by any noteholder or Other Beneficiary.

     Punctual Payments. EdLinc agrees that it will duly and punctually pay, or cause to be paid, the principal of, premium, if any, and interest on and any Carry-Over Amount, and accrued interest, with respect to each and every note and each Other Indenture Obligation from the revenues and other assets pledged under the indenture on the dates and at the places, and in the manner provided, in the notes and with respect to each Other Indenture Obligation according to the true intent and meaning thereof, and EdLinc will faithfully do and perform and at all times fully observe and keep any and all of its covenants, undertakings, stipulations and provisions contained in the notes, the Other Indenture Obligations and the indenture.

     Monthly Servicing Reports. EdLinc will prepare, or cause a servicer to prepare, a monthly servicing report for each calendar month and will furnish, or cause to be furnished, to the trustee a copy of each such report by the 25th day of the next calendar month, or the next succeeding business day if such 25th day is not a business day.

     Limitation on Administrative Expenses and Note Fees. EdLinc covenants and agrees that the administrative expenses and Note Fees will not, in any fiscal year, exceed those that are reasonable and necessary in light of all circumstances then existing and will not, in any event, be in such amounts as will materially adversely affect the ability of EdLinc to pay or perform, as the case may be, any of its obligations under the indenture or the security for any Beneficiaries.

     Amendment of Student Loan Purchase Agreements. EdLinc will notify the trustee in writing of any proposed amendments to the student loan purchase agreements. No such amendment will become effective unless and until the trustee consents in writing thereto, which consent will not be given unless the trustee receives an opinion of counsel that such amendment is required by the Higher Education Act or is not to the prejudice of the holders of the notes or Other Beneficiaries.

     Credit Enhancement Facilities and Swap Agreements. EdLinc may from time to time enter into any credit enhancement facilities or swap agreements with respect to any notes of any series; provided that a supplemental indenture is entered into authorizing the execution and delivery of such agreement. See "Supplemental Indentures" below.

     No supplemental indenture will authorize the execution of a swap agreement unless, as of the date EdLinc enters into such swap agreement, the swap counterparty has outstanding obligations rated by each Rating Agency not lower than in its third highest specific rating category, or each Rating Agency has a comparable other rating with respect to such swap counterparty, such as a comparable rating of claims paying ability or deposits. No such swap

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agreement will be designated as a senior swap agreement unless, as of the date
EdLinc enters into such swap agreement, the Senior Asset Requirement will be met and the trustee shall have received written confirmation from each Rating Agency that the execution and delivery of the swap agreement will not cause the reduction or withdrawal of any rating or ratings then applicable to any Outstanding Unenhanced Senior or Subordinate Notes.

     Any supplemental indenture authorizing the execution by EdLinc of a swap agreement or credit enhancement facility may include provisions with respect to the application and use of all amounts to be paid thereunder. No amounts paid under any such credit enhancement facility will be part of the Trust Estate except to the extent, if any, specifically provided in such supplemental indenture and no Beneficiary will have any rights with respect to any such amounts so paid except as may be specifically provided in such supplemental indenture.

No Petition

     The trustee, by entering into the indenture, and each noteholder, by accepting a note, covenants and agrees that it will not at any time institute against EdLinc, or join in any institution against EdLinc of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the notes or the indenture.

Investments

     Moneys from time to time on deposit in the funds and accounts may be invested in one or more of the following investment securities:

     .    Government Obligations;

     . interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with any bank, trust company, national banking association or other depositary institution, including the trustee or any of its affiliates, provided that, at the time of deposit or purchase, if the investment is for a period exceeding one year, such depository institution shall have long-term unsecured debt rated by each Rating Agency not lower than in its highest applicable specific rating category or if the investment is for a period of less than one year, such depository institution shall have short-term unsecured debt rated by each Rating Agency not lower than its highest applicable specific rating category;

     . obligations issued or guaranteed as to principal and interest by any of the following: (a) the Government National Mortgage Association;
          (b) the Federal National Mortgage Association; or (c) the Federal Farm Credit Banks, the Federal Intermediate Credit Banks, the Export-Import Bank of the United States, the Federal Land Banks, the Student Loan Marketing Association, the Federal Financing Bank, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation or the Farmers Home Administration, or any agency or instrumentality of the United States of America which will be established for the purpose of acquiring the obligations of any

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

          of the foregoing or otherwise providing financing therefor, provided that any such obligation described in this clause (c) will either be rated by Fitch IBCA, Inc. or, if not rated by Fitch IBCA, Inc., rated by Moody's, (1) if such obligation has a term of less than one year, not lower than in its highest applicable specific rating category, or
          (2) if such obligation has a term of one year or longer, not lower than in its highest applicable specific rating category;

     . repurchase agreements with banks, which may include the trustee or any of its affiliates, which are members of the Federal Deposit Insurance Corporation or with government bond dealers insured by the Securities Investor Protection Corporation, which such agreements are secured by Government Obligations to a level sufficient to obtain a rating by each Rating Agency in its highest applicable specific rating category, or with brokers or dealers whose unsecured long-term debt is rated by each Rating Agency in its highest applicable specific rating category;

     . any money market fund, including a qualified regulated investment company described in I.R.S. Notice 87-22, rated by each Rating Agency not lower than its highest applicable specific rating category;

     . any debt instrument; provided that such instrument has a term of less than one year, is rated by each Rating Agency not lower than in its highest applicable Specific Rating Category and notice of such investment is given to each Rating Agency;

     . any investment agreement which constitutes a general obligation of an entity whose debt, unsecured securities, deposits or claims paying ability is rated by each Rating Agency, (a) if such investment agreement has a term of less than one year, not lower than in its highest applicable specific rating category, or (b) if such investment agreement has a term of one year or longer, not lower than in its highest applicable specific rating category; and

     . any other investment if the trustee shall have received written evidence from each Rating Agency that treating such investment as an investment security will not cause any rating then applicable to any Outstanding Unenhanced Senior or Subordinate Notes to be lowered or withdrawn or, if no Unenhanced Senior or Subordinate Notes are then Outstanding but Other Indenture Obligations are Outstanding, is acceptable to the Other Beneficiaries entitled to such Other Indenture Obligations.

Reports to Noteholders

     The trustee, in accordance with the indenture, is required to mail a copy of each monthly servicing report to each noteholder of record as of the most recent record date. In addition, Beneficial Owners of the notes may receive such reports, upon written request to the trustee together with a certification that they are Beneficial Owners of the notes.

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

Events of Default

     If any of the following events occur, it is an event of default under the indenture:

          (A) default in the due and punctual payment of any interest on any Senior Note; or

          (B) default in the due and punctual payment of the principal of, or premium, if any, on, any Senior Note; or

          (C) default by EdLinc in its obligation to purchase any Senior Note on a Purchase Date or mandatory tender date therefor; or

          (D) default in the due and punctual payment of any amount owed by EdLinc to any Other Senior Beneficiary under a senior swap agreement or senior credit enhancement facility; or

          (E) if no Senior Obligations are Outstanding, default in the due and punctual payment of any interest on any Subordinate Note; or

          (F) if no Senior Obligations are Outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any Subordinate Note; or

          (G) if no Senior Obligations are Outstanding, default by EdLinc in its obligation to purchase any Subordinate Note on a Purchase Date or mandatory tender date therefor; or

          (H) if no Senior Obligations are Outstanding, default in the due and punctual payment of any amount owed by EdLinc to any Other Subordinate Beneficiary under a subordinate swap agreement or a subordinate credit enhancement facility; or

          (I) if no Senior Obligations or Subordinate Obligations are Outstanding, default in the due and punctual payment of any interest on any Class C Note; or

          (J) if no Senior Obligations or Subordinate Obligations are Outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any Class C Note; or

          (K) default in the performance of any of EdLinc's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Acquisition Fund, the Alternative Loan Guarantee Fund or the Note Fund under the provisions of the indenture and such default shall have continued for a period of 30 days; or

          (L) default in the performance or observance of any other of the covenants, agreements or conditions on the part of EdLinc in the indenture or in the notes contained, and such default shall have continued for a period of 30 days after written notice thereof,

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

     specifying such default, shall have been given by the trustee to EdLinc, which may give such notice in its discretion and will give such notice at the written request of the Acting Beneficiaries Upon Default, or by the holders of not less than 10% in aggregate principal amount of the Outstanding notes to EdLinc and the trustee, provided that, if the default is such that it can be corrected, but not within such 30 days, it will not constitute an event of default if corrective action is instituted by EdLinc within such 30 days and is diligently pursued until the default is corrected; or

          (M)  events of bankruptcy or insolvency of EdLinc.

Remedies

     Whenever any event of default other than that described in paragraph (L) under "Events of Default" above shall have occurred and be continuing, the trustee may (and, upon the written request of the Acting Beneficiaries Upon Default, the trustee shall), by notice in writing delivered to EdLinc, declare the principal of and interest accrued on all notes then Outstanding due and payable.

     Whenever any event of default described in paragraph (L) under "Events of Default" above shall have occurred and be continuing, (1) the trustee may, by notice in writing delivered to EdLinc, declare the principal of and interest on all notes then Outstanding due and payable; and (2) the trustee will, upon the written request of the Acting Beneficiaries Upon Default, by notice in writing delivered to EdLinc, declare the principal of and interest on all notes then Outstanding due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the Acting Beneficiaries Upon Default, by written notice to EdLinc and the trustee, may rescind and annul such declaration and its consequences if:

          (1) There has been paid to or deposited with the trustee by or for the account of EdLinc, or provision satisfactory to the trustee has been made for the payment of, a sum sufficient to pay:

          (A) if Senior Notes or Other Senior Obligations are Outstanding: (i) all overdue installments of interest on all Senior Notes; (ii) the principal of (and premium, if any, on) any Senior Notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Senior Notes; (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Senior Notes at the rate or rates borne by such Senior Notes; (iv) all Other Senior Obligations which have become due other than as a direct result of such declaration of acceleration; (v) all other sums required to be paid to satisfy EdLinc's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Acquisition Fund and the Interest Account under the provisions of the indenture; and (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents

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     and counsel and any paying agents, deposit agents, remarketing agents, depositaries, auction agents and broker-dealers; or

          (B) if no Senior Obligations are Outstanding, but Subordinate Notes or Other Subordinate Obligations are Outstanding: (i) all overdue installments of interest on all Subordinate Notes; (ii) the principal of (and premium, if any, on) any Subordinate Notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Subordinate Notes; (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Subordinate Notes at the rate or rates borne by such Subordinate Notes; (iv) all Other Subordinate Obligations which have become due other than as a direct result of such declaration of acceleration; (v) all other sums required to be paid to satisfy EdLinc's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Acquisition Fund and the Interest Account under the provisions of the indenture; and (vi) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, deposit agents, remarketing agents, depositaries, auction agents and broker-dealers; or

          (C)  if no Senior Obligations or Subordinate Obligations are
     Outstanding: (i) all overdue installments of interest on all Class C Notes and all overdue sinking fund installments for the retirement of Class C Notes; (ii) the principal of, and premium, if any, on, any Class C Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by such Class C Notes;
     (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Class C Notes at the rate or rates borne by such Class C Notes; (iv) all other sums required to be paid to satisfy EdLinc's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund and the Acquisition Fund under the provisions of the indenture; and (v) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any paying agents, deposit agents, remarketing agents, depositaries, auction agents and broker-dealers; and

          (2) All events of default, other than the nonpayment of the principal of and interest on notes or amounts owing to Other Beneficiaries which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

     If an event of default has occurred and is continuing, the trustee may, subject to applicable law, pursue any available remedy by suit at law or in equity to enforce the covenants of EdLinc in the indenture and may pursue such appropriate judicial proceedings as the trustee shall deem most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements in the indenture. The trustee is also authorized to file proofs of claims in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

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     Notwithstanding any other provisions of the indenture, if an "event of default" (as defined therein) occurs under a swap agreement or a credit enhancement facility and, as a result, the Other Beneficiary that is a party thereto is entitled to exercise one or more remedies thereunder, such Other Beneficiary may exercise such remedies, including, without limitation, the termination of such agreement, as provided therein, in its own discretion; provided that the exercise of any such remedy does not adversely affect the legal ability of the trustee or Acting Beneficiaries Upon Default to exercise any remedy available under the indenture.

     If an event of default has occurred and is continuing, and if it shall have been requested so to do by the holders of not less than 25% in aggregate principal amount of all notes then Outstanding or any Other Beneficiary and shall have been indemnified as provided in the indenture, the trustee is obliged to exercise such one or more of the rights and powers conferred by the indenture as the trustee shall deem most expedient in the interests of the Beneficiaries; provided, however, that the trustee has the right to decline to comply with any such request if the trustee shall be advised by counsel that the action so requested may not lawfully be taken or if the trustee receives, before exercising such right or power, contrary instructions from the holders of not less than a majority in aggregate principal amount of the notes then Outstanding or from any Other Beneficiary.

     The Acting Beneficiaries Upon Default have the right to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the indenture; provided that (a) such direction shall not be otherwise than in accordance with the provisions of law and of the indenture; (b) the trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of notes or Other Beneficiaries not taking part in such direction, other than by effect of the subordination of any of their interests thereunder; and (c) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

     Except as may be permitted in a supplemental indenture with respect to an Other Beneficiary, no holder of any note or Other Beneficiary will have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the indenture or for the execution of any trust under the indenture or for the appointment of a receiver or any other remedy under the indenture unless (1) an event of default shall have occurred and be continuing,
(2) the holders of not less than 25% in aggregate principal amount of notes then Outstanding or any Other Beneficiary shall have made written request to the trustee, (3) such Beneficiary or Beneficiaries shall have offered to the trustee indemnity, (4) the trustee shall have thereafter failed for a period of 60 days after the receipt of the request and indemnification or refused to exercise the powers granted in the indenture or to institute such action, suit or proceeding in its own name and (5) no direction inconsistent with such written request shall have been given to the trustee during such 60-day period by the holders of not less than a majority in aggregate principal amount of the notes then Outstanding or by any Other Beneficiary; provided, however, that, notwithstanding the foregoing provisions of the indenture, the Acting Beneficiaries Upon Default may institute any such suit, action or proceeding in their own names for the benefit of the holders of all Outstanding notes and Other Beneficiaries under the indenture.

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

     The trustee, unless it has declared the principal of and interest on all Outstanding notes immediately due and payable and a judgment or decree for payment of the money due has been obtained by the trustee, must waive any event of default and its consequences upon written request of the Acting Beneficiaries Upon Default; provided, however, that there will not be waived (a) any event of default arising from the acceleration of the maturity of the notes, except upon the rescission and annulment of such declaration as described in the third paragraph under this caption "Remedies;" (b) any event of default in the payment when due of any amount owed to any Beneficiary (including payment of principal of or interest on any note) except with the consent of such Beneficiary or unless, prior to such waiver, EdLinc has paid or deposited with the trustee a sum sufficient to pay all amounts owed to such Beneficiary; (c) any event of default arising from the failure of EdLinc to pay unpaid expenses of the trustee, its agents and counsel, and any authenticating agent, paying agents, note registrars, deposit agents, remarketing agents, depositaries, auction agents and broker-dealers as required by the indenture, unless, prior to such waiver, EdLinc has paid or deposited with the trustee sums required to satisfy such obligations of EdLinc under the provisions of the indenture.

Application of Proceeds

     All moneys received by the trustee pursuant to any remedy will, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the trustee with respect thereto, be applied as follows:

          (A) Unless the principal of all the Outstanding notes shall have become or shall have been declared due and payable, all such moneys will be applied as follows:

          . FIRST, to the payment to the Senior Beneficiaries of all installments of principal and interest then due on the Senior Notes and all Other Senior Obligations, and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, to the Senior Noteholders and to each Other Senior Beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the Senior Noteholders first to the payment of interest and thereafter to the payment of principal;

          . SECOND, to the payment to the Subordinate Beneficiaries of all installments of principal and interest then due on the Subordinate Notes and all Other Subordinate Obligations, and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the Subordinate Noteholders and to each Other Subordinate Beneficiary, without any discrimination or preference, and the trustee will apply the amount so apportioned to the Subordinate Noteholders first to the payment of interest and thereafter to the payment of principal; and

          . THIRD, to the payment of the holders of the Class C Notes of all installments of principal and interest, other than interest on overdue principal, then due and payable.

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          (B)  If the principal of all Outstanding notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of the indenture, all such moneys will be applied as follows:

          . FIRST, to the payment to the Senior Beneficiaries of all principal and interest then due on the Senior Notes and all Other Senior Obligations, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Senior Beneficiary over any other Senior Beneficiary, ratably, according to the amounts due, to the persons entitled thereto without any discrimination or preference; and

          . SECOND, to the payment to the Subordinate Beneficiaries of the principal and interest then due on the Subordinate Notes and all Other Subordinate Obligations, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Subordinate Beneficiary over any other Subordinate Beneficiary, ratably, according to the amounts due, to the person entitled thereto without any discrimination or preference, and

          . THIRD, to the payment of the principal and premium, if any, and interest then due and unpaid upon the Class C Notes, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Class C Note over any other Class C Note, ratably, according to the amounts due respectively for principal and interest, and other amounts owing, to the persons entitled thereto without any discrimination or preference.

          (C) If the principal of all Outstanding notes shall have been declared due and payable and if such declaration will thereafter have been rescinded and annulled, then, subject to the provisions described in paragraph (B) above, if the principal of all the Outstanding notes shall later become or be declared due and payable, the money held by the trustee under the indenture will be applied in accordance with the provisions described in paragraph (A) above.

Trustee

     Prior to the occurrence of an event of default under the indenture which has not been cured, the trustee is required to perform such duties and only such duties as are specifically set forth in the indenture. Upon the occurrence and continuation of an event of default, the trustee will exercise the rights and powers vested in it by indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in his own affairs.

     Before taking any action under the indenture, the trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to

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protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct.

     The trustee may at any time resign upon 60 days' notice to EdLinc and to the Beneficiaries, such resignation to take effect upon the appointment of a successor trustee. The trustee may be removed at any time by EdLinc at the request of the holders of a majority in principal amount of notes Outstanding, except during the existence of an event of default under the indenture. No such removal will be effective until the appointment of a successor trustee.

Supplemental Indentures

Supplemental Indentures Not Requiring Consent of Beneficiaries

     EdLinc and the trustee may, from time to time and at any time, without the consent of, or notice to, any of the noteholders or any Other Beneficiary, enter into an indenture or indentures supplemental to the indenture to, among other things:

     . cure any ambiguity or formal defect or omission in the indenture or in any supplemental indenture,;

     . grant to the trustee for the benefit of the Beneficiaries any additional rights, remedies, powers, authority or security;

     . describe or identify more precisely any part of the Trust Estate or subject additional revenues, properties or collateral to the lien and pledge of the indenture;

     . authorize the issuance of a series of notes, subject to the requirements of the indenture (see "Description of the Notes--Issuance of Notes");

     . amend the assumptions contained in the definition of "cash flow projection;"

     . modify the indenture as required by any credit facility provider or swap counterparty, or otherwise necessary to give effect to any credit enhancement facility or swap agreement; provided that no such modifications will be effective (1) if the consent of any noteholders would be required therefor under the proviso described in the next succeeding paragraph and such consent has not been obtained, or (2) the trustee will determine that such modifications are to the prejudice of any Class C Noteholder; or

     . make any other change in the indenture which, in the judgment of the trustee, is not to the prejudice of the trustee or any Beneficiary.

Supplement al Indentures Requiring Consent of Noteholders

     Exclusive of supplemental indentures described in the preceding paragraph, the trustee, upon receipt of an instrument evidencing the consent to the below-mentioned supplemental indenture by: (1) if they are affected thereby, the holders of not less than two-thirds of the

                                       95
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aggregate principal amount of the Outstanding Senior Notes not held by EdLinc or a related person, (2) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the Outstanding Subordinate
Notes not held by EdLinc or a related person, and (3) each other person which must consent to such supplemental indenture as provided in any then outstanding supplemental indenture authorizing the issuance of a series of notes, will join with EdLinc in the execution of such other supplemental indentures for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in the indenture; provided, however, that no such supplemental indenture will permit without the consent of each Beneficiary which would be affected thereby:

     . an extension of the maturity of the principal of or the interest on any note;

     . a reduction in the principal amount, redemption price or purchase price of any note or the rate of interest thereon;

     . a privilege or priority of any Senior Obligation over any other Senior Obligation;

     . a privilege or priority of any Subordinate Obligation over any other Subordinate Obligation;

     .    a privilege or priority of any Class C Note over any other Class C
          Note;

     . a privilege of any Senior Notes over any Subordinate Notes or Class C Notes, or of any Subordinate Notes over any Class C Notes, other than as theretofore provided in the indenture;

     . the surrendering of a privilege or a priority granted by the indenture if, in the judgment of the trustee, to the detriment of another Beneficiary under the indenture;

     . a reduction or an increase in the aggregate principal amount of the notes required for consent to such supplemental indenture;

     . the creation of any lien ranking prior to or on a parity with the lien of the indenture on the Trust Estate or any part thereof, except as expressly permitted in the indenture;

     . any Beneficiary to be deprived of the lien created on the rights, title, interest, privileges, revenues, moneys and securities pledged under the indenture;

     . the modification of any of the provisions of the indenture described in this paragraph; or

     . the modification of any provision of a supplemental indenture which states that it may not be modified without the consent of the holders of notes issued pursuant thereto or any notes of the same class or any Beneficiary that has provided a credit enhancement facility or swap agreement of such class.

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Rights of Trustee

     If, in the opinion of the trustee, any supplemental indenture adversely affects the rights, duties or immunities of the trustee under the indenture or otherwise, the trustee may, in its discretion, decline to execute such supplemental indenture.

Consent of Depositaries, Remarketing Agents, Auction Agents and Broker-Dealers

     So long as any depositary agreement, remarketing agreement, auction agent agreement or broker-dealer agreement is in effect, no supplemental indenture which materially adversely affects the rights, duties or immunities of the depositary, the remarketing agent, the auction agent or the broker-dealer will become effective unless and until delivery to the trustee of a written consent of the depositary, the remarketing agent, the auction agent or the broker-dealer, as the case may be, to such supplemental indenture.

Opinion and Rating Agency Approval Required Prior to Execution of Supplemental Indenture

     No supplemental indenture will be executed unless, prior to the execution thereof, the trustee shall have received written evidence from each Rating Agency that execution and delivery of such supplemental indenture will not adversely affect any rating or ratings then applicable to any of the Outstanding notes.

Discharge of Notes and Indenture

     The obligations of EdLinc under the indenture, and the liens, pledges, charges, trusts, covenants and agreements of EdLinc therein made or provided for, will be fully discharged and satisfied as to any note and such note will no longer be deemed to be Outstanding thereunder

  . when such note shall have been canceled, or shall have been purchased by the trustee from moneys held by it under the indenture; or

  . as to any note not canceled or so purchased, when payment of the principal of and the applicable redemption premium, if any, on such note, plus interest on such principal to the due date thereof, either (a) shall have been made in accordance with the terms of the indenture, or (b) shall have been provided for by irrevocably depositing with the trustee exclusively for such payment, (1) moneys sufficient to make such payment or (2) Government Obligations maturing as to principal and interest in such amount and at such times as will ensure the availability of sufficient moneys to make such payment and, if payment of all then outstanding notes is to be so provided for, the payment of all fees and expenses of the trustee and any other fiduciaries under the indenture.

Notices to Noteholders

     Except as is otherwise provided in the indenture, any provision in the indenture for the mailing of notice or other instrument to holders of notes will be fully complied with if it is

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

mailed by first-class mail, postage prepaid, to each holder of notes outstanding at the address appearing on the note register maintained by the trustee. In addition, whenever notice is to be mailed under the indenture to the holders of notes, the trustee is also, upon request, to mail a copy of such notice to (1) any holder of at least $1,000,000 in aggregate principal amount of the notes, or, in the event less than $1,000,000 in aggregate principal amount of notes is outstanding, the holder of all outstanding notes, in addition to the copy mailed to such holder's address appearing on the note register, at such other address as such holder shall specify in writing to the trustee, and (2) any person that is the Beneficial Owner of a note, as evidenced to the satisfaction of the trustee, at such address as such Beneficial Owner shall specify in writing to the trustee; provided that any defect in or failure to mail any such notice prescribed by this sentence will not affect the validity of any proceedings to be taken, including, without limitation, for the redemption of notes, pursuant to such notice.

Rights of Other Beneficiaries

     All rights of any Other Beneficiary under the indenture to consent to or direct remedies, waivers, actions and amendments thereunder will cease for so long as such Other Beneficiary is in default of any of its obligations or agreements under the swap agreement or the credit enhancement facility by reason of which such person is an Other Beneficiary.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal United States federal income tax consequences resulting from the beneficial ownership of notes by specified persons. This summary does not consider all the possible United States federal tax consequences of the purchase, ownership or disposition of the notes and is not intended to reflect the individual tax position of any beneficial owner. Moreover, except as expressly indicated, it addresses initial purchasers of a note at its issue price, which is the first price to the public at which a substantial amount of the notes in an issue is sold, and does not address beneficial owners that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, purchasers that hold notes or foreign currency as a hedge against currency risks or as part of a straddle with other investments or as part of a synthetic security or other integrated investment, including a conversion transaction, comprised of a note and one or more other investments, or purchasers that have a functional currency other than the U.S. dollar. Except to the extent discussed below under "United States Federal Income Tax Consequences to Non-United States Holders," this summary is not applicable to non-United States persons not subject to United States federal income tax on their worldwide income. This summary is based upon the United States federal tax laws and regulations currently in effect and as currently interpreted and does not take into account possible changes in the tax laws or the interpretations, any of which may be applied retroactively. It does not discuss the tax laws of any state, local or foreign governments. It does not discuss the tax treatment of notes denominated in hyperinflationary currencies or dual currency notes.

     Persons considering the purchase of notes should consult their own tax advisors concerning the United States federal income tax consequences to them in light of their particular situations as well as any consequences to them under the laws of any other taxing jurisdiction.

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

Characterization of the Trust Estate

     In Dorsey & Whitney LLP's opinion, based upon some assumptions and representations of EdLinc, the notes will be treated as debt of EdLinc, rather than as an interest in the financed Eligible Loans and other assets of the Trust Estate, for federal income tax purposes. This opinion will not be binding on the courts or the Internal Revenue Service. It is possible that the Internal Revenue Service could assert that, for purposes of the Internal Revenue Code, the transaction contemplated by this prospectus constitutes a sale of the assets comprising the Trust Estate (or an interest therein) to the noteholders or that the relationship which will result from this transaction is that of a partnership or of an association taxable as a corporation.

     If, instead of treating the transaction as creating secured debt in the form of the notes issued by EdLinc as a corporate entity, the Internal Revenue Service treats the transaction as creating a partnership among the noteholders, the servicer and EdLinc, which has purchased the underlying Trust Estate assets, the resulting partnership would not be subject to federal income tax. Rather, the servicer, EdLinc and each noteholder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the noteholder may differ from the tax consequences set forth in the following summary if the Internal Revenue Service holds that the notes constitute partnership interests rather than indebtedness.

     If, alternatively, the Internal Revenue Service determines that this transaction created an entity other than EdLinc which was classified as a corporation or a publicly traded partnership taxable as a corporation and which was treated as having sold the assets comprising the Trust Estate, the Trust Estate would be subject to federal income tax at corporate income tax rates on the income it derives from the financed Eligible Loans and other assets. Imposition of this corporate income tax would reduce the amounts available for payment to the noteholders. Cash payments to the noteholders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. A similar result would apply if the noteholders were deemed to have acquired stock or other equity interests in EdLinc. However, as noted above, EdLinc has been advised that the notes will be treated as debt of EdLinc for federal income tax purposes.

Characterization of the Notes as Indebtedness

     EdLinc and the noteholders express in the indenture their intent that, for applicable tax purposes, the notes will be indebtedness of EdLinc secured by the Trust Estate. EdLinc and the noteholders, by accepting the notes, have agreed to treat the notes as indebtedness of EdLinc for federal income tax purposes. EdLinc intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

     In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than upon its form or the manner in which it is characterized. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

     EdLinc believes that it has retained the preponderance of the primary benefits and burdens associated with the financed Eligible Loans and other assets comprising the Trust Estate and should therefore be treated as the owner of such assets for federal income tax purposes. If, however, the Internal Revenue Service were to successfully assert that this transaction should be treated as a sale of the Trust Estate assets, the Internal Revenue Service could further assert that the entity created pursuant to the indenture, as the owner of the Trust Estate for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as an association taxable as a corporation.

United States Federal Income Tax Consequences to United States Holders

Payments of Interest

     In general, interest on a note will be taxable to a beneficial owner which is a United States holder of the note. For purposes of the following summary, the term United States holder refers generally to: (1) a citizen or resident of the United States, (2) a corporation created or organized under the laws of the United States or any state, including the District of Columbia, or (3) a person otherwise subject to United States federal income taxation on its worldwide income. Interest will be taxable as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

     Although the matter is not free from doubt, it is anticipated that the notes will be treated as providing for stated interest at qualified floating rates, as this term is defined by applicable Treasury Regulations, and accordingly as having been issued without original issue discount. EdLinc intends to report interest income in respect of the notes in a manner consistent with this treatment. If the Internal Revenue Service were to determine that the notes do not provide for stated interest at qualified floating rates, the notes would be treated as having been issued with original issue discount. In that event, the noteholder would be required to include original issue discount in gross income as it accrues on a constant yield to maturity basis in advance of the receipt of any cash attributable to the income, regardless of whether the holder is a cash or accrual basis taxpayer. We anticipate, however, that even if the notes were treated as issued with original issue discount under these circumstances, the amount which a noteholder would be required to include in income currently under this method would not differ materially from the amount of interest on the note otherwise includable in income.

     Although the matter is also not free from doubt, EdLinc intends to take the position that the Carry-Over Amounts are taxable as interest payments when received or accrued, depending on the noteholder's method of accounting. It is possible, however, that the Internal Revenue

Service could take the position that the Carry-Over Amounts are contingent payments and accordingly that the notes were issued with original issue discount includable in income as it accrues, as described above. If the holder does not ultimately collect the accrued Carry-Over Amounts, the amount of the unpaid Carryover Amounts would first reduce the interest (including any original issue discount) includable in the holder's taxable income for that taxable year, and any excess would be treated as ordinary loss to the extent of prior year interest income inclusions on the note.

Notes Purchased at a Premium

     Under the Internal Revenue Code, a United States holder that purchases a note for an amount in excess of its stated redemption price at maturity may elect to treat this excess as amortizable bond premium. If the holder makes this election, the amount of interest which the United States holder must include in income each year with respect to interest on the note will be reduced by the amount of amortizable bond premium allocable, based on the note's yield to maturity, to that year. If the amortizable bond premium allocable to a year exceeds the amount of interest allocable to that year, the excess would be allowed as a deduction for that year but only to the extent of the United States holder's prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next year. A holder who elects to amortize bond premium must reduce his tax basis in the note as described below under "Purchase, Sale, Exchange and Retirement of the Notes." Any election to amortize bond premium is applicable to all bonds, other than bonds the interest on which is excludable from gross income, held by the United States holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States holder, and may not be revoked without the consent of the Internal Revenue Service.

Notes Purchased at a Market Discount

     A note, other than a note that matures one year or less from the date of issuance, will be treated as acquired at a market discount (a "market discount note") if the amount for which a United States holder purchased the note is less than the note's issue price, unless such difference is less than a specified de minimis amount.

     In general, any partial payment of principal or any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such note. Alternatively, a United States holder of a market discount note may elect to include market discount in income currently over the life of the market discount note. That election applies to all debt instruments with market discount acquired by the electing United States holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

     Market discount accrues on a straight-line basis unless the United States holder elects to accrue such discount on a constant yield to maturity basis. That election is applicable only to the market discount note with respect to which it is made and is irrevocable. A United States holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to the note in an amount not exceeding the accrued market discount on such note until the maturity or disposition of the note.

Purchase, Sale, Exchange and Retirement of the Notes

     A United States holder's tax basis in a note generally will equal its cost, increased by any market discount and original issue discount included in the United States holder's income with respect to the note, and reduced by the amount of any amortizable bond premium applied to reduce interest on the note.
A United States holder generally will recognize gain or loss on the sale, exchange or retirement of a note equal to the difference between the amount realized on the sale or retirement and the United States holder's tax basis in the note. Except to the extent described above under "Notes Purchased at a Market Discount," and except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale, exchange or retirement of a note will be capital gain or loss and will be long-term capital gain or loss if the note was held for more than one year. In the event that the Internal Revenue Service takes the position that the notes were issued with original issue discount as a result of the Carry-Over Amounts, as discussed in "Payments of Interest" above, this gain would be recharacterized as ordinary gain and a portion of the loss would be recharacterized as ordinary loss.

United States Federal Income Tax Consequences to Non-United States Holders

     The following is a general discussion of some United States federal income and estate tax consequences resulting from the beneficial ownership of notes by a non-United States holder, which refers generally to a person other than a United States holder.

     Subject to the discussions of Carry-Over Amounts and backup withholding below, payments of principal, any premium and interest by us or any agent of ours (acting in its capacity as agent) to any non-United States holder will not be subject to United States federal withholding tax, provided, in the case of interest, that (1) the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the non-United States holder is not a controlled foreign corporation for United States tax purposes that is related to us, directly or indirectly, through stock ownership and (3) either (A) the non-United States holder certifies to us or our agent under penalties of perjury that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note certifies to us or our agent under penalties of perjury that such statement has been received from the non-United States holder by it or by another financial institution and furnishes the payor with a copy.

     It is possible that any payments of Carry-Over Amounts may be treated as contingent interest and that the Internal Revenue Service may accordingly take the position that such payments do not qualify for the exemption from withholding described above.

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

     A non-United States holder that does not qualify for exemption from withholding as described above generally will be subject to United States federal withholding tax at the rate of 30%, or lower applicable treaty rate, with respect to payments of interest on the notes.

     If a non-United States holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of this trade or business, the non-United States holder, although exempt from the withholding tax discussed above, provided that such holder timely furnishes the required certification to claim this exemption, may be subject to United States federal income tax on the interest in the same manner as if it were a United States holder. In addition, if the non-United States holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For purposes of the branch profits tax, interest on a note will be included in the earnings and profits of the holder if the interest is effectively connected with the conduct by the holder of a trade or business in the United States. Such a holder must provide the payor with a properly executed Internal Revenue Service Form 4224, or successor form, to claim an exemption from United States Federal withholding tax.

     Any capital gain or market discount realized on the sale, exchange, retirement or other disposition of a note by a non-United States holder will not be subject to United States federal income or withholding taxes if (a) the gain is not effectively connected with a United States trade or business of the non-United States holder and (b) in the case of an individual, the non-United States holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and other conditions are met.

     Notes held by an individual who is neither a citizen nor a resident of the United States for United States federal tax purposes at the time of the individual's death will not be subject to United States federal estate tax, provided that the income from the notes was not or would not have been effectively connected with a United States trade or business of the individual and that the individual qualified for the exemption from United States federal withholding tax, without regard to the certification requirements, described above.

     Recently finalized Treasury Regulations, generally effective for payments made after December 31, 2000, provide alternative procedures to be followed by a non-United States holder in establishing eligibility for a withholding tax reduction or exemption.

     Purchasers of notes that are non-United States holders should consult their own tax advisors with respect to the possible applicability of United States withholding and other taxes upon income realized in respect of the notes.

Information Reporting and Back-up Withholding

     For each calendar year in which the notes are outstanding, we are required to provide the Internal Revenue Service with information, including the holder's name, address and taxpayer identification number, either the holder's Social Security number or its employer identification number, as the case may be, the aggregate amount of principal and interest paid to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to some United States holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

     If a United States holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under reports its tax liability, we, our agents or paying agents or a broker may be required to backup withhold a tax equal to 31% of each payment of interest, principal and any premium on the notes. This backup withholding is not an additional tax and may be credited against the United States holder's federal income tax liability, provided that the holder furnishes the required information to the Internal Revenue Service.

     Under current Treasury regulations, backup withholding and information reporting will not apply to payments of interest made by us or any of our agents (in their capacity as such) to a non-United States holder of a note if the holder has provided the required certification that it is not a United States person as set forth in clause (3) in the first paragraph under "Non-United States Holders" above, or has otherwise established an exemption, provided that neither we nor our agent has actual knowledge that the holder is a United States person or that the conditions of an exemption are not in fact satisfied.

     Payments of the proceeds from the sale of a note to or through a foreign office of a broker will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to those payments if the broker is one of the following:

     .  a United States person,

     .  a controlled foreign corporation for United States tax purposes,

     . a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business or

     . for payments made after December 31, 2000, a foreign partnership with some connections to the United States.

     Payment of the proceeds from a sale of a note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

     Recently finalized Treasury regulations unify current certification procedures and forms relating to information reporting and backup withholding for payments made after December 31, 2000. Among other things, these regulations provide presumptions under which a non-United States holder is subject to information reporting and backup withholding unless we or our agent receives certification from the holder regarding non-United States status.

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

     The federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "United States Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the notes.

                              ERISA CONSIDERATIONS

     ERISA imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408(b) of the Internal Revenue Code (collectively, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in notes of a series without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan which is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules set forth in the Internal Revenue Code.

     In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan,
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively, "Benefit Plans") and persons who have specified relationships to the Benefit Plans ("Parties in Interest" or "Disqualified Persons"), unless a statutory or administrative exemption is available. Certain Parties in Interest, or Disqualified Persons, that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA, or Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available.

     Certain transactions involving the purchase, holding or transfer of notes of a series might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of EdLinc were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of EdLinc would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquires an "equity interest" in EdLinc and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that the notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the notes are treated as an equity interest for such purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if EdLinc or the trustee, or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, some exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers;" PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by "insurance company general account;" PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional assets managers."

     Any ERISA Plan fiduciary considering whether to purchase notes of a series on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the Internal Revenue Code.

                             AVAILABLE INFORMATION

     EdLinc has filed with the SEC a registration statement under the Securities Act with respect to the notes offered hereby. This prospectus and the accompanying prospectus supplement, which forms part of the registration statement, does not contain all the information contained therein. For further information, reference is made to the registration statement which may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington D.C. 20549; and at the SEC's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from the Public Reference Branch of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon the payment of fees prescribed by the SEC. In addition, the registration statement may be accessed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval system at the SEC's site on the World Wide Web located at http:/ /www.sec.gov.

                             REPORTS TO NOTEHOLDERS

     Unless definitive notes are issued for any series of notes, monthly unaudited reports and annual unaudited reports containing information concerning the financed Eligible Loans will be prepared by the servicer and sent on behalf of EdLinc only to Cede, as nominee of DTC and registered holder of the notes but will not be sent to any Beneficial Owner of the notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Notes--Book-Entry Registration" and "Description of the Indenture--Reports to Noteholders."
EdLinc will file with the SEC such periodic reports as are required under the Exchange Act and the rules and regulations of the SEC thereunder. EdLinc intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the EdLinc pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of any series of notes will be deemed to be incorporated by reference into this prospectus and the accompanying prospectus supplement and to be a part hereof. After the initial distribution of the notes by the underwriters, this prospectus will be distributed together with, and should be read in conjunction with, an accompanying supplement to the prospectus. Such supplement will contain the reports described above and generally will include the information contained in the monthly statements furnished to noteholders. See "Description of the Notes--Book-Entry Registration" and "Description of the Indenture--Reports to Noteholders." Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus and the accompanying prospectus supplement to the extent that a statement contained herein or therein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and the accompanying prospectus supplement.

     SLFC, as administrator under the SLFC Servicing and Administration Agreement, will provide without charge to each person to whom a copy of this prospectus and the accompanying prospectus supplement are delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Written requests for such copies should be directed to Mr. Larry Buckmeier, Student Loan Finance Corporation, 105 First Avenue Southwest, Aberdeen, South Dakota 57401, or "larryb@slfc.com" on the Internet. Telephone requests for such copies should be directed to (605) 622-4400.

                              PLAN OF DISTRIBUTION

     The notes will be offered in one or more series and one or more classes through one or more underwriters or underwriting syndicates. The prospectus supplement for each series of notes will set forth the terms of the offering of such series and of each class within such series, including the name or names of the underwriters, the proceeds to EdLinc, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to some dealers, or the method by which the price at which the underwriters will sell the notes will be determined.

     The notes may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to conditions precedent, and such underwriters will be jointly and severally obligated to purchase all of a series of notes described in the related prospectus supplement, if any are purchased. If notes of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of notes of such series.

     The time of delivery for the notes of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                             FINANCIAL INFORMATION

     EdLinc has determined that its financial statements are not material to the offering made hereby. EdLinc will, in each prospectus supplement, include a description of the financed student loans and other assets at the time comprising the Trust Estate, as well as a description of all Outstanding notes and Other Obligations, if any.

                                     RATING

     It is a condition to the issuance and sale of each series and class of notes that they each be rated by at least one nationally recognized statistical rating organization in one its four highest applicable rating categories. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating" in the accompanying prospectus supplement.

                       GLOSSARY OF PRINCIPAL DEFINITIONS

     Set forth below is a glossary of the principal defined terms used in this prospectus.

     "Acting Beneficiaries Upon Default" means:

          (a) at any time that any Senior Obligations are Outstanding: (1) with respect to directing the trustee to accelerate the Outstanding notes upon an event of default under the indenture (other than an event of default described in paragraph (L) under "Description of the Indenture--Events of Default"): (x) the holders of a majority in aggregate principal amount of Senior Notes Outstanding; or (y) (unless the trustee determines that acceleration of the Outstanding notes is not in the overall interest of the Senior Beneficiaries) any Other Senior Beneficiary; (2) with respect to directing the trustee to accelerate the Outstanding notes upon an event of default described in paragraph (L) under "Description of the Indenture-- Events of Default:" (x) the holders of all Senior Notes Outstanding; or (y) (unless the trustee determines that acceleration of the Outstanding notes is not in the overall interest of the Senior Beneficiaries) all Other Senior Beneficiaries; (3) with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default: (x) the holders of a majority in aggregate principal amount of the Senior Notes Outstanding, unless the trustee shall receive conflicting requests or directions from another Other Senior Beneficiary; or (y) any Other Senior Beneficiary, unless the trustee determines that the requested action is not in the overall interest of the Senior Beneficiaries or receives conflicting requests or directions from another Other Senior Beneficiary or the holders of a majority in aggregate principal amount of the Senior Notes Outstanding; and (4) with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of Senior Notes Outstanding or any Other Senior Beneficiary;

          (b) at any time that no Senior Obligations are Outstanding but Subordinate Obligations are Outstanding: (1) with respect to directing the trustee to accelerate the Outstanding notes upon an event of default under the indenture (other than an event of default described in paragraph (L) under "Description of the Indenture--Events of Default"): (x) the holders of a majority in aggregate principal amount of Subordinate Notes Outstanding; or (y) (unless the trustee determines that acceleration of the Outstanding notes is not in the overall interest of the Subordinate Beneficiaries) any Other Subordinate Beneficiary; (2) with respect to directing the trustee to accelerate the Outstanding notes upon an event of default described in paragraph (L) under "Description of the Indenture-- Events of Default:" (x) the holders of all Subordinate Notes Outstanding; or (y) (unless the trustee determines that acceleration of the Outstanding notes is not in the overall interest of the Subordinate Beneficiaries) all Other Subordinate Beneficiaries; (3) with respect to requesting the trustee to exercise rights and powers under the indenture, directing the conduct of proceedings in connection with the enforcement of the indenture and requiring the trustee to waive events of default: (x) the holders of a majority in aggregate principal amount of the Subordinate Notes Outstanding, unless the trustee receives conflicting requests or directions from another

     Other Subordinate Beneficiary; or (y) any Other Subordinate Beneficiary, unless the trustee determines that the requested action is not in the overall interest of the Subordinate Beneficiaries or receives conflicting requests or directions from another Other Subordinate Beneficiary or the holders of a majority in aggregate principal amount of the Subordinate Notes Outstanding; and (4) with respect to all other matters under the indenture, the holders of a majority in aggregate principal amount of Subordinate Notes Outstanding or any Other Subordinate Beneficiary; and

          (c) at any time that no Senior Obligations are Outstanding and no Subordinate Obligations are Outstanding, the holders of a majority in aggregate principal amount of Class C Notes Outstanding.

     "Administrative Cost and Note Fee Rate" means a rate per annum specified for a series of notes relating to administrative expenses and Note Fees to be covered by the return on student loans financed with the proceeds of such series.

     "Alternative Loan Programs" mean one or more of the Alternative Loan Programs that are identified in the related prospectus supplement.

     "Alternative Loans" means loans that are originated under Alternative Loan Programs.

     "Beneficial Owner" means, with respect to a note held in book-entry form, the actual purchaser of such note.

     "Beneficiaries" means, collectively, all Senior Beneficiaries, all Subordinate Beneficiaries and all holders of any outstanding Class C Notes.

     "Carry-Over Amount" means, if and to the extent specifically provided for as such in a supplemental indenture with respect any series of variable rate notes, the amount, if any, by which (a) the interest payable on such series with respect to a given interest period is exceeded by (b) the interest that otherwise would have been payable with respect to such interest period but for a limitation on the interest rate for such interest period based upon the anticipated return on financed student loans, together with the unpaid portion of any such excess from prior interest periods. To the extent required by a supplemental indenture providing for any Carry-Over Amount, interest will accrue on such Carry-Over Amount until paid. Any reference to "principal" or "interest" in the indenture and in the related notes will not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

     "Cedel Bank" means a professional depository incorporated under the laws of Luxembourg which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book-entry.

     "Cedel Bank Participants" means recognized financial institutions around the world that utilize the services of Cedel Bank, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of any series of notes.

     "Claims Rates" means those rates determined by dividing total default claims since the previous September 30 by the total original principal amount of the guarantee agency's guaranteed loans in repayment on such September 30.

     "Class C Notes" means any notes designated in a supplemental indenture as Class C Notes, which are secured under the indenture on a basis subordinate to any Senior Obligations and any Subordinate Obligations.

     "Consolidation Loan" means a student loan made pursuant to Section 428C of the Higher Education Act.

     "Depositories" means DTC, Cedel Bank and Euroclear, collectively.

     "DTC Participants" means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

     "EdLinc" means Education Loans Incorporated, a Delaware corporation.

     "Effective Interest Rate" means, with respect to any financed student loan, the interest rate per annum borne by such financed student loan, after giving effect to all applicable Interest Subsidy Payments, Special Allowance Payments, rebate fees on Consolidation Loans and reductions pursuant to borrower incentives. For this purpose, the Special Allowance Payment rate shall be computed based upon the average of the bond equivalent rates of 91-day United States Treasury Bills, or other appropriate rates, auctioned or otherwise determined during that portion of the then current calendar quarter which ends on the date as of which the Effective Interest Rate is determined.

     "Eligible Loan" means: (A) a FFELP Loan which: (1) has been or will be made to a borrower for post-secondary education; (2) is Guaranteed by a guarantee agency to the extent of not less than ninety-eight percent (98%) of the principal thereof and all accrued interest thereon; (3) is an "eligible loan" as defined in Section 438 of the Higher Education Act for purposes of receiving Special Allowance Payments; and (4) bears interest at a rate per annum not less than or in excess of the applicable rate of interest provided by the Higher Education Act, or such lesser rates as may be approved by each Rating Agency; or (B) any other student loan (including Alternative Loans) if EdLinc shall have caused to be provided to the trustee written advice from each Rating Agency that treating such type of loan as an Eligible Loan will not adversely affect any rating or ratings then applicable to any of the Unenhanced Senior or Subordinate Notes or, if no Unenhanced Senior or Subordinate Notes are then Outstanding but Other Indenture Obligations are Outstanding, the Other Beneficiaries consent to the treatment of such type of loan as an Eligible Loan.

     "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

     "Euroclear Participants" means the participating organizations that utilize the services of Euroclear, including banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Federal Direct Student Loan Program" means the Federal Direct Student Loan Program established by the Higher Education Act pursuant to which loans are made by the Secretary of Education, and any predecessor or successor program

     "Federal Fund" means the federal student loan reserve fund established by each guarantee agency as required by the 1998 Reauthorization Amendments.

     "FFEL Program" means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to specified guidelines, and the repayment of such loans is guaranteed by a guarantee agency, and any predecessor or successor program.

     "FFELP Loans" means student loans made under the FFEL Program.

     "Government Obligations" means direct obligations of, or obligations the full and timely payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America.

     "Guarantee Agreement" means any agreement between a guarantee agency and the trustee providing for the insurance or guarantee by such guarantee agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on financed FFELP Loans acquired by the trustee from time to time.

     "Indenture Obligations" means the Senior Obligations, the Subordinate Obligations and any Class C Notes.

     "Indirect Participants" means organizations which have indirect access to the Securities Depository, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Interest Subsidy Payments" means interest payments on student loans authorized to be made by the Secretary of Education by Section 428(a) of the Higher Education Act.

     "Liquidated Alternative Loan" means a financed Alternative Loan as to which any payment has been delinquent for 180 days or more. Any financed Alternative Loan which becomes a Liquidated Alternative Loan shall cease to be treated as a financed student loan for purposes of valuing the Trust Estate under the indenture.

     "Monthly Payment Date" means the 12th day of each calendar month (or, if such 12th day is not a business day, the next preceding business day); provided that any transfers to be made from the Revenue Fund on a Monthly Payment Date shall, as to amounts therein constituting payments in respect of financed student loans, include only such payments as have been deposited in the Revenue Fund as of the last day of the preceding calendar month.

     "Net Loan Rate" means, with respect to any interest period for a series of notes commencing during a given month, the highest rate of interest per annum, rounded to the next highest .01%, which would not cause the weighted average of the auction rates or LIBOR rates for such interest period and (except in the case of a series of notes having interest periods longer than 45 days) the two preceding interest periods to exceed (1) the average of the weighted average Effective Interest Rate of the financed student loans under the indenture, determined as of the last day of the second, third and fourth preceding months, less (2) the Administrative Cost and Note Fee Rate specified in the supplemental indenture providing for the issuance of such series.

     "1998 Reauthorization Amendments" means the Higher Education Amendments of 1998.

     "Note Fees" means the fees, costs and expenses, excluding costs of issuance, of the trustee and any paying agents, authenticating agent, remarketing agents, depositaries, auction agents, broker-dealers, deposit agents, note registrar or independent accountants incurred by EdLinc in carrying out and administering its powers, duties and functions under (1) its articles of incorporation, its bylaws, the student loan purchase agreements, any servicing agreement, the Guarantee Agreements, the Higher Education Act, any Alternative Loan Program or any requirement of the laws of the United States, as such powers, duties and functions relate to financed student loans, (2) any swap agreements and any credit enhancement facilities (other than any amounts payable thereunder which constitute Other Indenture Obligations), (3) any remarketing agreement, depositary agreement, auction agent agreement or broker-dealer agreement and (4) the indenture.

     "Operating Fund" means the agency operating fund established by each guarantee agency as required by the 1998 Reauthorization Amendments.

     "Other Beneficiary" means an Other Senior Beneficiary or an Other Subordinate Beneficiary.

     "Other Indenture Obligations" means, collectively, the Other Senior Obligations and Other Subordinate Obligations.

     "Other Senior Beneficiary" means a person or entity who is a Senior Beneficiary other than as a result of ownership of Senior Notes.

     "Other Senior Obligations" means EdLinc's obligations to pay any amounts under any senior swap agreements and any senior credit enhancement facilities.

     "Other Subordinate Beneficiary" means a person or entity who is a Subordinate Beneficiary other than as a result of ownership of Subordinate Notes.

     "Other Subordinate Obligations" means EdLinc's obligations to pay any amounts under any subordinate swap agreements and any subordinate credit enhancement facilities.

     "Outstanding" means, with respect to a note or Other Indenture Obligation, that such note or Other Indenture Obligation has not been paid in full or otherwise deemed not to be outstanding under the Indenture as described under "Description of the Indenture--Discharge of Notes and Indenture."

     "Participants" means the participating organizations that utilize the services of the Securities Depository.

     "Plus Loan" means a student loan made pursuant to Section 428B of the Higher Education Act.

     "Purchase Date" means, with respect to a note required to be purchased by or on behalf of EdLinc, at the option of the holder thereof, upon receipt of a purchase demand, the date specified in a purchase demand as the date on which the holder of such note is demanding purchase of such note in accordance with the applicable provisions of the related supplemental indenture, or the next preceding or succeeding business day if such date is not a business day.

     "Rating Agency" means any rating agency that shall have an outstanding rating on any of the notes pursuant to request by EdLinc.

     "Relief Act" means the Taxpayer Relief Act of 1997, as amended.

     "Reserve Fund Requirement" means, at any time, an amount equal to the greater of (1) 2.00% of the aggregate principal amount of Senior Notes and Subordinate Notes then Outstanding, and (2) $500,000; or, as determined upon the issuance of any Senior Notes or any Subordinate Notes, such lesser or greater amount as will not cause any Rating Agency to lower or withdraw any rating on any Outstanding Unenhanced Senior or Subordinate Notes, or, if no Unenhanced Senior or Subordinate Notes are then Outstanding but Other Indenture Obligations are Outstanding and the Reserve Fund Requirement is to be reduced, such lesser amount as is acceptable to the Other Beneficiaries.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Asset Requirement" means that: (a) the Senior Percentage is at least equal to 110% (or such lower percentage specified in a certificate delivered to the trustee which, if Unenhanced Senior Notes are Outstanding, shall not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Senior Notes Outstanding, or, if no Unenhanced Senior Notes are Outstanding but Other Senior Obligations are Outstanding, is acceptable to the Other Senior Beneficiaries), and (b) the Subordinate Percentage is at least equal to 100% (or such lower percentage which, if Unenhanced

Subordinate Notes are Outstanding, shall not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Subordinate Notes Outstanding, or, if no Unenhanced Subordinate Notes are Outstanding but Other Subordinate Obligations are Outstanding, is acceptable to the Other Subordinate Beneficiaries).

     "Senior Beneficiaries" means (1) the holders of any Outstanding Senior Notes, and (2) any senior credit facility provider and any senior swap counterparty entitled to Other Senior Obligations then Outstanding.

     "Senior Notes" means any notes designated in a supplemental indenture as Senior Notes, which are secured under the indenture on a basis senior to any Subordinate Obligations and any Class C Notes, and on a parity with other Senior Obligations.

     "Senior Obligations" means, collectively, the Senior Notes and the Other Senior Obligations.

     "Senior Percentage" means the percentage resulting by dividing the value of the Trust Estate by the sum of (1) the aggregate principal amount of Outstanding Senior Notes plus accrued interest thereon, (2) accrued EdLinc swap payments under senior swap agreements and (3) other payments accrued and owing by EdLinc on Other Senior Obligations.

     "SLFC" means Student Loan Finance Corporation, a South Dakota corporation.

     "SLS Loan" means a student loan made pursuant to former Section 428A of the Higher Education Act.

     "Special Allowance Payments" means special allowance payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

     "Special Redemption and Prepayment Account Requirement" means, with respect to any series of notes, the amount described in the supplemental indenture providing for the issuance thereof.

     "Stafford Loan" means a student loan made pursuant to Section 428 of the Higher Education Act.

     "Subordinate Beneficiaries" means (1) the holders of any Outstanding Subordinate Notes, and (2) any subordinate credit facility provider and any subordinate swap counterparty entitled to any Other Subordinate Obligations then Outstanding.

     "Subordinate Notes" means any notes designated in a supplemental indenture as Subordinate Notes, which are secured under the indenture on a basis subordinate to any Senior Obligations, on a parity with other Subordinate Obligations and on a basis senior to any Class C Notes.

     "Subordinate Obligations" means, collectively, the Subordinate Notes and the Other Subordinate Obligations.

     "Subordinate Percentage" means the percentage resulting by dividing the value of the Trust Estate by the sum of (1) the aggregate principal amount of Outstanding Senior Notes and Subordinate Notes plus accrued interest thereon,
(2) accrued EdLinc swap payments and (3) other payments accrued and owing by EdLinc on Other Indenture Obligations.

     "Trust Estate" means (1) financed student loans and moneys due or paid thereunder after the applicable date of acquisition; (2) funds on deposit in the funds and accounts held under the indenture (including investment earnings thereon); and (3) rights of EdLinc in and to some agreements, including any servicing agreement, the student loan purchase agreements, the transfer agreements and the Guarantee Agreements, as the same relate to financed student loans.

     "Unenhanced" means, with respect to a Senior Note or a Subordinate Note, that the payment of the principal of and interest on such note is not secured by a credit enhancement facility.

     "Unsubsidized Stafford Loan" means a student loan made pursuant to Section 428H of the Higher Education Act.

                                 $126,300,000



                         EDUCATION LOANS INCORPORATED
                                    Issuer



                        Student Loan Asset-Backed Notes
                                 Series 1999-1


                            _______________________

                             Prospectus Supplement
                            _______________________



                             Salomon Smith Barney
                        Banc of America Securities LLC
                                 Underwriters



                               November 30, 1999


     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted

     We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their covers.

     Until February 29, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.